UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Robert A. Bradway
Chairman of the Board, President and Chief Executive Officer

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799

April 8, 2013

DEAR STOCKHOLDER:

You are invited to attend the 2013 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Wednesday, May 22, 2013, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

At this year’s Annual Meeting you will be asked to: (i) elect thirteen directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; (iii) hold an advisory vote to approve our executive compensation; (iv) approve the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, which amends our existing plan to, in part, increase the authorized number of shares issuable under the plan to 104,280,107 shares and which approval will satisfy the stockholder approval requirements for performance-based awards under Section 162(m) of the Internal Revenue Code and (v) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that the election of its nominees for directors, the ratification of its selection of independent registered public accountants, the advisory vote to approve our executive compensation and the approval of the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan are advisable and in the best interests of Amgen and our stockholders. Accordingly, the Board of Directors recommends a vote FOR the election of the thirteen nominees for directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, FOR the advisory vote to approve our executive compensation and FOR approval of the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on March 25, 2013. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. We are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to certain of our stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may submit your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may submit your proxy by completing and mailing the proxy card enclosed with the proxy statement, or you may submit your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 22.

Sincerely,

Robert A. Bradway

Chairman of the Board,

President and Chief Executive Officer

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013

TO THE STOCKHOLDERS OF AMGEN INC.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc., a Delaware corporation, will be held on Wednesday, May 22, 2013, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362, for the following purposes:

1.

To elect thirteen directors to the Board of Directors of Amgen for a term of office expiring at the 2014 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. Robert A. Bradway, Mr. François de Carbonnel, Dr. Vance D. Coffman, Mr. Robert A. Eckert, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Tyler Jacks, Dr. Gilbert S. Omenn, Ms. Judith C. Pelham, Mr. Leonard D. Schaeffer and Dr. Ronald D. Sugar;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote to approve our executive compensation;

4.

To approve our proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, which amends our existing 2009 Equity Incentive Plan to, in part, increase the authorized number of shares issuable under the plan to 104,280,107 shares (an increase of 17,100,000 shares), and which approval will satisfy the stockholder approval requirements for performance-based awards under Section 162(m) of the Internal Revenue Code; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 25, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

April 8, 2013

PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2013 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2013 Annual Meeting of Stockholders

Date and Time:	Wednesday, May 22, 2013 at 11:00 A.M.

Location:	Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362

Record Date:	March 25, 2013

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 8, 2013 to our stockholders.

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Election of Thirteen Director Nominees to the Board of Directors (page 9)	FOR each Director Nominee
Ratification of Selection of Independent Registered Public Accountants (page 17)	FOR
Advisory Vote to Approve Our Executive Compensation (page 18)	FOR
Approval of our Proposed Amended and Restated 2009 Equity Incentive Plan (page 21)	FOR

Corporate Governance Highlights

•

The independent members of our Board of Directors, or Board, elected Vance D. Coffman, as our lead independent director with specific and significant duties. We have active participation by all directors, including the twelve independent director nominees. We believe that the current structure of our Board best positions us to benefit from the respective strengths of our Chief Executive Officer and lead independent director. (page 41)

•

Twelve of our thirteen director nominees (all directors except our CEO) meet the criteria for independence of The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC. Additionally, all members of the Audit Committee, Compensation and Management Development Committee, Corporate Responsibility and Compliance Committee and Governance and Nominating Committee are independent. (page 41)

•	Our independent directors meet privately on a regular basis.

•	The Amended and Restated Bylaws of Amgen Inc. provide for a majority voting standard for uncontested director elections.

•	We hold an annual advisory vote to approve our executive compensation. (page 18)

•	We have significant stock ownership requirements (increased in 2012 such that our CEO is required to own six times his annual salary).

2012 Financial Highlights

•	Our stock price increased from $64.21 to $86.20 per share during 2012, with a one-year total shareholder return, or TSR, of 36% and a three-year TSR of 56%.

•

We returned $4.7 billion to our stockholders through stock repurchases equal to approximately 8% of our Common Stock outstanding as of December 31, 2012 and $1.1 billion of cash to our stockholders through dividends.

•	Since the initiation of our first dividend in July 2011, we have raised the dividend twice over the previous quarterly amount by an average of 30%.

•	We grew revenues by 11% over 2011 to $17.3 billion in 2012.

•	We grew adjusted net income by 5% to $5.1 billion(1) in 2012.

•	Our year-over-year adjusted earnings per share growth is 22%.(2)

Executive Compensation Highlights (page 51)

•

We executed on a successful succession plan in 2012, including Robert A. Bradway, our former Chief Operating Officer and President, succeeding Kevin W. Sharer as our Chief Executive Officer, or CEO, in May 2012.

•

Each element of direct compensation for our executive officers in 2012 was targeted at market median, with target equity awards reduced from the 75th to the 50th percentile, or median, of our peer group.

•	As a result, the current CEO’s total target compensation is reduced by 28% from the previous total target compensation of our former CEO.

•	Our equity award pay mix is 80% performance units and 20% time-vested restricted stock units.

•	The three-year performance units granted in 2012 are earned exclusively based on our TSR compared with the average of the TSRs of our peer group.

•

Annual cash incentive award payments for 2012 were earned based on our financial and operational performance against targets. Financial goals of revenues and adjusted net income were each weighted 30%, and various operational goals relating to “Deliver the Best Pipeline” and “Reach More Patients Through Growth Opportunities” were each weighted 20%.

(1)	Adjusted net income is as reported in our Form 8-K dated as of January 23, 2013.
(2)	See Appendix A for a reconciliation of adjusted EPS measure presented.

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2013 Annual Meeting of Stockholders, or Annual Meeting, to be held on Wednesday, May 22, 2013, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 8, 2013 to all stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Stockholder Meeting to Be Held on May 22, 2013.

This proxy statement, our 2012 annual report and our other proxy materials are available at: www.amstock.com/ProxyServices/Amgen. At this website, you will find a complete set of the following proxy materials: notice of 2013 annual meeting of stockholders; proxy statement; 2012 annual report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of thirteen directors to serve on our Board for a term of office expiring at the 2014 annual meeting of stockholders;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	The advisory vote to approve our executive compensation;

•	The approval of the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, or Amended Plan, which amends our existing 2009 Equity Incentive Plan to, in part, increase the authorized number of shares issuable under the plan to 104,280,107 shares (an increase of 17,100,000 shares), and which approval will satisfy the stockholder approval requirements for performance-based awards under Section 162(m) of the Internal Revenue Code; and

•	Any other business as may properly come before the Annual Meeting.

Who Can Vote

The Board has set March 25, 2013 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001 par value per share, or Common Stock, as of the close of business on March 25, 2013. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 25, 2013, there were 749,321,909 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder.    If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may submit a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Shares Held in Street Name.     If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 21, 2013. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 25, 2013 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the thirteen nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2014 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	FOR the advisory vote to approve our executive compensation; and

•	FOR the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation or the approval of our proposed Amended Plan.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors.    We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain” for each nominee. Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instruction from the beneficial owner. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors.    The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Advisory Vote on Executive Compensation.    The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Amgen Inc. Amended and Restated 2009 Equity Incentive Plan.    The approval of our proposed Amended Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. A “majority of the votes cast” means that the number of votes “for” the approval of our proposed Amended Plan exceeds the number of votes cast “against” the proposed Amended Plan. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as “for” or “against” the approval of our proposed Amended Plan and thus will have no effect on the proposal.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained AST Phoenix Advisors to assist in the solicitation of proxies for a fee of approximately $150,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Attendance at the Annual Meeting

To attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 25, 2013. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.amstock.com/ProxyServices/Amgen.

You must bring certain documents with you to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s Common Stock as of the close of business on March 25, 2013. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 25, 2013.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 25, 2013, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 25, 2013.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 25, 2013 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 25, 2013.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 25, 2013, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 25, 2013.

ITEM 1

ELECTION OF DIRECTORS

Under the Amgen Inc. Restated Certificate of Incorporation and the Amended and Restated Bylaws of Amgen Inc., the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. On December 31, 2012, Kevin W. Sharer retired from service on our Board, and on December 13, 2012, Robert A. Eckert was appointed to serve on our Board. Admiral J. Paul Reason will not be standing for re-election to the Board at the 2013 Annual Meeting of Stockholders, or Annual Meeting. Effective as of the Annual Meeting, the Board will fix the authorized number of directors at thirteen. Effective January 1, 2013, the independent members of our Board elected Vance D. Coffman as our lead independent director with specific and significant duties as discussed under “Corporate Governance” in this proxy statement. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated each of the current directors set forth below to stand for re-election, or in the case of Mr. Eckert, to stand for initial election by our stockholders, in each case for a one-year term expiring at our 2014 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Nominee	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
Dr. David Baltimore	75	1999	X	X
Mr. Frank J. Biondi, Jr.	68	2002	C		X	X
Mr. Robert A. Bradway	50	2011			C		X
Mr. François de Carbonnel	66	2008	X	X
Dr. Vance D. Coffman	69	2007		C	X	X	X
Mr. Robert A. Eckert	58	2012	X					X
Dr. Rebecca M. Henderson	52	2009		X				X
Mr. Frank C. Herringer	70	2004		X	X	C	C
Dr. Tyler Jacks	52	2012		X				X
Dr. Gilbert S. Omenn	71	1987	X					X
Ms. Judith C. Pelham	67	1995	X					X
Mr. Leonard D. Schaeffer	67	2004			X	X		C
Dr. Ronald D. Sugar	64	2010		X		X

“C” indicates Chair of the committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations in Appendix B. There are no family relationships among any of our directors or among any of our directors and our executive officers.

DAVID BALTIMORE

Dr. David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore has been a director of Regulus Therapeutics Inc., a biopharmaceutical company, since 2008, serving on its Nominating and Governance Committee. Dr. Baltimore was a director of BB Biotech, AG, a Swiss investment company, from 2004 to March 2011 and served as a director of MedImmune, Inc., a privately-held antibody formulation company, from 2003 to 2007. He has also been a member of the board of directors of Immune Design Corp. (formerly Vaccsys), a privately-held vaccine company of which he is a founder, since 2008. Also in 2008, he became a founder of Calimmune, Inc., a privately-held company developing a stem-cell HIV/AIDS therapy, and serves as Chairman of the board of directors.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director and member of the Board of Scientific Counselors of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research, a member of the Human Genome Organisation and a member of the scientific advisory board of Immune Design Corp.

The Board concluded that Dr. Baltimore should serve on the Board because Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

FRANK J. BIONDI

Mr. Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Vice President of Time Inc. from 1978 to 1984 and Chairman and Chief Executive Officer of its subsidiary Home Box Office, Inc. from 1982 to 1984, and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005, Hasbro, Inc., a toy and games company, since 1999, Seagate Technology, a manufacturer of hard disk drives, since 2005 and RealD Inc., a global licensor of three-dimensional technologies, since July 2010. He serves on the Compensation and Nominating and Governance Committees of Hasbro, on the Compensation and Finance and Strategic and Financial Transactions Committees of Seagate Technology and on the Compensation and Audit Committees of RealD. Mr. Biondi serves as the lead director of RealD. From 2008 until May 2010, Mr. Biondi was a director of Yahoo! Inc., a provider of Internet services, serving on its Compensation Committee. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc., a mountain resort operator, and The Seagram Company, a liquor and spirits company.

The Board concluded that Mr. Biondi should serve on the Board due to Mr. Biondi’s experience as chief executive officer of many large, public companies and his current role with WaterView Advisors which provide valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

ROBERT A. BRADWAY

Mr. Robert A. Bradway has served as our director since October 2011 and Chairman of the Board since January 1, 2013. Mr. Bradway has been our President since May 2010 and Chief Executive Officer since May 2012. From May 2010 to May 2012, Mr. Bradway served as our Chief Operating Officer. Mr. Bradway joined Amgen in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from April 2007 to May 2010. Prior to joining Amgen, he was a Managing Director and Head of International Banking at Morgan Stanley in London since 2001 where he had responsibility for the firm’s banking department and corporate finance activities in Europe and focused on healthcare.

Mr. Bradway has been a director of Norfolk Southern Corporation, a transportation company, since July 2011, serving on its Audit and Finance Committees.

The Board concluded that Mr. Bradway should serve on the Board due to Mr. Bradway’s knowledge of all aspects of our business, combined with his leadership and management skills having served as our President and Chief Operating Officer and formerly our Chief Financial Officer. During this time, Mr. Bradway provided strong leadership through a variety of challenges and this positions him well to serve as a director and provides the Board with a knowledgeable perspective with regard to the Company’s products and operations.

FRANÇOIS DE CARBONNEL

Mr. François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a director of Thomson S.A., a French multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee throughout his tenure as a director, and as non-executive Chairman of the Board from April 2008 to April 2009. He has also been a director and President of the Remuneration and Nominating Committee of Pages Jaunes S.A., a French company which publishes directories and internet band advertising, since 2004. Mr. de Carbonnel has been a director of a number of funds managed by Ecofin, a privately-held investment management firm that provides discretionary fund management services and advice to institutions, utilities and infrastructure industries since 2004 and of Mazars Group, a privately-held international organization specializing in audit, accountancy, tax, legal and advisory services since December 2011, where he also serves as chair of the Audit Committee. Mr. de Carbonnel has been a director of Groupe Foncier de L’ile de France (GFI), a privately-held French real estate company since 1995. Mr. de Carbonnel became the Chairman of Woodside Holdings Investment Management Pte. Ltd., a non-listed Singapore-based fund management company, in 2012. Mr. de Carbonnel was a director of Quilvest S.A., a Luxembourg company which provides wealth management and private equity services, from 2006 to 2012.

Mr. de Carbonnel was the Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and its Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He has been a member of the business board of advisors of the Carnegie Mellon Tepper School of Business since 1984. Mr. de Carbonnel is a French citizen and resides in Europe.

The Board concluded that Mr. de Carbonnel should serve on the Board because Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting companies as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

VANCE D. COFFMAN

Dr. Vance D. Coffman is our lead independent director. Dr. Coffman has been a director of 3M Company, a consumer and office products and services company, since 2002 and he has been a director of Deere & Company, a farm and construction machinery company, since 2004. He serves on the Nominating and Governance Committee and chairs the Compensation Committee of 3M Company and serves on the Corporate Governance and Executive Committees and chairs the Compensation Committee of Deere & Company. Dr. Coffman was also director of Bristol-Myers Squibb Company, a pharmaceutical company, and a member of its Audit, Governance and Compliance Committees, from 1998 to 2007.

Dr. Coffman was the Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, an aerospace and defense company, from 1998 to 2005, and was ex officio member of all board committees. From 1997 to 1998, he was Vice Chairman of the Board and Chief Executive Officer of Lockheed Martin. He is currently on the Board of Trustees of the Naval Postgraduate School Foundation, the Advisory Board of Stanford University and the Board of Governors of the Iowa State University Foundation. Dr. Coffman has been a Member of the National Academy of Engineering since 1997 and a Fellow of the American Institute of Aeronautics and Astronautics and the American Astronautical Society since 1989 and 1997, respectively.

The Board concluded that Dr. Coffman should serve on the Board as during his service as Chairman of the Board and Chief Executive Officer of Lockheed Martin, Dr. Coffman acquired important leadership and management skills that provide insight into the operations of our Company and the challenges of managing a complex organization.

ROBERT A. ECKERT

Mr. Robert A. Eckert has served as a director of our Company since December 2012. Mr. Eckert was first identified to the Governance and Nominating Committee as a potential director candidate by Kevin W. Sharer. Mr. Eckert was the Chief Executive Officer of Mattel, Inc., having held this position from 2000 through December 2011. He was President and Chief Executive Officer of Kraft Foods, Inc. from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992.

Mr. Eckert was Chairman of the Board of Mattel, Inc., a toy design, manufacture and marketing company, from 2000 through December 31, 2012. He has been a director of McDonald’s Corporation, a company which franchises and operates McDonald’s restaurants in the global restaurant industry, since 2003, serving as the Chair of the Compensation Committee and a member of the Executive and Governance Committees. Mr. Eckert also has served as a director of Levi Strauss & Co., a privately-held jeans and casual wear manufacturer, since 2010. Mr. Eckert is on the Dean’s Advisory Board of the Kellogg Graduate School of Management and serves on the Eller College National Board of Advisors at the University of Arizona.

The Board concluded that Mr. Eckert should serve on our Board because of Mr. Eckert’s recent and long-tenured experience as a Chief Executive Officer of large public companies, his broad international experience in marketing and business development and his valuable leadership experience.

REBECCA M. HENDERSON

Dr. Rebecca M. Henderson has been the John and Natty McArthur University Professor at Harvard University since September 2011 and has been on the faculty of the Harvard Business School serving as the

Senator John Heinz Professor of Environmental Management since July 2009. Prior to this, she was a professor of management at MIT for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., a company which develops and commercializes technology-based products and services for veterinary, food and water applications, since 2003, serving on its Finance Committee and chairing its Nominating and Governance Committee.

Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer, and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately-held facility solutions company. In May 2011, Dr. Henderson was appointed to the U.S. Department of Commerce Innovation Advisory Board which was established as a result of the America COMPETES Reauthorization Act of 2010 signed into law by President Obama on January 4, 2011 and which guided a study of U.S. economic competitiveness and innovation to help inform national policies at the heart of U.S. job creation and global competitiveness. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals, and sits on the editorial board of Research Policy, a multi-disciplinary journal. Dr. Henderson received an undergraduate degree from the Massachusetts Institute of Technology and a doctorate from Harvard University.

The Board concluded that Dr. Henderson should serve on the Board because Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

FRANK C. HERRINGER

Mr. Frank C. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V. in 1999, subsequently serving on Aegon’s Executive Board for one year and he is currently a director of Aegon U.S. Holding Corporation, a position he has held since 1999. Mr. Herringer has been a director of The Charles Schwab Corporation, a brokerage and banking company, since 1996, serving on its Compensation, Nominating and Corporate Governance Committees, and of Safeway Inc., a food and drug retailer, since 2008, serving on its Executive Compensation and Executive Committees and chairing its Nominating and Corporate Governance Committee. He is also currently a director of Cardax Pharmaceuticals, Inc., a privately-held biotechnology company, and sat on the Board of Trustees of the California Pacific Medical Center, a privately-held not-for-profit academic medical center, from 1983 until 2009. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Director’s Exchange. Mr. Herringer received an undergraduate degree and master of business administration from Dartmouth College.

The Board concluded that Mr. Herringer should serve on the Board due to Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board which developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

TYLER JACKS

Dr. Tyler Jacks joined the Massachusetts Institute of Technology in 1992 and is currently the David H. Koch Professor of Biology and director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer. Dr. Jacks has been an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, since 2002. Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since May 2009, and serves on its Strategy and Finance Committee, Science and Technology Committee and scientific advisory board. Dr. Jacks was a founder of T2 Biosystems, Inc., a privately-held biotechnology company, since 2006. Dr. Jacks serves on numerous scientific advisory boards including Epizyme, Inc., a privately-held biopharmaceutical company, since 2007 and Aveo Pharmaceuticals Inc., a cancer therapeutics company, since 2001. Dr. Jacks was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer Institute with respect to the National Cancer Program, in October 2011. Dr. Jacks was a director of the Massachusetts Institute of Technology’s Center for Cancer Research from 2001 to 2008 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the Institute of Medicine in 2009.

The Board concluded that Dr. Jacks should serve on the Board due to Dr. Jacks’ extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher and service on several scientific advisory boards. His expertise in the field of oncology, which includes pioneering the use of technology to study cancer-associated genes and to construct animal models of many human cancer types, is evidenced by his appointment to the National Cancer Advisory Board and by his numerous awards for cancer research. Dr. Jacks’ scientific knowledge and thorough understanding of our industry positions him to provide valuable insights into the scientific activities of our Company.

GILBERT S. OMENN

Dr. Gilbert S. Omenn has been Professor of Internal Medicine, Human Genetics and Public Health and Director of the Center for Computational Medicine and Bioinformatics at the University of Michigan since 1997. From 1997 to 2002, he was the Chief Executive Officer of the University of Michigan Health System and Executive Vice President of the University of Michigan for Medical Affairs. Previously he was a professor of medicine and of environmental health and Dean of the School of Public Health and Community Medicine at the University of Washington, as well as a senior member of the Fred Hutchinson Cancer Research Center. He has been an affiliate faculty member of the Institute for Systems Biology in Seattle since June 2009.

Dr. Omenn is a director of Etubics Corporation, a privately-held, early-stage bio-pharmaceutical company developing targeted immunotherapies and vaccine products, since 2012. Dr. Omenn was a director of Rohm & Haas Co., a manufacturer of specialty chemicals (now a wholly-owned subsidiary of The Dow Chemical Company) from May 1987 until March 2009, where he served on the Audit, Nominating, and Sustainability Committees, and of OccuLogix, Inc., an early-stage eye disease therapy company, from 2005 until 2008, serving on its Finance and Compensation Committees. Dr. Omenn has been a member of the scientific advisory boards of: Motorola, Inc., an electronics and equipment company, from 1998 to December 2010; Galectin Therapeutics, Inc. (formerly Pro-Pharmaceuticals Inc), an early-stage pharmaceutical company, since July 2009; Compendia Biosciences, Inc., a privately-held bioinformatics firm, since February 2007 until October 2012 when they were acquired by Life Technologies Corporation; InnoCentive Innovation, Inc., a privately-held open innovation and crowdsourcing company, since 2006, and Armune BioSciences, Inc. a privately-held early-stage in vitro diagnostic company, since February 2008, as well as a director of the latter.

Dr. Omenn’s civic, scientific and non-profit leadership roles include serving as a director of the Harvard Medical Alumni Association, Hastings Center, the Center for Public Integrity, the U.S. Civilian R&D Foundation CRDF-Global, Population Services International, Center for Naval Analysis (CNA) and the Salzburg Global Seminar. Previously, he served as a director of United Way, the Fred Hutchinson Cancer Research Center, and the American Association for the Advancement of Science. Earlier he served as Associate Director of the Office of Science and Technology Policy and Associate Director of the Office of Management and Budget in the Executive Office of the President of the United States from 1977 to 1981 and Chair of the Presidential/Congressional Commission on Risk Assessment and Risk Management from 1994 to 1997. Dr. Omenn has received several honors and awards and has published many significant papers, reviews and books.

The Board concluded that Dr. Omenn should serve on the Board due to Dr. Omenn’s broad scientific, medical and research experience, including his leadership roles at the University of Michigan and the University of Washington, which provides perspectives on the requirements and behaviors of the medical community as well as special insight into the research and development, risk management, and compliance activities of our Company.

JUDITH C. PELHAM

Ms. Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest Catholic healthcare systems in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services, a network of hospitals, home care and ambulatory services, from 1982 to 1992, and the Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980.

Ms. Pelham has been a director of Health Care REIT, Inc., a public real estate investment trust for senior living and health care real estate, since May 2012 and serves on its Compensation, Planning and Investment Committees. Ms. Pelham was a director of Zoll Medical Corporation, a medical products and software solutions company, from February 2011 to April 2012 when it became a wholly owned subsidiary of Asahi Kasei Group. Ms. Pelham was a director of Eclipsys Corporation, a healthcare IT solutions company, from 2009 to August 2010 when it merged with AllScripts and was a member of its Compensation Committee. In addition, from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit, Finance, and Buildings and Grounds and Campus Life Committees and chairs the Information Technology Committee.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform.

The Board concluded that Ms. Pelham should serve on the Board due to Ms. Pelham’s career as an executive leader at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, provide an understanding of the nation’s healthcare system, the patient populations served by our Company’s products and the operations of our Company.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer has been a Senior Advisor for TPG Capital, a private investment firm, since 2006 and a partner at North Bristol Partners LLC, a privately-held consulting company since 2006. From 2007 to 2011, Mr. Schaeffer served as the Chairman of the Board of Surgical Care Affiliates, LLC, a privately-held company operating a national network of ambulatory surgical centers and surgical hospitals. From November 2004 to November 2005, Mr. Schaeffer served as Chairman of the Board of WellPoint, Inc., then the largest health insurance company in the United States created by the combination of WellPoint Health Networks, Inc. and Anthem, Inc. From 1992 until 2004, Mr. Schaeffer served as Chairman of the Board and Chief Executive Officer of WellPoint Health Networks, Inc. He was a director of Allergan, Inc., a specialty pharmaceutical company, from 1993 to May 2011, serving as Chair of its Organization and Compensation Committee and as a member of its Corporate Governance Committee, and serves as a director of Quintiles Transnational Corp., a privately-held clinical research and consulting services company, since 2008, serving as Chair of its Corporate Governance and Compliance Committee and on its Audit Committee. Mr. Schaeffer was a director of the National Institute for Health Care Management from 1993 to 2006 and served on its Advisory Board from 2006 to 2012.

Mr. Schaeffer has been the Chairman of the Board, from 1989 to 2004, and Chief Executive Officer, from 1986 to 2002, of Blue Cross of California, President and Chief Executive Officer of Group Health, Inc., a health maintenance organization, from 1983 to 1986, Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae) from 1980 to 1982, and Administrator of the Centers for Medicaid and Medicare Services, or CMS (formerly the Health Care Financing Administration), from 1978 to 1980. Prior to CMS, Mr. Schaeffer was employed by the Department of Health and Human Services in 1978, the Illinois Bureau of the Budget from 1975 to 1976 and the Illinois Department of Mental Health from 1972 to 1975. Mr. Schaeffer was named the Judge Widney Professor and Chair at the University of Southern California in 2007 and serves on the board of The Brookings Institution, the RAND Corporation and the board of fellows of Harvard Medical School. Mr. Schaeffer is also a member of the Institute of Medicine of the National Academy of Sciences.

The Board concluded that Mr. Schaeffer should serve on the Board as Mr. Schaeffer’s career as a chief executive officer of health insurance organizations such as Blue Cross and WellPoint, as well as his experience with and insight gained into government reimbursement programs while with CMS, provide a deep understanding of the nation’s healthcare system, healthcare industry, private and public reimbursement programs and the operations of our Company.

RONALD D. SUGAR

Dr. Ronald D. Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global security company, having held these posts from 2003 through 2009. He was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President, Chief Operating Officer and director of Litton Industries, Inc., a developer of military products, from 2000 until 2001, and Chief Financial Officer of TRW, Inc., an aerospace, automotive and credit reporting company, from 1994 to 1996, and President and Chief Operating Officer of TRW Aerospace, a developer of missile systems and spacecraft, from 1998 to 2000. He is a senior advisor to Ares Management LLC, a privately-held asset manager and registered investment advisor, and a senior advisor to Northrop Grumman Corporation, both since 2010.

Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005, and chairs its Audit Committee. Dr. Sugar has also been a director of Apple Inc., a manufacturer and seller of, among other things, personal computers, mobile communication and media devices since 2010 and of Air Lease Corporation, an aircraft leasing company, since 2010. Dr. Sugar chairs the Audit and Finance Committee of Apple, chairs the Compensation Committee of Air Lease, and serves on the Air Lease Governance Committee. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, member of UCLA Anderson School of Management Board of Visitors, director and Executive Committee member of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

The Board concluded that Dr. Sugar should serve on our Board because Dr. Sugar’s board and senior executive-level expertise, including his recent experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, technology and finance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE THIRTEEN NAMED NOMINEES.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2013, and the Board has further directed that management submit this selection for ratification by the stockholders at our 2013 Annual Meeting of Stockholders. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by the Amgen Inc. Restated Certificate of Incorporation, the Amended and Restated Bylaws of Amgen Inc., or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

ITEM 3

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

This advisory stockholder vote, commonly known as “Say on Pay,” gives you as a stockholder the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, you are being asked to vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis and related compensation tables and the narrative in this proxy statement.

Our executive compensation program is designed to achieve the following objectives:

•	Pay for performance in a manner that strongly aligns with stockholder interests by rewarding both our short- and long-term measurable performance.

•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success.

•	Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value.

•	Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success.

Our 2012 Executive Compensation Was Aligned With Our Performance:

•

Stockholder Alignment – Strong One-year and Three-year Total Shareholder Return.    Our stock price increased from $64.21 to $86.20 per share during 2012, reflecting strong stock price appreciation of approximately 34% and a one-year total shareholder return, or TSR, of 36% including the impact of our dividends, versus our peer group average of 19% and the Standard & Poor’s 500 average of 13%. Our three-year TSR is 56%.

•

Given our strong relative TSR for the 2010-2012 performance period, where we ranked third of fourteen companies (Amgen and our 2010 peer group), 144.1% of target performance units were earned for the performance period that ended in 2012; due to the approximate 133.7% effect of the TSR multiplier on the 2010 financial performance measures (revenues and adjusted earnings per share, or EPS) for which we performed at approximately 107.8% of target.

•

Return of Significant Capital to Our Stockholders.    Our strong balance sheet in 2012 permitted us to return to our stockholders $4.7 billion through stock repurchases equal to approximately 8% of our Common Stock outstanding as of December 31, 2012 and $1.1 billion of cash to our stockholders through dividends. Since the initiation of our first dividend in July 2011, we have raised the dividend twice over the previous quarterly amount by an average of 30%.

•

Strong Financial and Operational Performance.    Our solid performance in 2012 grew revenues by 11% over 2011 to $17.3 billion and grew adjusted net income by 5% to $5.1 billion.(1) Our year-over-year adjusted EPS grew 22%(2) in 2012.

•

We exceeded our maximum goals for 2012 revenues and adjusted net income, the two pre-established financial measures under our annual cash incentive award program, which contributed to payment of 205.3% of target opportunity under this program. These financial measures represented 60% weighting with performance at 225% of target opportunity, while various operational goals relating to “Deliver the Best Pipeline” and “Reach More Patients

(1)	Adjusted net income is as reported in our Form 8-K dated as of January 23, 2013.
(2)	See Appendix A for a reconciliation of adjusted EPS measure presented.

Through Growth Opportunities” each represented 20% weighting, with performance at 175.8% and 175.6% of target opportunity, respectively.

•

Our New CEO’s Compensation is Aligned with Median.    Robert A. Bradway, our former Chief Operating Officer and President, succeeded Kevin W. Sharer as Chief Executive Officer, or CEO, on May 23, 2012 as part of the Company’s CEO succession plan. There is no separation agreement with Mr. Sharer and no employment agreement with Mr. Bradway.

•

Mr. Bradway’s total target compensation in the role of CEO reflects the shift in our compensation philosophy to target the median of our peer group for all elements of compensation and to provide LTI equity award grants that are primarily performance-based. Our Compensation and Management Development Committee, or Compensation Committee, set our current CEO’s total target cash compensation 28% lower than the previous total target cash compensation of our former CEO and slightly below the median of our peer group due to this being Mr. Bradway’s first year in the CEO position. Mr. Bradway’s target annual cash incentive award opportunity was 130% of base salary and his base salary was $1.4 million. By comparison, Mr. Sharer’s ending target annual cash incentive award opportunity was 150% of base salary and his base salary was $1.8 million.

Our 2012 Say on Pay Vote and Engagement With Our Stockholders:

We enhanced our stockholder outreach program, which we continued throughout 2012 and in 2013, and our say on pay vote in 2012 had 87.17% stockholder support. While pleased with this outcome, we believe it is important to continue engaging our stockholders. To further enhance our understanding of the perspective of our investors, since our 2012 annual meeting of stockholders, we have engaged in outreach to stockholders comprising approximately 50% of our outstanding shares and have had fulsome discussions with stockholders owning over 37% of our outstanding shares. The feedback from our stockholders is reviewed by our Compensation Committee. We have made a number of compensation changes as a result of the discussions with our stockholders over the past two years. For 2012 compensation:

•

We reduced our benchmarking from the 75th percentile to the 50th percentile, or median, of our peer group for grants of LTI equity awards and now all of our compensation elements are targeted at the 50th percentile.

•

We significantly increased the percentage of equity compensation that is performance-based such that 80% of our LTI equity awards are performance units and earned based on our relative three-year TSR performance.

•

We rebalanced our peer group to include Allergan, Inc. and Celgene Corporation, two companies among those in our industry with which we compete for executive talent and provide greater balance with our peer group in terms of market capitalization and revenues.

Our stockholder outreach efforts will continue with plans to reach out to top institutional holders after the filing of this proxy statement, as well as through our executive compensation website accessible at www.amgen.com/executivecompensation that we initiated in 2008 and invites all of our stockholders to fill out a survey to provide feedback directly to the Compensation Committee regarding our executive compensation philosophy, policies, programs and practices.

Board Recommends a Vote “FOR” Our Executive Compensation:

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders and is earned primarily based on the performance of our Company. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2014 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 4

APPROVAL OF OUR PROPOSED AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

We are asking you to approve the proposed Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, or Amended Plan, which is an amendment and restatement of – and successor to – the Amgen Inc. 2009 Equity Incentive Plan, as approved by our stockholders on May 6, 2009, or the 2009 Plan. Our Board of Directors, or Board, has adopted, subject to stockholder approval, the Amended Plan on March 6, 2013, which authorizes equity and cash awards to members of our Board, and the employees and consultants of Amgen, its subsidiaries and affiliates. We believe that equity incentive awards are critical to attracting and retaining the most talented employees in our industry. Stockholder approval of the proposed Amended Plan will allow us to continue to provide these important incentives.

Material Changes to 2009 Plan

The Amended Plan would implement the following material changes to the 2009 Plan, subject to our stockholders’ approval:

•

Increase the number of shares of our Common Stock that may be authorized for grant pursuant to awards under the 2009 Plan by 17,100,000 shares, from 87,180,107 shares to 104,280,107 shares (plus any shares granted under our prior plan awards that are added back to the Amended Plan’s authorized pool pursuant to the replenishment provisions described herein). As of March 1, 2013, there were approximately 47,033,953 shares remaining available for future awards under the 2009 Plan, which gives effect to our annual equity grants to our executive management (comprised of Senior Vice Presidents and above) made in January 2013 and further gives effect to the payout of shares underlying performance units earned for the 2010-2102 performance period.(1)

•

Incorporate certain changes to the share counting provision to reflect that shares withheld to pay for tax obligations with respect to “full value” awards and repurchases of restricted shares will be available for issuance again under the Amended Plan. Full value awards are awards settled in shares, excluding stock options and stock appreciation rights.

•

Consistent with the current terms of our outstanding performance units, require that dividends and dividend equivalents payable in connection with performance-based awards will only be paid to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•	Provide the administrator with discretion to allow for automatic exercises of certain “in-the-money” stock options and stock appreciations rights shortly prior to the expiration of their term.

•	Eliminate certain performance criteria that may be used to award “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Stockholder Approval Requirement

The Amended Plan will become effective upon approval of the Amended Plan by our stockholders at the 2013 Annual Meeting of Stockholders, or Annual Meeting. Unless and until our stockholders approve the Amended Plan, we will continue to grant awards under the terms of the 2009 Plan, as approved by our stockholders on May 6, 2009, and from the shares available for issuance under the 2009 Plan, without regard to the amendment and restatement being proposed in this Item 4. Accordingly, if the Amended Plan is not approved by our stockholders, we may continue to grant performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code under the terms of the 2009 Plan until

(1)

For presentation purposes, the shares issued in March 2013 underlying performance units earned for the 2010-2012 performance period ending December 31, 2012 have been subtracted from the available pool under the Amended Plan as of March 1, 2013.

our 2014 annual meeting of stockholders, based on our stockholders’ previous approval of the 2009 Plan on May 6, 2009, and we expect that, absent stockholder approval of the proposal set forth in this Item 4, we will seek stockholder approval of the performance criteria under the 2009 Plan at the 2014 annual meeting of stockholders.

Stockholder approval of the Amended Plan is necessary in order for us to (i) meet the stockholder approval requirements of The NASDAQ Stock Market, or NASDAQ, (ii) take tax deductions for certain compensation resulting from awards granted under the Amended Plan that may be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and (iii) grant incentive stock options, or ISOs, under the Amended Plan. Under our current practice, we no longer grant ISOs, although we may choose to grant ISOs in the future.

Specifically, approval of the Amended Plan will constitute approval of the performance criteria set forth in the Amended Plan pursuant to the stockholder approval requirements of Section 162(m) of the Internal Revenue Code, which will enable us to award performance-based compensation within the meaning of Section 162(m) through our 2018 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Amended Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code relating to ISOs.

Compensation and Governance Best Practices

The Amended Plan authorizes the grant of equity-based compensation in the form of restricted stock units, performance-based awards, dividend equivalents, stock options, stock appreciation rights, restricted stock, stock payments and deferred stock awards, as well as cash-based awards, for the purpose of providing the members of our Board and our employees and consultants compensation, incentives and rewards for performance. Similar to the 2009 Plan, the Amended Plan both continues and enhances a broad range of compensation and governance best practices, with some of the key features as follows:

•

Limitations on Grants. The maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year is 4,000,000 (subject to adjustment for certain equity restructurings and other corporate transactions).

•

No Repricing or Replacement of Stock Options or Stock Appreciation Rights. Without stockholder approval, we may not amend any option or stock appreciation right to reduce the exercise price or replace any stock option or stock appreciation right with cash or any other award when the price per share of the stock option or stock appreciation right exceeds the fair market value of the underlying shares, in each case except with respect to any Substitute Award (as defined in “—Size of Share Pool; Limitations On Awards and Shares Available—Replenishment Provisions” below).

•

Dividends or Dividend Equivalents Not Payable on Performance-Based Awards Until Vesting. Consistent with the terms of our outstanding performance units that provide for dividend equivalents, the Amended Plan amends the 2009 Plan to require that dividends and dividend equivalents payable in connection with performance-based awards will only be paid out to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•

No In-the-Money Stock Option or Stock Appreciation Right Grants. Stock options and stock appreciation rights may not be granted with an exercise or base price less than the fair market value, generally the closing price, of our Common Stock on the date of grant.

•

Section 162(m) Qualification. The Amended Plan, like the 2009 Plan, is designed to allow the Company to grant awards under the Amended Plan that may be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, including equity awards and incentive cash bonuses.

•	Independent Administration. The Compensation and Management Development Committee, or Compensation Committee, of our Board, which consists of only non-employee directors, or another committee of our Board, generally administers the Amended Plan, while our Board administers the Amended Plan with respect to awards granted to our non-employee directors.

•

Clawback Right. The Administrator has the right to provide in the terms of any award, program or clawback or recoupment policy that awards granted under the Amended Plan shall be forfeited and any proceeds or gains paid to us if the holder engages in any activity in competition with us or which is inimical, contrary or harmful to our interests, our financials are materially restated and the economic benefit to the holder would have been lower if calculated based on the restated results or for any other reason required under applicable law.

Significant Historical Award Information

•

Broad-Based Granting.    All of our full-time employees are eligible to receive equity award grants, as determined by the plan Administrator. At present, approximately 18,000 worldwide employees and thirteen non-employee directors are eligible to receive equity award grants under the 2009 Plan. Currently, no consultants receive equity award grants under the 2009 Plan.

•	Alignment of Named Executive Officer Interests with Stockholder Interests. Equity awards represent 70-75% of the direct total compensation of our named executive officers.

•

Share Pool.    As of March 1, 2013, approximately 47,033,953 shares are available for issuance under the 2009 Plan without giving effect to the proposed additional 17,100,000 share increase under the Amended Plan. Shares that are subject to full value awards granted under the 2009 Plan are counted against the total share limit as 1.9 shares for every one (1) share granted, whereas shares that are subject to awards of stock options or stock appreciation rights are counted against the total share limit as one (1) share for every one (1) share granted. This fungible share counting continues under the Amended Plan.

•

Outstanding Awards under the 2009 Plan.    Beginning in fiscal year 2010, we have granted predominantly restricted stock units and performance units that vest on the basis of continued service and/or attainment of long-term performance goals. These types of awards enable us to reduce our gross burn rate and limit dilution by granting a fewer number of shares relative to the number of stock options that had been granted in prior years. As of March 1, 2013, there were outstanding under the 2009 Plan: 5,981,055 stock options; 8,842,491 restricted stock units (including 43,303 related dividend equivalents) and 5,591,791 performance units (at target level) (including 37,480 related dividend equivalents) and includes the payout of shares underlying the performance units earned for the 2010-2102 performance period(1), and 47,033,953 shares remaining available for issuance under the 2009 Plan.

Key Historical Equity Metrics

•	Our gross burn rate has decreased over the last three fiscal years.

•

While our net burn rate has increased over the last year, the increase is largely attributable to stock repurchases (net of issuances under our stock-based compensation plans), which have reduced outstanding shares of Common Stock by approximately 24% since 2009 and approximately 5% in 2012.

•

Based on our historical usage and presuming stockholder approval of this proposal, we estimate that the shares reserved for issuance under the Amended Plan would be sufficient for approximately five to six years, assuming we continue to grant awards consistent with our historical usage and current practices, and noting that future circumstances or market or other conditions may result in a different outcome.

(1)

For presentation purposes, the shares issued in March 2013 underlying the performance units earned for the 2010-2012 performance period ending December 31, 2012 have been subtracted from the available pool under the Amended Plan as of March 1, 2013.

•	The following table shows how the key equity metrics have changed over the past three fiscal years under the 2009 Plan:

Key Equity Metrics	2012	2011	2010	3-Year Average (2010-2012)
Shares subject to awards granted during year, counted on 1:1 basis (1)	6.95 million	8.80 million	11.75 million	9.17 million
Shares subject to awards granted during year, counted using fungible share counting formula (2)	13.15 million	14.68 million	16.31 million	14.71 million
Gross burn rate during year (3)	0.90%	0.97%	1.23%	1.03%
Net burn rate during year (4)	0.62%	-0.24%	0.19%	0.19%
Dilution at end of year (5)	8.12%	10.81%	11.20%	10.04%
Overhang at end of year (6)	3.65%	5.95%	6.30%	5.30%

(1)	Reflects total gross number of shares subject to equity awards granted during the fiscal year, and does not reflect subsequent forfeitures or cancellations.

(2)

Reflects number of shares that are used during the fiscal year under the 2009 Plan based on the awards granted (see footnote 1) and the fungible share counting provisions that require each RSU, performance unit and dividend equivalent to count as 1.9 shares, and each stock option to count as one share, against the pool of shares available under the 2009 Plan.

(3)

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and does not reflect subsequent forfeitures or cancellations.

(4)

Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.

(5)

Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(6)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Background for the Current Request to Increase the Share Reserve

In its determination to recommend that the Board approve the Amended Plan, the Compensation Committee reviewed the analysis prepared by Frederick W. Cook & Co., Inc., or Cook & Co., its independent compensation consultant, the foregoing burn rate, dilution and overhang metrics, peer group market practices and trends, and the cost of the Amended Plan, including the estimated shareholder value transfer cost. The Compensation Committee and the Board also considered that stockholder approval of the 2009 Plan would be required no later than the date of our 2014 annual meeting of stockholders for the Compensation Committee to have discretion to grant awards, including our performance units, which may be intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, preserving the deductibility of such performance-based awards for federal income tax purposes.

SUMMARY OF THE AMENDED PLAN

Equity-based compensation has been a major component of our compensation programs. Our Board believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The principal features of the Amended Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended Plan itself. The Amended Plan is attached to this proxy statement as Appendix C. You are encouraged to read the Amended Plan in its entirety.

Purpose

The purpose of the Amended Plan is to promote our success and enhance our value by linking the individual interests of the members of our Board, our employees and our consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Amended Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of our Board, our employees, and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. The Amended Plan is designed to enable us to grant performance-based equity and cash awards that may be intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Size of Share Pool; Limitation on Awards and Shares Available

As of March 1, 2013, there are 47,033,953 total shares remaining available for issuance under the 2009 Plan, subject to the replenishment provisions described below. If our stockholders approve the Amended Plan, the number of shares reserved for issuance will be increased by 17,100,000 authorized shares.

As of its effective date of May 6, 2009, the 2009 Plan authorizes the issuance of 87,180,107 shares of our Common Stock, subject to the replenishment provisions described below.(1) After our stockholders approved the 2009 Plan on May 6, 2009, the following equity plans, or Prior Plans, were terminated as to future awards: the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan; the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan; the Amgen Inc. Amended and Restated 1999 Incentive Stock Plan; the Amgen Limited Sharesave Plan; the Amgen Limited 2000 U.K. Company Employee Share Option Plan and the Amgen Technology Ireland Irish Tax Approved Share Plan.

Similar to the 2009 Plan, shares that are subject to awards of stock options or stock appreciation rights granted under the Amended Plan will be counted against this limit as one (1) share for every one (1) share granted, and shares that are subject to full value awards will be counted against this limit as 1.9 shares for every one (1) share granted.

Subject to certain permitted adjustments, the number of shares authorized for grant as ISOs will be no more than the total number of shares authorized for grant under the Amended Plan. The shares of our Common Stock covered by the Amended Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Replenishment Provisions.    Consistent with the 2009 Plan, the Amended Plan provides that if (i) any shares subject to an award under the Amended Plan are forfeited or expire or an award under the Amended Plan is settled for cash or (ii) any shares subject to an award granted after December 31, 2008 under any Prior Plan are forfeited or expire or an award under any Prior Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. Each share subject to any such forfeited or expired stock option or stock appreciation right is

(1)

The 2009 Plan originally authorized (i) 100,000,000 shares, less (ii) 12,819,893 shares, which represent one (1) share for every share that was subject to a stock option or stock appreciation right and 1.9 shares for every share that was subject to an award settled in shares other than a stock option or stock appreciation right (a full value award) granted under any Prior Plan between December 31, 2008 and May 6, 2009.

added back as one (1) share to the share pool, while each such share subject any such forfeited or expired full value award is added back as 1.9 shares to the share pool.

Any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any stock option or stock appreciation right, any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of stock options, either under any of the Prior Plans or the Amended Plan, may not be used again for new grants.

The Amended Plan amends the 2009 Plan to add the following to the share pool on the basis of 1.9 shares for each such share tendered, withheld or purchased: (i) any shares tendered or withheld to satisfy the tax withholding obligation pursuant to any full value award and (ii) certain restricted shares repurchased by us at the same price paid by the holder of such shares and returned to us.

Consistent with the 2009 Plan, awards, or Substitute Awards, granted under the Amended Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of a stock option or stock appreciation right) will not reduce the shares authorized for grant under the Amended Plan. In the event that a company acquired by us or any of our subsidiaries or affiliates or with which we combine or any of our subsidiaries or affiliates combine has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, or Pre-existing Plan Shares, such Pre-existing Plan Shares may be used for awards under the Amended Plan and will not reduce the shares authorized for grant under the Amended Plan. However, awards using Pre-existing Plan Shares will not be made after the date that awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination. In addition, we can only use Pre-existing Plan Shares for awards to individuals who were not employed by or providing services to us or any of our subsidiaries or affiliates immediately prior to such acquisition or combination.

Limitations on Awards.    The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 4,000,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is $15,000,000. These limits are the same as those in the 2009 Plan.

Unless and until our stockholders approve the Amended Plan, we will continue making grants under the terms and conditions of the 2009 Plan with respect to the approximately 47,033,953 shares remaining available for issuance under the 2009 Plan as of March 1, 2013.

Administration

The Compensation Committee generally is the administrator of the Amended Plan. Unless otherwise determined by our Board, the Compensation Committee consists solely of two or more directors appointed by our Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee director” within the meaning of the rules under Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the rules of the NASDAQ (or other principal securities market on which shares of our Common Stock are traded). The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than: (i) our senior executives who are subject to Section 16 of the Exchange Act; (ii) employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code; (iii) a member of our Board or (iv) an officer to whom authority has been delegated under the Amended Plan to grant or amend awards. Consistent with this delegation authority, the Equity Award Committee (consisting of members of the Board) has been delegated the authority to administer the Amended Plan with respect to awards granted to certain non-key employees, and the Compensation Committee has authority to administer the Amended Plan to all other eligible employees.

The Board, acting by a majority of its members in office, has authority to administer the Amended Plan with respect to awards granted to non-employee members of our Board. References to Administrator in the remainder of this Item 4 will mean, as applicable, the full Board, the Compensation Committee or the Equity Award Committee as the entity to which the administration of the Amended Plan has been delegated within the limits described in the Amended Plan. Unless otherwise limited by the Board or applicable law, the Administrator has the authority to administer the Amended Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

Persons eligible to participate in the Amended Plan are all of our non-employee members of our Board (currently thirteen members) and approximately 18,000 worldwide employees and approximately 1,300 worldwide consultants of Amgen and its subsidiaries and affiliates, as determined and selected by the Administrator.

Awards

The Amended Plan provides for the grant of restricted stock units, performance-based awards, dividend equivalents, nonqualified stock options, ISOs, restricted stock, stock appreciation rights, stock payments and deferred stock awards. Award agreements evidencing the following awards may also contain additional terms and conditions relating to such awards.

Restricted stock units may be granted pursuant to the Amended Plan. A restricted stock unit award provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to us or any of our subsidiaries or affiliates. A holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares of Common Stock are issued. Restricted stock units generally will be forfeited and the underlying shares of our Common Stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Internal Revenue Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our Common Stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Restricted stock units may constitute, or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code and there may be certain tax consequences if the requirements of Section 409A of the Internal Revenue Code are not met.

Performance awards may also be granted pursuant to the Amended Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as discussed below. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Performance-based compensation under Section 162(m). The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that may be intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the Amended Plan, these performance-based awards may be either equity or cash awards or a combination of the two. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied.

Performance Goals. These pre-established performance goals must be based on one or more of the following performance criteria, which reflect the elimination of certain performance criteria previously approved under the 2009 Plan:

•       net earnings (either before or after interest, taxes, depreciation and amortization);

•       gross or net sales or revenues;

•       net income (either before or after taxes);

•       adjusted net income;

•       adjusted operating earnings or profit;

•       cash flow (including, but not limited to,  operating cash flow and free cash flow);

•       return on assets;

•       return on capital;

•       return on stockholders’ equity;

•       total stockholder return;

•       return on sales;

•       gross or net profit or operating margin;

•       costs or expenses;

•       working capital;

•       earnings per share;

•       adjusted earnings per share;

•       price per share of our Common Stock;

•       implementation or completion of critical projects;

•       segment or product market share;

•       economic value;

•       product development;

•       manufacturing;

•       manufacturing capacity;

•       mergers; or

•       acquisitions or sales of assets or subsidiaries.

Any of the pre-established performance goals may be measured with respect to us, or any subsidiary, affiliate or other internal unit of ours, either in absolute terms, terms of growth or as compared with any incremental increase, or as compared with results of a peer group. The Administrator will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Permitted Items of Adjustment. Except as provided by the Administrator, the achievement of each performance goal will be determined in accordance with U.S. generally accepted accounting principles, international financial reporting standards, or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. At the time of grant, the Administrator may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following items related to:

•	change in accounting principle;	•	significant income or expense which are determined to be appropriate adjustments;
•	financing activities;
•	expenses for restructuring or productivity	•	unusual or extraordinary corporate
	initiatives;		transactions, events or developments;
•	other non-operating items;	•	amortization of acquired intangible assets;
•	acquisitions;	•	matters that are outside the scope of our
•	business operations of any entity acquired		core, on-going business activities;
	by us during the performance period;	•	acquired in-process research and
•	disposal of a business or segment of a		development;
	business;	•	changes in tax laws;
•	discontinued operations that do not qualify as	•	major licensing or partnership arrangements;
	a segment of a business under applicable	•	asset impairment charges;
	accounting standards;	•	gains or losses for litigation, arbitration and
•	any stock dividend, stock split, combination or		contractual settlements; or
	exchange of shares occurring during the performance period;	•	any other unusual or nonrecurring events or changes in applicable laws or business conditions.

Dividend equivalents may be granted pursuant to the Amended Plan, except that no dividend equivalents may be payable with respect to stock options or stock appreciation rights pursuant to the Amended Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

Consistent with the terms of our outstanding performance units that provide for dividend equivalents, the Amended Plan amends the 2009 Plan to require that dividend equivalents with respect to an award with performance-based vesting will only be paid out to the holder to the extent that the performance-based vesting conditions are satisfied and the award vests.

Stock options, including ISOs, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options may be granted pursuant to the Amended Plan. The exercise price of all stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. In general, the fair market value will be the closing sales price for a share of our Common Stock as quoted on the NASDAQ on the date of grant, which as of March 1, 2013 was $92.58. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, will have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which stock options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Internal Revenue Code provides.

Restricted stock may be granted pursuant to the Amended Plan. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator, if any, and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. Restricted stock generally may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

The Amended Plan amends the 2009 Plan to provide that dividends payable in connection with restricted stock with performance-based vesting will only be paid out to the holder to the extent and at the time that the performance-based vesting conditions are satisfied and the share of restricted stock vests.

Stock appreciation rights may be granted pursuant to the Amended Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation right from the fair market value on the date of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. Payment of the stock appreciation right may be in cash, shares, or a combination of both, as determined by the Administrator.

Stock payments may be granted pursuant to the Amended Plan. A stock payment is a payment in the form of shares of our Common Stock or a stock option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred stock may be granted pursuant to the Amended Plan. Deferred stock is a right to receive shares of our Common Stock. The number of shares of deferred stock will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute, or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code and there may be certain tax consequences if the requirements of Section 409A of the Internal Revenue Code are not met.

Payment Methods. The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the Amended Plan may be paid, the form of payment, including, without limitation: (i) cash or check; (ii) shares of our Common Stock issuable pursuant to the award (net share settlement) or shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (iii) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our Common Stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale) or (iv) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of our Board or an “executive officer” of Amgen within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the Amended Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award. No fractional shares will be issued and the Administrator will determine, in its sole discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding down.

Vesting and Exercise of an Award. The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Generally, a stock option or stock appreciation right may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with us or otherwise.

Authority Permitting Automatic Exercise Feature for Certain “In-The-Money” Stock Options and Stock Appreciation Rights. The Amended Plan amends the 2009 Plan to clarify that the Administrator, in its sole discretion, may provide in an award agreement or otherwise that any stock option or stock appreciation right outstanding on the last business day of the term of such stock option or stock appreciation right, or the automatic exercise date, with an exercise price per share that is less than the fair market value per share as of such date will automatically and without further action by us or the holder (or in the event of holder’s death, holder’s personal representative or estate) be exercised on the automatic exercise date if the Administrator, in its sole discretion, determines that such exercise would provide economic benefit to the award holder after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In its sole discretion, the Administrator will determine how payment of the exercise price of any such stock option or stock appreciation right may be made in accordance with the Amended Plan, and we may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with the Amended Plan. Unless otherwise determined by the Administrator, this automatic exercise feature will not apply to a stock option or stock appreciation right if the holder thereof incurs a termination of service on or before the automatic exercise date.

Transferability. No award under the Amended Plan may be transferred other than by will or the then applicable laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award will be liable for the debts or contracts of the holder or his successors in interest or will be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the Amended Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the Amended Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.

Forfeiture

To the extent permitted by law, the Administrator has the right to provide, in the terms of programs or awards made under the Amended Plan or any clawback or recoupment policy, or by any separate instrument, that, in the event of financial restatements, the occurrence of other events that are inconsistent with the payment of compensation, or to comply with the requirements of applicable law, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any proceeds, gains or other economic benefit actually or constructively received by the holder of an award upon any receipt or exercise of the award, or upon the receipt or resale of any shares underlying the award, must be paid to us, and the award will terminate and any unexercised portion of the award (whether or not vested) will be forfeited, if (i) the holder’s service is terminated prior to a specified date or for “cause,” (ii) the holder engages in any activity in competition with us or which is inimical, contrary or harmful to our interests, (iii) our financial results are materially restated and such proceeds, gains or other economic benefit actually or constructively received by the holder would have been lower had they been calculated based on such restated results or (iv) any other reason required under applicable law.

Adjustment Provisions

Certain transactions with our stockholders not involving our receipt of consideration, such as stock splits, spin-offs, stock dividends or certain recapitalizations may affect the shares or the share price of our Common Stock (which transactions are referred to collectively as equity restructurings). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class of shares issuable and the maximum number and kind of shares of our Common Stock subject to the Amended Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our Common Stock. Other types of transactions may also affect our Common Stock, such as a dividend or other distribution, reorganization, merger or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Administrator determines that an adjustment to the Amended Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended Plan, the Administrator will equitably adjust the Amended Plan as to the class of shares issuable and the maximum number of shares of our Common Stock subject to the Amended Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our Common Stock in such manner as it may deem equitable.

Amendment and Termination

The Board may terminate, amend or modify the Amended Plan at any time; however, except to the extent permitted by the Amended Plan in connection with certain transactions and changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the Amended Plan, (ii) reduce the per share exercise price of the shares subject to any stock option or stock appreciation right below the per share exercise price as of the date the stock option or stock appreciation right was granted, (iii) cancel any stock option or stock appreciation right in exchange for cash or another award when the stock option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award or (iv) increase the participant award limits under the Amended Plan.

Material U.S. Federal Income Tax Consequences

If an optionee is granted a non-qualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the stock option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our Common Stock at such time, less the exercise price paid. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such stock option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of our Common Stock received over the stock option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Internal Revenue Code for ISOs and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of two or more “outside directors,” (ii) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (iii) the plan is approved by the stockholders and (iv) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the stock option is not less than the fair market value of the stock on the date of grant), and for awards other than stock options, established performance criteria that must be met before the award actually will vest or be paid.

The Amended Plan is designed to meet the requirements of Section 162(m); however, awards other than stock options and stock appreciation rights granted under the Amended Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

HISTORICAL PLAN BENEFITS

The following table sets forth summary information concerning the number of shares of our Common Stock subject to stock options, restricted stock units, performance units and dividend equivalents (rounded down to the nearest whole number) granted under the 2009 Plan since the plan’s inception through March 1, 2013.

Name and Position	Shares Underlying Stock Option Grants	Shares Underlying Restricted Stock Unit Grants	Shares Underlying Performance Units(1)	Shares Underlying Dividend Equivalents(1)
Robert A. Bradway Chairman of the Board, President and Chief Executive Officer	200,500	78,631	242,565	1,427
Kevin W. Sharer Former Chairman of the Board and Former Chief Executive Officer	528,500	114,433	320,080	609
Anthony C. Hooper Executive Vice President, Global Commercial Operations	—	87,866	186,287	589
Jonathan M. Peacock Executive Vice President and Chief Financial Officer	230,125	131,931	94,640	589
Fabrizio Bonanni Former Executive Vice President, Operations	139,125	76,454	111,621	589
Sean E. Harper Executive Vice President, Research and Development	53,000	51,731	92,537	589
David J. Scott Senior Vice President, General Counsel and Secretary	78,875	50,596	89,171	418

All current executive officers as a group (8 persons)	677,405	504,406	855,249	4,419

All current non-executive employee directors as a group (13 persons)	240,000	52,563	—	481

All employees, including current officers who are not executive officers, as a group	8,478,164	12,039,221	6,458,980	76,364

(1)

Represents actual performance units earned for the 2009-2011 and 2010-2012 performance periods and the performance units earned by Mr. Hooper for the performance period ended December 31, 2012, performance units granted and related dividend equivalents, as applicable (at target level) for the 2011-2013, 2012-2014 and 2013-2015 performance periods and performance units granted (at target level) to Mr. Hooper for performance periods commencing on October 27, 2011 and ending on December 31, 2013 and December 31, 2014.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF OUR PROPOSED AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN UNDER THIS ITEM 4.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 25, 2013 by: (i) each current director and nominee; (ii) our Named Executive Officers, or NEOs (as specified on page 51) and (iii) all of our current directors and executive officers as a group. There were 749,321,909 shares of our Common Stock outstanding as of March 25, 2013. None of our directors, nominees, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	60,526	30,000	*
Frank J. Biondi, Jr.	41,696	25,000	*
François de Carbonnel	38,589	30,000	*
Vance D. Coffman	56,518	45,000	*
Robert A. Eckert	0	0	*
Rebecca M. Henderson	36,421	36,421	*
Frank C. Herringer(3)	45,345	30,000	*
Tyler Jacks	45	0	*
Gilbert S. Omenn	197,320	25,000	*
Judith C. Pelham	46,304	25,000	*
J. Paul Reason(4)	17,401	0	*
Leonard D. Schaeffer	28,277	15,000	*
Ronald D. Sugar	30,000	30,000	*

Named Executive Officers
Robert A. Bradway	436,728	366,935	*
Kevin W. Sharer(5)	257,801	253,350	*
Anthony C. Hooper	52,874	0	*
Jonathan M. Peacock	138,807	110,905	*
Fabrizio Bonanni(6)	126,557	71,405	*
Sean E. Harper	42,832	27,185	*
David J. Scott	69,103	39,399	*
All current directors and executive officers as a group (21 individuals)(7)	1,468,250	906,560	*

*	Less than 1%.

(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, and related dividend equivalents (excluding fractional shares), where the shares are issuable as of March 25, 2013 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 25, 2013 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Excludes vested RSUs, and related dividend equivalents, for which receipt has been deferred by certain of the non-employee directors to a date later than 60 days after March 25, 2013. Dividend equivalents credited on RSUs are deemed reinvested and are paid out with the vested RSUs in shares of our Common Stock.

Name	RSUs and Dividend Equivalents Included	Stock Options Included	RSUs and Dividend Equivalents Excluded
David Baltimore	0	30,000	0
Frank J. Biondi, Jr.	0	25,000	11,239
François de Carbonnel	0	30,000	2,050
Vance D. Coffman	0	45,000	6,274
Robert A. Eckert	0	0	0
Rebecca M. Henderson	1,421	35,000	3,632
Frank C. Herringer	0	30,000	12,620
Tyler Jacks	0	0	0
Gilbert S. Omenn	0	25,000	4,504
Judith C. Pelham	0	25,000	0
J. Paul Reason	0	0	6,274
Leonard D. Schaeffer	0	15,000	3,080
Ronald D. Sugar	0	30,000	3,283
Robert A. Bradway	14,430	352,505	0
Kevin W. Sharer	40,425	212,925	0
Anthony C. Hooper	0	0	0
Jonathan M. Peacock	5,214	105,691	0
Fabrizio Bonanni	11,214	60,191	0
Sean E. Harper	4,255	22,930	0
David J. Scott	6,571	32,828	0

(3)	Includes 11,639 shares held by family trusts.

(4)	Admiral J. Paul Reason will not be standing for re-election to our Board at the Annual Meeting.

(5)

Mr. Sharer ceased service as our CEO in May 2012 and as our director on December 31, 2012. Data provided is based on information known as of December 31, 2012. Includes 4,451 shares (excluding fractional shares) in Amgen’s Retirement and Savings Plan, or 401(k) Plan.

(6)

Dr. Bonanni ceased service as an executive officer effective as of August 13, 2012 and retired as an employee as of January 25, 2013. Data provided is based on information known as of January 25, 2013. On January 25, 2013, the Company entered into a one-year consulting services agreement with Dr. Bonanni.

(7)

Includes 129,464 shares (excluding fractional shares) held by the three executive officers who are not NEOs and who have a right to acquire such shares upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 25, 2013 or upon exercise of vested stock options as of March 25, 2013 or within 60 days thereafter. All current directors and executive officers as a group have the right to acquire a total of 41,203 shares upon vesting of RSUs, and related dividend equivalents, where the shares are issuable as of March 25, 2013 or within 60 days thereafter and 865,357 shares upon exercise of stock options that are vested as of March 25, 2013 or within 60 days thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our Common Stock as of December 31, 2012, except as noted, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 25, 2013.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total (1)
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	63,091,358	8.42%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	58,227,814	7.77%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	44,895,140	5.99%
PRIMECAP Management Company(5) 225 South Lake Avenue, #400 Pasadena, CA 91101	42,036,924	5.61%

(1)

The “Percent of Class” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 25, 2013 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by Capital Research Global Investors pursuant to a Schedule 13G filed with the SEC on February 12, 2013 indicating beneficial ownership as of December 31, 2012 of 63,091,358 shares of our Common Stock. Capital Research Global Investors reports that it has sole voting power over 63,091,358 of these shares and sole dispositive power over 63,091,358 shares.

(3)

The amounts shown and the following information was provided by FMR LLC pursuant to a Schedule 13G filed with the SEC on February 14, 2013 indicating beneficial ownership as of December 31, 2012 of 58,227,814 shares of our Common Stock. FMR LLC reports that it has sole voting power over 1,068,698 of these shares and sole dispositive power over 58,227,814 of these shares.

(4)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on February 8, 2013 indicating beneficial ownership as of December 31, 2012 of 44,895,140 shares of our Common Stock. BlackRock, Inc. reports that it has sole voting power over 44,895,140 of these shares and sole dispositive power over 44,895,140 of these shares.

(5)

The amounts shown and the following information was provided by PRIMECAP Management Company pursuant to a Schedule 13G filed with the SEC on February 14, 2013 indicating beneficial ownership as of December 31, 2012 of 42,036,924 shares of our Common Stock. PRIMECAP Management Company reports that it has sole voting power over 11,738,164 of these shares and sole dispositive power over 42,036,924 of these shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2012, concerning the shares of our Common Stock that may be issued under any form of award granted under our equity compensation plans in effect as of December 31, 2012 (including upon the exercise of stock options, the vesting of awards of restricted stock units, or RSUs, or when performance units are earned, and related dividend equivalents have been granted).

	(a)	(b)	(c)	(d)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price Outstanding Options and Rights	Weighted Average Remaining Term Outstanding Options (in years)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by Amgen security holders:
2009 Equity Incentive Plan(1)	20,787,017	$57.22	7.7	48,251,175
Amended and Restated 1991 Equity Incentive Plan(2)	5,025,734	$52.54	2.6	-
Amended and Restated Employee Stock Purchase Plan	-	-	-	5,669,013

Total Approved Plans	25,812,751	$55.26	5.5	53,920,188
Equity compensation plans not approved by Amgen security holders:
Amended and Restated 1999 Equity Incentive Plan(3)	929,132	$57.07	1.7	-
Amended and Restated 1997 Equity Incentive Plan(4)	113,921	$38.85	0.8	-
Amended and Restated 1997 Special Non-Officer Equity Incentive Plan(5)	472,557	$69.87	0.5	-
Amended and Restated 1996 Incentive Stock Plan(6)	38,180	$69.00	0.4	-
Amended and Restated 1999 Incentive Stock Plan(6)	265,840	$67.66	1.1	-
Amended and Restated Assumed Avidia Equity Plan(7)	1,825	$1.91	3.4	-
Amgen Profit Sharing Plan for Employees in Ireland(8)	-	-	-	177,301

Total Unapproved Plans	1,821,455	$61.06	1.2	177,301

Total All Plans	27,634,206	$56.09	4.9	54,097,489

(1)

The 2009 Equity Incentive Plan employs a fungible share counting formula for determining the number of shares available for issuance under the plan. In accordance with this formula, each stock option or stock appreciation right counts as one share, while each restricted stock unit, performance unit or dividend equivalent counts as 1.9 shares. The number under column (a) represents the actual number of shares issuable under our outstanding awards without giving effect to the fungible share counting formula. The number under column (d) represents the number of shares available for issuance under this plan based on each such available share counting as one share. Commencing with the grants made in April 2012, RSUs and performance units accrue dividend equivalents that are payable in shares only to the extent and when the underlying RSUs vest or underlying performance units have been earned and the related shares are issued to the grantee. The performance units granted under this plan are earned based on the accomplishment of specified performance goals at the end of their respective three-year performance periods; the number of performance units granted represent target performance and the maximum number of units that could be earned based on our performance is 150% of the performance units granted.

The number of outstanding awards under column (a) includes, as of December 31, 2012, (i) 6,137,340 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of approximately $57.22, (ii) 8,824,048 shares issuable upon the vesting of outstanding RSUs (including 44,067 related dividend equivalents), and (iii) 5,825,629 shares subject to outstanding 2010, 2011 and 2012 performance units (including 37,932 related dividend equivalents). The weighted average exercise price shown in column (b) is for the outstanding stock options only. The number of available shares under column (d) represents the number of shares that remain available for future issuance under this plan as of December 31, 2012 employing the fungible share formula and presumes the issuance of target shares under the 2010, 2011 and 2012 performance units and related dividend equivalents. The numbers under columns (a) and (d) do not give effect to the additional shares that could be issuable in the event the maximum performance goals under the outstanding performance units are achieved. Based on our actual performance over the performance periods from January 1, 2010 through December 31, 2012 with respect to the performance units granted in 2010 and from the grant date of October 27, 2011 through December 31, 2012 with respect to performance units granted to Mr. Hooper, a total of 144.1% and 150% of the target units, respectively, were earned for these performance unit awards, as certified by our Compensation Committee in March 2013. The aggregate 2013 payout will result in a reduction from column (a) of the 836,346 performance units outstanding as of December 31, 2012 based on target performance and a reduction from column (d) of an additional 704,303 shares that will be issued in 2013 based on our above target performance and the 1.9 fungible pool ratio.

The number of available shares in column (d) does not include the additional shares that would be authorized for issuance in the event our stockholders approve the proposed Amended and Restated 2009 Equity Incentive Plan (see Item 4. Approval of our Amended and Restated 2009 Equity Incentive Plan) at the 2013 Annual Meeting of Stockholders.

(2)

This plan has terminated as to future grants. The number under column (a) with respect to this plan includes 609,695 shares issuable upon the vesting of outstanding RSUs, which are not included in calculating the weighted average exercise price in column (b).

(3)

This plan has terminated as to future grants. This plan was originally assumed pursuant to the terms of the merger agreement between Amgen and Immunex which was approved by our stockholders in May 2002. Both plans were previously approved by Immunex’s shareholders. The number under column (a) with respect to the Amended and Restated 1999 Equity Incentive Plan includes 44,926 shares issuable upon the vesting of outstanding RSUs, which are not included in calculating the weighted average exercise price in column (b).

(4)

This plan has terminated as to future grants. This plan was originally assumed by Amgen in connection with the merger of Tularik with and into Amgen SF, LLC, a wholly owned subsidiary of Amgen, on August 13, 2004. This plan was previously approved by Tularik’s shareholders.

(5)	This plan has terminated as to future grants.

(6)

These plans have terminated as to future grants. These plans were originally assumed by Amgen in connection with the merger of Abgenix with and into Amgen Fremont Inc., a wholly owned subsidiary of Amgen, on April 1, 2006. The Amended and Restated 1996 Incentive Stock Plan (1996 Plan) was previously approved by Abgenix’s shareholders. The number under column (a) with respect to the Amended and Restated 1999 Incentive Stock Plan includes 7,706 shares issuable upon the vesting of outstanding RSUs, which are not included in calculating the weighted average exercise price in column (b).

(7)

This plan has terminated as to future grants. This plan was originally assumed by Amgen in connection with the merger of Avidia, Inc. with and into Amgen Mountain View Inc., a wholly owned subsidiary of Amgen, on October 24, 2006.

(8)

The Amgen Profit Sharing Plan for Employees in Ireland (the Profit Sharing Plan) was approved by the Board of Directors on July 28, 2011. The Profit Sharing Plan permits eligible employees of the Company’s subsidiaries located in Ireland, which participate in the Profit Sharing Plan, to apply a portion of their qualifying bonus and salary to the purchase the Company’s Common Stock on the open market at the market price by a third-party trustee as described in the Profit Sharing Plan.

CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our Amgen Board of Directors Corporate Governance Principles, or Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Principles may be found on our website at www.amgen.com and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

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Lead Independent Director—Effective January 1, 2013, the Board has elected a lead independent director who is elected by the independent members of the Board on an annual basis and has specific responsibilities and authorities as discussed below.

•	Executive Sessions of Independent Directors—Our independent directors meet privately on a regular basis. Vance D. Coffman, our current lead independent director, presides at such meetings.

•

Majority Stockholder Votes Required for Director Elections—If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in the Amended and Restated Bylaws of Amgen Inc.

•

Access to Management—We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings in executive session with our Chief Compliance Officer, and the Audit Committee members have regular meetings in executive session with our internal auditors and separate meetings in executive session with our head of Corporate Audit.

•

Authority to Retain Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to hire and terminate compensation advisors for senior management compensation review. The Governance and Nominating Committee, or Governance Committee, has the sole authority to hire and terminate search firms to identify director candidates and compensation advisors for our directors’ compensation review.

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Limitation on Number of Boards—A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than two outside public company boards. No director should serve on more than five outside public company boards.

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Retirement Age—The Board has established a retirement age of 72. A director is expected to retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. After due consideration, the Board has waived the retirement age with respect to David Baltimore based on its determination that it would be beneficial to have Dr. Baltimore continue to serve as a director due to his unique scientific knowledge and deep understanding of the research and development activities and operations of the Company and in light of the Company’s current critical stage in its development of its pipeline.

•

Changes in Circumstances Evaluated—If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and our stockholders.

•	Outside Relationships Require Pre-Approval—Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Conflicts of Interest—If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board, or Chairman, or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•

Board and Committee Evaluations—The Board and the Audit, Compensation, Compliance and Governance Committees each have an annual evaluation process which focuses on their role and effectiveness, as well as fulfillment of their fiduciary duties. In 2012, the evaluations were each completed anonymously to encourage candid feedback. The Board completed its evaluation in December 2012, while the Audit Committee, Compensation Committee, Compliance Committee and Governance Committee each completed its assessment in October 2012 for further evaluation by the Governance Committee in December 2012. The results of the committee evaluations are reported to the full Board. Each committee and the Board was satisfied with its performance.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for the annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews periodically with the Board the composition and size of the Board, reviews each committee’s performance and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity advisable for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Governance Committee maintains guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix B. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of Directors Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, although the Governance Committee does not maintain a diversity policy, the Governance Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds.

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company and our stockholders to have Robert A. Bradway, our President and CEO, serve as Chairman, coupled with an active lead independent director. As such, Mr. Bradway holds the position of Chairman, President and CEO, and Dr. Coffman, serves as the lead independent director.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on Board independence, an active lead independent director and strong Board and committee involvement, provides sound and robust oversight of management.

Board Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations regarding director independence to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

Twelve out of the thirteen director nominees (over 92%) are independent as defined by The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the exception being Mr. Bradway. All of our directors are elected annually.

Lead Independent Director. The lead independent director is elected by the independent members of the Board on an annual basis. Dr. Coffman currently serves as the lead independent director. In such position, he serves as a means for regular communication between the independent directors and Mr. Bradway, keeping Mr. Bradway apprised of any concerns, issues or determinations made during the independent sessions, and consults with Mr. Bradway on other matters pertinent to the Company and the Board. The lead independent director’s additional responsibilities include:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors;

•	Previewing the information to be provided to the Board;

•	Approving meeting agendas for the Board;

•	Assuring that there is sufficient time for discussion of all meeting agenda items;

•	Organizing and leading the Board’s evaluation of the CEO;

•	Being responsible for leading the Board’s annual self-assessment;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he/she is available for consultation and direct communication.

In March 2013, the Amended and Restated Bylaws of Amgen Inc. were amended to reflect the lead independent director’s responsibility to preside over meetings of the Board and meetings of stockholders when the Chairman is absent.

Key Committees Comprised of Independent Directors. The Audit Committee, the Compensation Committee, the Compliance Committee and the Governance Committee are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit, Compensation and Compliance Committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee). Each of our committees effectively manages its Board delegated duties and communicates regularly with the Chairman and members of management. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Bradway’s compensation and performance. Each committee chair reports to the full Board at each regular meeting of the Board.

Independent Directors Sessions. At each regularly scheduled Board meeting, the independent directors generally meet in an executive session without Mr. Bradway to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by our lead independent director.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

Benefits of Combined Leadership Structure. The Board believes that the Company and our stockholders have been best served by having Mr. Bradway in the role of Chairman and CEO for the following reasons:

•

Mr. Bradway is most familiar with our highly complex and long-cycle business and the unique challenges we face. Mr. Bradway’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

•

Mr. Bradway has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Bradway’s wealth of knowledge regarding our operations and the industries and markets in which we compete positions him to identify and prioritize matters for Board review and deliberation.

•

As Chairman and CEO, Mr. Bradway serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Bradway brings unique insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

•

The strength and effectiveness of the communications between Mr. Bradway as our Chairman and Dr. Coffman as our lead independent director results in effective Board oversight of the issues, plans and prospects of our Company.

•

This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction and provides a collaborative and collegial environment for Board decision making.

Flexibility of the Board. The Board is committed to high standards of corporate governance. The Board values its flexibility to select, from time to time, a leadership structure that is best able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board regularly evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and our stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is not only understanding control and mitigation of the risks that we face, but also understanding what level of risk is appropriate for our Company and how that level of risk may change over time or due to circumstances. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include certainty of supply, product safety, the resiliency of our business operations, the direction and productivity of our product development efforts, legal and regulatory compliance and access to public and private reimbursement systems, all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

We have implemented an Enterprise Risk Management, or ERM, program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve the Company’s objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified and managed by management and the business functions and, as discussed below, are overseen by the Board or the appropriate Board committee.

The Board discusses enterprise risks with our senior management on a regular basis, including as a part of its annual strategic planning process, annual budget review and approval, capital plan review and approval, and through reviews of compliance issues in the appropriate committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	•	Oversees financial risk, capital risk, financial compliance risk and internal controls over financial reporting.
Corporate Responsibility and Compliance Committee	•

Oversees non-financial compliance risk, such as regulatory risks (including the compliance risks associated with the requirements of the Federal health care program, Food and Drug Administration and Corporate Integrity Agreement). Oversees staff member compliance with the Code of Conduct.

Compensation and Management Development Committee	•

Ensures that the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	•	Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees above, which reports often provide considerable detail on risk management issues and management’s response.

Compensation Risk Management

On an annual basis, management, working with the Compensation Committee’s independent compensation consultant, conducts an assessment of the Company’s compensation policies and practices for all staff members generally, and for our staff members who participate in our sales incentive compensation program, for material risk to the Company. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

•

Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we cap short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for all staff members. In particular, the CEO and the other executive officers participate in compensation plans that are designed so that the largest component of their compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is associated with long-term outcomes rather than short-term outcomes, which aligns these individuals’ interests with our stockholders.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vested stock options to staff members; we have grant guidelines that generally limit the grant date for our equity grants to the third business day after our announcement of quarterly earnings and we prohibit staff members from hedging the economic risk of our Company’s Common Stock.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Common Stock.

•

Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can and has modified awards downwards.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement. We have recoupment provisions that expressly allow the Compensation Committee or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. We also have a Code of Ethics for Senior Financial Officers. To view our codes of conduct, please visit our website at www.amgen.com. We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of any of the codes of conduct or the code of ethics in 2012.

Board Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Bradway is not independent based on his service as our President and CEO. Mr. Bradway is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations or grants involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where our directors or any member of his or her immediate family or spouse served in any capacity other than as a director of a publicly held-corporation or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which our directors serve as professors or employees. The following types and categories of transactions, relationships and arrangements were considered by our Board in making its independence determinations:

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Each of our independent directors (or their spouses), other than J. Paul Reason, currently serves or has previously served as a professor, trustee, director, or member of a board, council or committee for one or more colleges, universities or non-profit, charitable organizations, including research or scientific institutions, to which The Amgen Foundation, Inc. has made matching donations under our Amgen matching gift program that is available to all of our employees and directors, or has made grants.

•

Each of our independent directors (or their spouses), other than Admiral Reason, Frank J. Biondi and Judith C. Pelham, currently serves or has previously served as a member of the board of directors or the board of trustees or an advisory board for an entity with which Amgen has business transactions or to which Amgen makes donations or grants. The business transactions include, among other things, purchasing supplies, equipment and software licenses, healthcare sponsorships and programs, clinical trials, research and development lab expenses, conferences and limited consulting services.

•

Dr. Baltimore, Tyler Jacks and Rebecca M. Henderson currently serve as professors for universities, and Ronald D. Sugar serves as a senior advisor to a corporation, to which Amgen has made payments for certain business transactions such as symposiums, conferences, clinical trials, training and research and development expenses, subscription, equipment repair and license fees, as well as for grants.

None of our directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the above transactions and arrangements. The Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held nine meetings in 2012 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Dr. Jacks was appointed to the Board in May 2012 and attended all meetings of the Board in 2012 after the date of his appointment. Robert A. Eckert was appointed to the Board in December 2012 and attended the December 2012 meeting of the Board after his appointment. The independent directors generally meet in executive session without management present, including Mr. Bradway, at all regularly scheduled meetings of the Board. Dr. Coffman, our lead independent director, presides at such meetings. We and the Board expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board, except for Ms. Pelham, were present at our 2012 annual meeting of stockholders.

Board Committees and Charters

The Board has six standing committees: Audit Committee, Compensation Committee, Compliance Committee, Equity Award Committee, Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of Corporate Governance Principles and a Board of Directors’ code of conduct that generally formalize practices we have in place. To view the charters of our standing Board committees, our Corporate Governance Principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com.

Audit Committee

The Audit Committee met 10 times in 2012. Throughout 2012 and currently, Mr. Biondi serves as chairman and Ms. Pelham, Dr. Baltimore, François de Carbonnel and Gilbert S. Omenn serve as members of the Audit Committee.

Mr. Eckert was appointed to the Audit Committee in December 2012. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has also determined that Messrs. Biondi, de Carbonnel and Eckert are each an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met five times in 2012.    Throughout 2012 and currently, Frank C. Herringer serves as chairman and Admiral Reason, Leonard D. Schaeffer and Drs. Coffman and Sugar serve as members of the Compensation Committee. Mr. Biondi was appointed to the the Compensation Committee effective December 2012. Each member of the Compensation Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for ensuring that the Company’s compensation programs are designed to encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and align with the interests of the Company’s stockholders. The Compensation Committee is responsible for ensuring that the executive management development processes are designed to attract, develop and retain talented leadership to serve the long-term best interests of the Company. The Compensation Committee has authority for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

The processes and procedures of the Compensation Committee for considering and determining compensation for 2012 for our executive officers were as follows:

•	Compensation for our executive officers, including our Named Executive Officers, or NEOs, is generally determined annually in March.

•

With respect to our CEO, by the first calendar quarter of each year the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the financial and operational performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

During 2012, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the consultant, an independent consultant, to provide advice regarding executive compensation, market data as requested, opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice, advice on executive compensation trends and developments and consults on compensation designs and equity compensation practices. In 2012,

Cook & Co. also provided advice regarding the transition to our new CEO and retirement of our former CEO, and on dividend policies for equity awards. Cook & Co. reported directly to the Compensation Committee and attended regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested). Cook & Co. also works with the cooperation of management to conduct an assessment of the risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items or makes the consultant aware of regular or special meetings of the Compensation Committee.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. Our Compensation Committee considers and selects an appropriate peer group and, for each NEO, the Compensation Committee reviews the compensation levels and practices of our peer group consisting of biotechnology and pharmaceutical companies.

•

Our Compensation Committee determines compensation for the executive officers (other than the CEO) based, in part, on the recommendations of our CEO regarding base salary, annual cash incentive awards and annual equity awards. In determining his compensation recommendations for each NEO, our CEO reviews comparative peer group data. The Compensation Committee has typically followed these recommendations.

•	The Compensation Committee holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at each of its regular meetings.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No new delegation of this authority was made in 2012.

After review and consultation with Cook & Co., the Compensation Committee has determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2012. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NASDAQ listing requirements that recently became effective.

Equity Award Committee

The Equity Award Committee met four times in 2012.    Throughout 2012 and currently, Mr. Herringer serves as chairman and Dr. Coffman serves as a member of the Equity Award Committee. Mr. Bradway replaced Kevin W. Sharer as a member of the Equity Award Committee upon Mr. Bradway’s appointment as our Chairman effective January 2013. Our Board has delegated to the Equity Award Committee the responsibility for determining annual equity-based awards to vice presidents and below who are not Section 16 officers and authority to make equity-based awards from time to time to such eligible staff members for purposes of compensation, retention, promotion and commencement of employment consistent with the equity grant guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee detailing the equity-based awards made by the Equity Award Committee at least twice per year.

Governance and Nominating Committee

The Governance Committee met four times in 2012.    Throughout 2012 and currently, Dr. Coffman serves as chairman and Drs. Baltimore, Henderson and Sugar, and Messrs. de Carbonnel and Herringer serve as members of the Governance Committee, with Dr. Jacks joining the Governance Committee effective July 2012. Each of the members of the Governance Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Governance Committee is responsible for developing and overseeing the Board’s Corporate Governance Principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix B. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. The Governance Committee identifies and recommends to the Board qualified individuals for Board and committee membership and considers and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described in “Director Qualifications and Review of Board Diversity” above. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has the authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation. In 2012, the Governance Committee retained Cook & Co. to advise on director compensation and determined to make a change to director compensation, the first increase to director cash compensation since 2003.

•	The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2012.

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2012. Throughout 2012 and currently, Mr. Schaeffer serves as chairman and Drs. Henderson and Omenn, Ms. Pelham and Admiral Reason serve as members of the Compliance Committee. Dr. Jacks and Mr. Eckert joined the Compliance Committee upon commencement of their service on the Board in May 2012 and December 2012, respectively.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: (i) Federal health care program requirements; (ii) Food and Drug Administration requirements and other regulatory agency requirements, including good manufacturing, clinical and laboratory practices, drug safety and pharmacovigilance activities; (iii) interactions with members of the healthcare community; (iv) the Company’s Corporate Integrity Agreement; (v) environment, health and safety and (iv) human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our environmental sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. To view the codes of conduct, please visit our website at www.amgen.com.

Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2012. Throughout 2012 and currently, Messrs. Biondi, Herringer and Schaeffer and Dr. Coffman served as members of the Executive Committee. Mr. Bradway replaced Mr. Sharer as chairman of the Executive Committee upon Mr. Bradway’s appointment as our Chairman effective January 2013. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to the Amgen Inc. Restated Certificate of Incorporation or any other matter expressly prohibited by law or the Amgen Inc. Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee

of the

Board of Directors

Frank C. Herringer, Chairman

Frank J. Biondi, Jr.

Vance D. Coffman

J. Paul Reason

Leonard D. Schaeffer

Ronald D. Sugar

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs and practices, or compensation program, for our Named Executive Officers, or NEOs, for 2012:

Name	Title
Robert A. Bradway	Chairman of the Board, President and Chief Executive Officer
Kevin W. Sharer	Former Chairman of the Board and Former Chief Executive Officer
Anthony C. Hooper	Executive Vice President, Global Commercial Operations
Jonathan M. Peacock	Executive Vice President and Chief Financial Officer
Fabrizio Bonanni	Former Executive Vice President, Operations
Sean E. Harper	Executive Vice President, Research and Development
David J. Scott	Senior Vice President, General Counsel and Secretary

SELECTED 2012 BUSINESS HIGHLIGHTS AND PAY FOR PERFORMANCE

•

Stockholder Alignment – Strong One-year and Three-year Total Shareholder Return. Our stock price increased from $64.21 to $86.20 per share during 2012, reflecting strong stock price appreciation of approximately 34% and a one-year total shareholder return, or TSR, of 36%, including the impact of our dividends. This compares to our peer group average one-year TSR of 19% and the Standard & Poor’s 500, or S&P 500, average one-year TSR of 13%. Our three-year TSR is 56%, compared with our peer group average three-year TSR of 43%.

•	We ranked third of fourteen companies (Amgen and our 2010 peer group) resulting in 144.1% of target performance units being earned for the performance period that ended in 2012.

•

Return of Significant Capital to Our Stockholders. Our strong balance sheet in 2012 permitted us to return to our stockholders $4.7 billion through stock repurchases equal to approximately 8% of our Common Stock outstanding as of December 31, 2012 and $1.1 billion of cash to our stockholders through dividends. Since the initiation of our first dividend in July 2011, we have raised the dividend twice over the previous quarterly amount by an average of 30%.

•

Strong Financial Performance. Our solid performance in 2012 grew revenues by 11% over 2011 to $17.3 billion and grew adjusted net income by 5% to $5.1 billion.(1) Our year-over-year adjusted earnings per share, or EPS, grew 22%(2) in 2012.

•

We exceeded our maximum goals for 2012 revenues and adjusted net income, the two pre-established financial measures under our annual cash incentive award program, which contributed to an overall payment of 205.3% of target opportunity under this program. These financial measures represented 60% weighting, while various operational goals relating to “Deliver the Best Pipeline” and “Reach More Patients Through Growth Opportunities” each represented 20% weighting.

•

International Expansion. We continued to expand internationally, including the successful acquisition of Mustafa Nevzat Pharmaceuticals, a pharmaceutical company, which significantly expands our presence in the large, fast-growing, priority markets of Turkey and the surrounding region. We also successfully completed the purchases of Micromet Inc., a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer.

•	Target Median Compensation for our New Chief Executive Officer. Robert A. Bradway, our former Chief Operating Officer and President, succeeded Kevin W. Sharer as Chief Executive Officer, or

(1)	Adjusted net income is as reported in our Form 8-K dated as of January 23, 2013.
(2)	See Appendix A for a reconciliation of adjusted EPS measure presented.

CEO, on May 23, 2012 as part of our CEO succession plan. There is no separation agreement with Mr. Sharer and no employment agreement with Mr. Bradway. Mr. Bradway’s total target compensation in the role of CEO reflects the shift in our compensation philosophy to target the median of our peer group for all elements of total compensation and to provide long-term incentive, or LTI, equity award grants that are primarily performance-based.

•

Additional Leadership Team Changes. Effective January 1, 2013, Mr. Bradway was appointed Chairman of the Board after Mr. Sharer retired on December 31, 2012. Also effective January 1, 2013, the independent members of the Board of Directors, or Board, elected Vance D. Coffman as our lead independent director as discussed earlier in this proxy statement. The following additional changes to our leadership team have recently been made:

•	In the fall of 2011, we successfully recruited Anthony C. Hooper, our Executive Vice President, Global Commercial Operations, from a company in our peer group; and

•

Sean E. Harper, our former Senior Vice President, Global Development, was promoted to Executive Vice President, Research and Development effective February 2012, succeeding Roger M. Perlmutter who retired. Dr. Harper was recruited from one of the companies in our peer group in 2002 and developed within the Company.

OUR 2012 SAY ON PAY VOTE AND ENGAGEMENT WITH OUR STOCKHOLDERS

In 2012, we received over 87% stockholder support on our say on pay advisory vote. While we are pleased with this level of stockholder support for our executive compensation program, we believe it is important to continue to engage with our stockholders and further enhance our understanding of the perspectives of our investors.

Since our 2012 annual meeting of stockholders, we have engaged in outreach to stockholders comprising approximately 50% of our outstanding shares and have had extensive discussions with stockholders owning over 37% of our outstanding shares. The reason most often cited by those investors who declined our invitation for extended discussion was that they had no outstanding concerns or questions. The feedback from our stockholders is reviewed by our Compensation and Management Development Committee, or Compensation Committee. We have made a number of compensation changes as a result of the discussions with our stockholders over the past two years:

•

For 2012 compensation, we reduced our benchmarking from the 75th percentile to the 50th percentile, or median, of our peer group for grants of LTI equity awards and now all of our compensation elements are targeted at the 50th percentile. We also significantly increased the percentage of LTI equity award compensation that is earned based on our measurable performance and correspondingly reduced the time-vested portion.

•

For 2012 compensation decisions, we rebalanced our peer group to include Allergan, Inc. and Celgene Corporation, two companies in our industry that we compete with for executive talent and that better balance our peer group in terms of relative market capitalization and revenues size.

•

For performance periods commencing in 2011 and 2012, we linked actual pay delivery from LTI equity awards more closely to our performance and stockholder interests by using our TSR compared with the average of the TSRs of our peer group as the sole measure for earning performance unit grants.

•

Our new CEO total compensation package reflected our philosophical shift to target the median of our peer group for all elements of compensation. This philosophical adjustment coupled with the internal promotion of our new CEO to the role combined to reduce the new CEO’s initial total target compensation by 28% from the previous total target compensation of our former CEO.

Our stockholder outreach efforts will continue after the filing of this proxy statement, as well as through our executive compensation website (accessible at www.amgen.com/executivecompensation) that we initiated in

2008 and invites stockholders to provide feedback directly to the Compensation Committee regarding our executive compensation program.

OUR COMPENSATION PROGRAM HIGHLIGHTS

Our Compensation Practices Highlights

•	We target the 50th percentile, or median, of our peer group for all elements of compensation.

•

Our LTI equity award grants are primarily performance-based with 80% of LTI equity awards granted in the form of performance units. In 2012, we eliminated time-vested stock options and a portion of the value of time-vested restricted stock units, or RSUs, as illustrated below:

•

Performance units are earned only if specified performance goals are achieved. For performance periods commencing in 2011 and 2012, our performance units are earned exclusively based on our TSR compared with the average of the TSRs of our peer group. In prior performance periods, TSR served as a multiplier (up or down) for units earned based on financial measures for the first year of the performance period. We believe relative TSR is an important metric as it provides the greatest indication of stockholder alignment and ensures that compensation realized reflects our stock performance compared with our peer group. Our performance unit payouts over three of the last four years were below-target due, primarily, to our low TSR ranking for these years. Our payout for the most recent 2010-2012 performance period was above-target because of our high TSR ranking (third) among Amgen and our 2010 peer group for the performance period ending December 31, 2012.

Performance Period	Multiplier (Relative or Absolute TSR)	TSR Multiplier (% of Earned Award Paid)	TSR Measure	Payout as a % of Target
2010-2012 performance period	Relative	133.7%	60.9% (1)	144.1%
2009-2011 performance period	Relative	50.0%	6.5% (1)	45.5%
2008-2010 performance period	Absolute	73.0%	3.7% (2)	73.0%
2007-2009 performance period	Absolute	50.0%	(0.3)%(2)	47.4%

(1)	These measures are absolute TSR measures determined pursuant to the terms of the applicable performance period goals.

(2)	These TSR measures are expressed as a Compound Annual Growth Rate, or CAGR.

•

As of December 2012, in response to discussions with our stockholders, the Compensation Committee amended our incentive compensation plans to add recoupment provisions that expressly allow the Compensation Committee to determine that annual cash incentive award compensation is not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

Our Other Compensation and Governance Practices

Clawback Policy	•

We have a clawback policy that recaptures past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

Change of Control	•

We eliminated “single-trigger” equity vesting acceleration upon a change of control for our RSUs and stock options beginning with our 2011 grants. In the event of a change of control, a qualifying termination of employment, or “double-trigger,” is required for acceleration of RSU and stock option vesting.

In the event of a change of control, double-trigger cash severance is limited to a multiple of two times target annual cash compensation.

Tax Gross-Ups	•	We do not provide tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses.

Equity Practices	•

Effective with the April 2012 grant, LTI equity awards are granted based on a specific dollar valuation, rather than a set number of shares, to avoid the impact of fluctuations in the stock price between the date the Compensation Committee determines the grant amount and the actual grant date. This ensures that no more value is delivered than intended by the Compensation Committee.

	•	We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.

	•	We have robust stock ownership guidelines, with an increase in 2012 to a six times base salary ownership requirement for our CEO.

•

Our staff members and Board are prohibited from engaging in short sales, purchasing or pledging Common Stock on margin (other than for “cashless exercise” of stock options) or entering into any derivative or similar transactions with respect to our Common Stock.

Limited Additional Compensation	•	Our perquisites are limited to those with a clear business-related rationale for security and/or convenience.

	•	We have no employment contracts, guaranteed bonuses, defined benefit pension or related supplemental executive retirement plan (SERP) benefits or “above market” interest on deferred compensation.

PURPOSES SERVED BY PRIMARY ELEMENTS OF COMPENSATION

Our executive compensation program is comprised of three primary elements presented below in order of magnitude and alignment with pay for performance.

Primary Elements of Named Executive Officer Compensation(1)		Purpose

LTI Equity Awards – LTI equity awards comprise the largest component of compensation for our NEOs. 2012 LTI equity awards for our NEOs consisted of 80% performance units and 20% RSUs.	• • • •

Rewards stock price appreciation and focused execution of our long-term strategy.

Aligns NEOs’ interests with stockholders.

Fosters a long-term focus and retention.

Facilitates executive stock ownership.

Annual Cash Incentive Awards – Awards are made under the Executive Incentive Plan, or EIP, and are determined by the Compensation Committee using pre-established Company performance goals and results measured under our Global Management Incentive Plan, or GMIP.

• • •

Motivates NEOs to meet or exceed our annual GMIP Company performance goals to drive current performance and position us for longer-term success.

Holds NEOs accountable for performance against pre-established GMIP Company performance goals.

Aligns and focuses all staff members around the same Company performance goals as all such annual cash incentive awards are based on the same GMIP Company performance goals.

Base Salaries	• •	Provides a degree of financial certainty and stability. Recognizes competitive market conditions and/or rewards individual performance through periodic increases.

(1)

Mr. Sharer is excluded from all of the pie charts above because he did not serve as CEO for the full year. Calculated using (i) the “Salary” column from the “Summary Compensation Table” in our Executive Compensation Tables, (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column in the table in footnote 2 to the “Grants of Plan-Based Awards” table in our Executive Compensation Tables and (iii) the grant date fair value of annual grants of performance units and RSUs in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table in our Executive Compensation Tables.

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•

Pay for performance in a manner that strongly aligns with stockholder interests by rewarding performance on both a short- and long-term basis. Our executive annual cash incentive award and equity incentive programs for 2012 depended primarily on achieving our business and financial goals, growth in the price of our Common Stock and our relative long-term TSR. The largest portion of LTI equity awards granted to our NEOs is based on the relative performance of our TSR over a three-year period. We generally do not offer defined benefit or traditional executive supplemental defined benefit pension plans to our NEOs.

•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success. To attract executive talent with proven skills and experience, we believe the inducements and compensation packages we offer need to provide a sufficient catalyst for executives to agree to join our management team, account for compensation lost in joining our team and compare favorably to compensation obtainable at companies where we compete for high caliber executive talent.

•

Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value. Examples include our clawback policy, which applies to cash or equity compensation payouts awarded to executive officers, and our recoupment provisions. Another example is our executive stock ownership guidelines, which, by requiring executives to hold significant amounts of the Company’s equity, further align their interests with the interests of our stockholders and our long-term success.

•

Consider all Amgen staff members in the design of our executive compensation program, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success. As a result, although our NEOs receive compensation commensurate with their level, there are no special plans for our NEOs.

HOW COMPENSATION DECISIONS ARE MADE FOR OUR NAMED EXECUTIVE OFFICERS

Responsible Party	Primary Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board)	•	Evaluates the performance of the CEO within the context of the financial and operational performance of the Company and the compensation delivered.
	•	Has sole authority to determine and approve compensation packages for our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents and other Section 16 officers.
	•	Reviews and approves all programs in which our NEOs participate.
	•	Oversees the development of our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents and other Section 16 officers and effective succession planning.
	•	Oversees the Board’s relationship with and response to stockholders on executive compensation matters.
Consultant to the Compensation Committee (Frederic W. Cook & Co., Inc.– independent consultant retained directly by the Compensation Committee)	•	Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee.
	•	Assists management with presenting market data and reviews the appropriateness of market data compiled by the Human Resources Department.
	•	Provides advice on the appropriateness and competitiveness of our compensation program relative to market practice, including advising the Compensation Committee on the selection of our peer group.
	•	Consults on executive compensation trends and developments.
	•	Consults on various compensation matters and recommends compensation program designs and practices to support our business strategy and objectives.
	•	Works with management to conduct an assessment of the risks arising from our compensation policies and practices.
CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)	•

Conducts performance reviews for the other NEOs and makes recommendations to the Compensation Committee with respect to compensation of Executive Vice Presidents, Senior Vice Presidents and other Section 16 officers.

	•	Oversees the compilation of market data by the Human Resources Department, which is reviewed by the Compensation Committee.

Use of Independent Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Frederic W. Cook & Co., Inc., or Cook & Co., an independent consultant, throughout 2012 and to date in 2013. George B. Paulin, the CEO of Cook & Co., worked directly with the Compensation Committee in the roles and undertaking the responsibilities described in the table above. In addition, in determining the compensation of Messrs. Bradway and Sharer for 2012, the Compensation Committee considered specific market data and recommendations prepared by Cook & Co. concerning CEO transitions and CEO retirement. In 2012, Cook & Co. also provided consultation regarding dividend policies for equity awards and an equity plan authorization analysis.

On a periodic basis, the Company purchases proprietary executive compensation survey data from Cook & Co. to inform the Compensation Committee’s decisions, but does not engage Cook & Co. for any other services to the Company. During 2012, the Compensation Committee, as in past years, had responsibility for engaging Cook & Co. and directed the nature of the communications and interchange of data between Cook & Co. and management. In addition, also during 2012, the Governance and Nominating Committee engaged Cook & Co. to assist in a review of director compensation.

Peer Group

The Compensation Committee recognizes the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, manufacture and commercialization of novel treatments to address serious illness. The Compensation Committee believes that these unique demands require executive talent with significant industry experience as well as, for certain key functions, unique scientific expertise to oversee research and development activities and the complex manufacturing requirements for biologic products. Further, the Compensation Committee believes that these very specific skills and capabilities limit the pool of talent from which we recruit and also cause our employees to be highly valued and sought after in our industry.

This makes it imperative for our peer group to include those where we compete for new executives given the similarities in experience and knowledge that are developed at these companies. For example, Messrs. Peacock and Hooper, our two most recently hired NEOs from outside of our company, and Dr. Harper, a recent internal promotion to an executive officer position, each previously worked for companies in our peer group. Moreover, as evidenced by the fact that thirteen of the fifteen companies in our peer group also list us as a peer, we believe that our peer group most accurately reflects those with whom we compete for executive talent. The Compensation Committee compares our pay levels and programs to those of this peer group and uses this comparative data as a reference point in its review and determination of compensation. Our approach, however, also considers our performance and the individual’s performance and other relevant factors in setting pay as opposed to simply establishing target levels of compensation at specific benchmark percentiles.

Based on recommendations from Cook & Co., the Compensation Committee uses the following objective criteria in selecting its peer group from the universe of other pharmaceutical and biotechnology companies:

•	our competitors for executive talent;

•	companies that compete directly with our products (ten companies in our fifteen-company peer group have products that compete directly with our products);

•	companies that identify us as their direct peer (thirteen companies in our fifteen-company peer group include Amgen in their peer groups);

•	companies that generally compare in market capitalization and/or revenues; and

•	companies with similar pay models.

To address concerns of our stockholders and in response to the reduction in the number of peer group companies resulting from merger activity, in 2011 we rebalanced our peer group for 2012 compensation decisions to include Allergan, Inc. and Celgene Corporation. These companies were chosen because they are among those in our industry with which we compete for executive talent, and to provide greater balance with our peer group in terms of market capitalization and revenues.

2012 Peer Group

Abbott Laboratories Allergan, Inc. AstraZeneca PLC Biogen Idec Inc. Bristol-Myers Squibb Company Celgene Corporation Eli Lilly and Company Gilead Sciences, Inc.	GlaxoSmithKline plc(1) Johnson & Johnson Merck & Co., Inc. Novartis AG Pfizer Inc. Roche Group(2) Sanofi S.A. (formerly Sanofi-Aventis)(2)

The market capitalization of our peer group ranged between $26.7 billion and $179.1 billion determined as of the last trading day of 2011 as provided by Bloomberg L.P. The 2011 revenues of our peer group ranged between $4.8 billion and $67.4 billion based on filings with the Securities and Exchange Commission, or SEC, except for Roche Group which was obtained from data disclosed on their website. Amgen’s 2011 market capitalization and revenues were $56.3 billion and $15.6 billion, respectively. The median 2011 market capitalization and revenues of our peer group (not including Amgen) was $87.6 billion and $38.9 billion, respectively. While our revenues and market capitalization are below the median values for the peer group, it is the Compensation Committee’s view that this peer group is the most appropriate for benchmarking executive compensation because these companies are generally those in our industry where we most closely compete against for executive talent.

Peer Group Data

Our primary data sources for evaluating all elements of compensation for our CEO and other NEOs’ compensation against the peer group in March 2012 were the 2011 Towers Watson Pharmaceutical Human Resources Association, or PHRA, Executive Compensation Survey (the Towers Survey), and the available data from proxy statements filed in 2011 with the SEC for our peer group. The Towers Survey contains compensation information from pharmaceutical companies in our peer group, but does not contain information on biotechnology companies. Therefore, compensation information for the biotechnology companies within our peer group is compiled by Equilar using proxy statement filings to provide additional data and to inform the Compensation Committee. The Towers Survey data and the peer group proxy data is presented by management to the Compensation Committee both individually and in the aggregate, including the ranking of the NEO against those in similar positions and an analysis of each element of direct compensation at the 25th percentile, median and 75th percentile of the peer group for each NEO position, other than for Messrs. Bradway and Sharer, as our CEOs. In considering Mr. Scott’s compensation, the Compensation Committee reviewed Towers Survey data for his position because Mr. Scott was not a named executive officer at the time his compensation was determined.

In connection with our CEO succession plan in March 2012, Cook & Co. presented data regarding (i) CEO compensation values at the 25th percentile, median and 75th percentile, and (ii) compensation payable to retiring CEOs, each as derived from our peer group and companies within the Standard & Poor’s 100 over the past three years. The data regarding compensation paid to CEOs within our peer group differed from the information prepared for the other NEO positions because Cook & Co. accessed updated proxy statement filings and Form 8-K reports filed through the date of Cook & Co.’s report.

In the tables below, in general, the “Market Median” is derived by averaging the values of the 2011 Towers Survey 50th percentile and the 2011 peer group proxy statement 50th percentile, except for Messrs. Bradway and Sharer, as our CEOs. The Market Median shown for Messrs. Bradway and Sharer is the median of the specific compensation elements paid to CEOs in our peer group, as reported by Cook & Co. from proxy statement filings and Form 8-K reports.

(1)	Revenues for GlaxoSmithKline plc were converted into U.S. dollars using the average exchange rate for 2011 disclosed within their SEC filing.

(2)	Revenues for Roche Group and Sanofi S.A. were converted into U.S. dollars using the average of daily exchange rates for 2011 as provided by Bloomberg L.P.

ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS

Described below are our three primary elements of executive compensation in order of magnitude.

Long-Term Incentive Equity Awards

Long-Term Incentive Equity Award Grant Guidelines

We grant LTI equity awards each year to nearly all of our approximately 18,000 staff members worldwide to emphasize and provide incentives for long-term Company performance and to align the interests of every staff member with those of our stockholders. LTI equity award grant guidelines for each job level within the Company are set based on the size of the annual total LTI equity award budget and peer group market data. When determining the grant guidelines for our executive officers and each NEO’s grant level, the Compensation Committee considers the goal of tying more compensation to the interests of our stockholders and the desire to be competitive among our peer group. We had extensive conversations with our stockholders following our 2011 say on pay vote. During these conversations, our stockholders acknowledged the lack of more traditional forms of long-term wealth creation or retention programs, such as a defined benefit pension plan or subsidized Company-provided retiree medical plans that exist in our peer group, but also recommended targeting a lower percentile among our peer group for our LTI equity awards.

In response, the Compensation Committee reduced the targeted benchmark measure for our LTI equity award budget for 2012 by 25 percentage points to the 50th percentile, or median, of our peer group. The Compensation Committee believes that the 50th percentile is an appropriate competitive target level for our 2012 LTI equity awards budget because it is responsive to our stockholders’ concerns about targeting a higher LTI equity award value while maintaining competitive positioning. In addition, the Compensation Committee changed its methodology effective with April 2012 grants so that the Compensation Committee grants shares based on a specific dollar valuation rather than a specific number of shares to avoid the impact of fluctuations in the stock price between the date on which the Compensation Committee determines the grant amount and the actual grant date, thus ensuring that value is delivered as intended.

Long-Term Incentive Equity Award Mix

Effective for LTI equity awards granted to our NEOs in 2012, the Compensation Committee changed the LTI equity award mix to 80% performance units and 20% RSUs and eliminated stock options. These changes were made in response to stockholder feedback and to provide a greater percentage of equity compensation that is earned predominantly based on our measurable performance. We believe it is important to retain a relatively small percentage of equity awards in the form of RSUs to provide retention incentives. This mix of LTI equity awards also facilitates a more efficient use of the shares available under our LTI equity award plan and minimizes dilution as fewer shares are used when granting performance units and RSUs than when granting stock options.

In addition, since 2011, our time-vested RSUs vest in three approximately equal annual installments, on the second, third and fourth anniversaries of the grant date. Prior to 2011, our time-vested RSUs and stock options vested in four equal installments, commencing on the first anniversary of the grant date. This delay in the commencement of vesting further emphasizes the long-term performance focus of our LTI equity award program and enhances the retention of talented staff members. Performance units are generally earned at the end of the three-year performance period based on the extent to which the performance goals for the applicable period are met.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2012

During 2012, the Compensation Committee compared the value of the 2012 annual LTI equity awards for each NEO to the Market Median (as more specifically described above under “Peer Group Data”).

The Compensation Committee also took our performance and the individual’s performance into account when determining individual grants. Given the proximity of competitive market values for each position, the

Compensation Committee awarded the same equity award grant value to each NEO at the Executive Vice President level. Additionally, the Compensation Committee believes that internal parity among the NEO group at the same level is a valuable tool to promote an effective team.

Mr. Scott, a Senior Vice President, received an annual 2012 grant at a level higher than other Senior Vice Presidents, yet below the Executive Vice Presidents, to serve as an incentive for Mr. Scott to remain at the Company during the execution of our executive transitions and corporate reorganization. Mr. Bradway was promoted to CEO in May 2012 and, in connection with the assumption of the CEO role, he received an increased 2012 annual LTI equity award grant value to address his increased responsibilities, while still reflecting our shift in compensation philosophy to target the Market Median of the CEO peer group. In determining the value of Mr. Sharer’s grant of 2012-2014 performance units and the 2012 annual grant of RSUs, the Compensation Committee also targeted the Market Median of the peer group and reduced the amount that would have otherwise been granted to Mr. Sharer to reflect his shortened service period as the CEO through May 23, 2012. In addition, given the reduced amount awarded to Mr. Sharer, the Compensation Committee determined that the provisions of his equity award agreements normally requiring pro-ration of the performance units earned or RSUs vesting upon the occurrence of certain events, including death, disability or retirement, should not apply to his grant of 2012-2014 performance units or RSUs. Lastly, in connection with Dr. Harper’s promotion to Executive Vice President, Research and Development, effective February 2012, the Compensation Committee determined to increase the value of Dr. Harper’s annual LTI equity award opportunity from a total equity value granted of $1,300,000 to $3,100,000 to reflect his new responsibilities and align Dr. Harper with the other Executive Vice Presidents.

Given the design of our performance award program, there is no guarantee of any value realized from grants of performance units as they are dependent on our relative TSR. Reflecting our shift in philosophy of targeting the 50th percentile, or median, of our peer group for LTI equity awards, the Compensation Committee granted the following LTI equity awards to our CEO and the other NEOs in March 2012. This annual equity award table does not reflect the special grants of RSUs to Messrs. Hooper and Scott on January 31, 2012, described more fully in the footnotes to the table below. For more information regarding the determination of Market Median and the peer group data reviewed, see “Peer Group Data” above. Mr. Sharer’s Market Median reflects his shortened period of service as CEO through May 23, 2012 and the Market Median is similarly reduced.

Named Executive Officer	Performance Units ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	Market Median ($)	Difference vs. Market Median Over/ (Under) (%)
Robert A. Bradway	6,000,000	1,500,000	7,500,000	7,500,000	0
Kevin W. Sharer	2,560,000	640,000	3,200,000	3,125,000	2
Anthony C. Hooper(1)	2,480,000	620,000	3,100,000	3,056,457	1
Jonathan M. Peacock	2,480,000	620,000	3,100,000	3,331,238	(7)
Fabrizio Bonanni(2)	2,480,000	620,000	3,100,000	n/a	n/a
Sean E. Harper	2,480,000	620,000	3,100,000	3,010,481	3
David J. Scott (3)	1,760,000	440,000	2,200,000	2,007,900	10

(1)

Excludes the time-vested RSU grant on January 31, 2012 of 26,497 RSUs with a total grant date fair value of $1,753,836, vesting in three approximately equal installments on March 2, 2012, 2013 and 2014. These RSUs were provided as partial compensation for the equity grants forfeited by Mr. Hooper by leaving his previous position to take the position with us in October 2011, and such amounts were adjusted to take into account the final determinations of compensation by his previous employer.

(2)

No data is available for Dr. Bonanni because his then position as Executive Vice President, Operations had no comparable position included in the 2011 Towers Survey or peer group proxy statement filings. Dr. Bonanni’s job contained additional elements and responsibilities not reflected in both the 2011 Towers Survey and proxy statement data. In light of the lack of comparable data, it was considered appropriate to set Dr. Bonanni’s LTI equity award level at the same level as the other Executive Vice Presidents because of the similar scope of the Executive Vice Presidents’ leadership responsibilities across our Company.

(3)

Excludes the time-vested RSU grant on January 31, 2012 valued at the time of approval at $1,500,000, approximating two times Mr. Scott’s then-current base salary. This RSU grant was provided as a special retention grant, will vest in its entirety on December 31, 2014 and will be forfeited if Mr. Scott leaves the Company before the vesting date (except in the event of death or permanent or total disability).

Performance Units

The Compensation Committee grants performance units to tie actual compensation earned from LTI equity awards directly to our performance. Performance units are rights to receive our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. Each performance unit earned entitles the participant to one share of the Company’s Common Stock.

Performance Award Program—Performance Units Awarded in 2012 for the 2012-2014 Performance Period

In March 2012, the Compensation Committee decided to retain the design of the performance goals from the 2011-2013 performance period, which was based wholly on the relative ranking of the Company’s TSR results against the average of the TSRs of the fifteen companies in our peer group. We believe TSR is an important metric as it provides the greatest indication of stockholder alignment and ensures that compensation realized reflects our stock performance relative to that of our peer group. The payout percentage equals 100% plus two times the TSR percentage difference of our TSR less the average of the TSRs of our peer group, which may be a positive or negative amount. The number of performance units earned at the end of the performance period continues to range from 0% to a maximum of 150% of the target performance units granted for the 2012-2014 performance period.

For example, assume that a participant in the 2012-2014 performance period grant has 1,500 target performance units and that at the end of the performance period, our TSR is 15% and the average of the TSRs of our peer group is 9%. In this illustration, our TSR percentage is six percentage points above the peer group average. The resulting payout percentage would be 112% of target equal to 100% plus two times the positive TSR percentage difference. The participant would thus earn 1,680 shares of our Common Stock, equal to multiplying 1,500 performance units by the 112% payout percentage.

Performance Award Program—2013–2015 Performance Period

In December 2012, the Compensation Committee approved a performance award goal design and calculation for the 2013-2015 performance period based wholly on the relative ranking of the Company’s three-year TSR results against the three-year TSR results of the companies listed in the S&P 500 as of the grant date. We believe that the S&P 500 is more representative of our capital market competitors versus our labor market competitors, provides continuity from year to year and reduces the statistical bias that can occur in a relative comparison to a small sample. Our TSR and the S&P 500 TSRs are calculated using the average daily closing Common Stock price per share for the Company and each of the S&P 500 companies for the twenty trading days starting on the grant date and the last twenty trading days of the 2013-2015 performance period. The target payout (100%) requires our TSR to rank at the 50th percentile, or median. Threshold and maximum payouts are 0% and 150%, respectively. Notwithstanding our ranking, in the event our absolute TSR is less than zero, the payout percentage shall not be greater than 100%.

Performance Award Program – Performance Units Earned for the Performance Period Ending in 2012

Performance units for the 2010-2012 performance period were paid in March 2013, based upon our 2010 revenues and 2010 adjusted EPS weighted equally, in alignment with our 2010 GMIP Company performance goals, and modified at the end of the three-year performance period by a relative TSR multiplier based on the rankings of our TSR results compared with the TSRs of the companies in the comparator group for the 2010-2012 performance period. Our comparator group was our peer group at the time the performance goals were set in 2010.

The relative TSR multiplier is based on the ranking of our three-year TSR compared with the three-year TSRs of the fourteen companies (Amgen and our 2010 peer group) in our peer group at the commencement of the performance period. The relative TSR multiplier is expressed as a percentage and varies depending on our ranking with the comparator group companies. The maximum TSR multiplier that can be achieved is 160%. The performance results for our 2010-2012 performance period are as follows:

Performance Goals for the 2010-2012 Performance Period

Measures	Threshold	Target	Maximum	Actual Performance	Percentage Earned
2010 Revenues(1)	$14.352 billion earns 0%	$15.102 billion earns 50%	$15.852 billion earns 62.5%	$15.053 billion	46.7%

2010 Adjusted EPS(2)	$4.74 earns 0%	$4.99 earns 50%	$5.24 earns 62.5%	$5.21	61.1%
Overall Percentage	0%	100%	125.0%		107.8%

Relative TSR Multiplier for the 2010-2012 Performance Period
Measure	Threshold	Target	Maximum	Actual	Multiplier
Relative TSR	50% for a ranking of 10th through 14th	100% for a ranking of 6th through 9th	160% for a ranking of 1st	Ranking of 3rd	133.7%

(1)	The 2010 revenues performance measure reflects adjustments for any changes in accounting principles, the discontinuation of operations or the recording of an extraordinary item.

(2)

The 2010 adjusted EPS performance measure reflects adjustments for (i) any changes in tax law or accounting principles, the discontinuation of operations or the recording of any extraordinary item or (ii) any (a) merger, acquisition, and investment or asset related expenses, gains and losses, (b) asset impairment charges, (c) restructuring charges, (d) gains or losses from litigation, arbitration and contractual settlements, (e) non-cash interest expense on our convertible debt or (f) stock option expense, each net of tax.

Payout Calculation for the 2010-2012 Performance Period:

Performance Units Earned =	Performance Units Granted	X	(Revenues Percentage (46.7%) + Adjusted EPS Percentage (61.1%)) X (TSR Multiplier (133.7%)) =144.1%

Our actual performance results for the performance periods that ended in 2012 resulted in the following Common Stock being earned under our performance award program:

Named Executive Officer	Number of Units Granted (Target)	Number of Shares of our Common Stock Earned(1)
Robert A. Bradway	24,000	34,584
Kevin W. Sharer	91,000	131,131
Anthony C. Hooper(2)	35,185	52,777
Jonathan M. Peacock(3)	n/a	n/a
Fabrizio Bonanni	24,000	34,584
Sean E. Harper	9,200	13,257
David J. Scott	11,500	16,571

(1)	Except for Mr. Hooper, units earned reflect payout at 144.1% of target for the 2010-2012 performance period.

(2)

Mr. Hooper commenced employment with the Company after the participants for the 2010-2012 performance period had been determined. However, to compensate Mr. Hooper for equity lost as a result of his leaving his previous employer, to induce him to join our Company and to provide long-term incentives that are in alignment with stockholder interests, Mr. Hooper was granted performance units under a performance award program substantially similar to our 2011-2013 performance award program, but with a performance period from October 27, 2011 through December 31, 2012. His payout reflects performance at 150.0% of target.

(3)	Mr. Peacock commenced employment with the Company after the participants for the 2010-2012 performance period had been determined.

Performance Units for Mr. Hooper.    Mr. Hooper’s performance units were based solely upon our TSR performance as compared with the average of the TSRs of our peer group during the performance period from Mr. Hooper’s hire date of October 27, 2011 through December 31, 2012. The goal design for these performance unit awards is identical to the 2011-2013 performance period awards, except that Allergan, Inc. and Celgene Corporation were added to the peer group used to calculate the payout, resulting in a fifteen-company peer group for these awards. The maximum payout amount was 150% and 35,185 performance units were granted for this performance period. As a payout percentage equal to 100% plus two times the TSR percentage difference for the period from the grant date through December 31, 2012 exceeded the maximum payout percentage for the award, the maximum payout percentage was used. The actual payout to Mr. Hooper was 52,777 shares due to the 150% TSR multiplier.

Restricted Stock Units

Time-vested RSUs result in a share of Common Stock being delivered on the vesting of each RSU and serve as an effective retention tool within our mix of grant types because RSUs have intrinsic value on the date of grant and going forward. Our RSUs have annual vesting periods that commence on the second anniversary of the grant date and continue through the fourth anniversary of the grant date.

Stock Options Eliminated in 2012

The Compensation Committee previously granted time-vested stock options to tie compensation to absolute increases in our stock price over multi-year periods. Stock options are rights to purchase our Common Stock on or after the vesting date at the closing price of our Common Stock on the date of grant. Unlike RSUs, our stock price must increase over the exercise price set at the date of grant for stock options to have any value. In 2012, the Compensation Committee eliminated time-vested stock options for all staff members, including our NEOs, and instead provided greater emphasis on our performance units which, as discussed above, for 2012 are tied exclusively to our TSR as compared with the average of the TSRs of the companies in our peer group.

Terms and Vesting

Beginning with the 2011 annual LTI equity award grants, the Compensation Committee revised the vesting period of RSUs and stock options (the last grants of stock options were made in 2011) from vesting in four equal annual installments commencing on the first anniversary of the grant date, to a delayed commencement of vesting, in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date. This action was taken to further emphasize the long-term performance focus of our LTI equity award program and to enhance the retention of staff members by lengthening the average time from the date of grant over which shares are earned.

Dividend Equivalents Added in 2012

In response to the Company’s payment of regular cash dividends to our stockholders, which commenced in September 2011, the Compensation Committee asked Cook & Co. to provide market data regarding dividend equivalent practices. Based on market prevalence, in March 2012, the Compensation Committee approved providing dividend equivalents on RSUs and on performance units granted in 2012. Such dividend equivalents are payable only to the extent such awards are earned. The dividend equivalents are intended to be paid in stock, with cash paid for fractional shares.

Total Cash Compensation

Target Annual Cash Compensation

Target annual cash is the sum of the NEO’s base salary and target annual cash incentive award. The Compensation Committee believes that target annual cash compensation valued at the Market Median is an appropriate standard, absent unusual or special circumstances. During 2012, the Compensation Committee compared target annual cash compensation for each NEO to the Market Median (as more specifically described above under “Peer Group Data”).

In connection with the Compensation Committee’s review of market practices for CEO retirement, in light of Mr. Sharer’s continued service as an employee and as Chairman of the Board through 2012 and the recommendations of Cook & Co., the Compensation Committee determined to continue Mr. Sharer’s salary throughout 2012 and to pro-rate the 2012 annual cash incentive award earned and the grant of LTI equity award incentives based on the time Mr. Sharer worked as our CEO during 2012.

In March 2012, the Compensation Committee approved target annual cash compensation for each NEO after reviewing and comparing it to the Market Median as set forth below. For more information regarding the determination of Market Median and the peer group data reviewed, see “Peer Group Data” above.

Named Executive Officer	2012 Amgen Target Annual Cash ($)(1)	Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	3,220,000	3,311,000	(3)
Kevin W. Sharer	4,497,500	3,311,000	36
Anthony C. Hooper	1,855,350	1,749,188	6
Jonathan M. Peacock	1,675,800	1,739,168	(4)
Fabrizio Bonanni(2)	1,646,540	n/a	n/a
Sean E. Harper	1,660,220	1,868,484	(11)
David J. Scott	1,523,160	1,525,912	0

(1)

Includes the 2012 increase in target annual cash incentive award opportunity from 80% to 90% of base salary for our Executive Vice Presidents, and from 70% to 80% of base salary for Mr. Scott, a Senior Vice President.

(2)

Dr. Bonanni’s job contained additional elements and responsibilities not reflected in both the 2011 Towers Survey and proxy statement data. No data is available for Dr. Bonanni because his then position as our Executive Vice President, Operations had no comparable position included in the 2011 Towers Survey or peer group proxy statement filings. In light of the lack of comparable data, it was considered appropriate to set Dr. Bonanni’s target annual cash compensation level at the same level as the other Executive Vice Presidents because of the similar scope of the overall leadership responsibilities for each Executive Vice President.

Annual Cash Incentive Awards

Annual cash incentive awards to our NEOs are made under our EIP which employs a formula that establishes a maximum award for each participant. Actual awards are generally then determined using pre-established Company performance goals and results measured under our GMIP. The majority of our staff members participate in our GMIP and our Value Enhancement Program, or VEP, an annual cash incentive award program also based on our pre-established GMIP Company performance goals and results. During the first 90 days of the calendar year, the Compensation Committee determines the EIP participants, the EIP definition of adjusted net income, the maximum award payable to each participant under the EIP, the GMIP Company performance goals and weightings and the target annual cash incentive award opportunities as a percentage of base salary. For 2012, the maximum award for each participant under the EIP continued to be based on a percentage of our adjusted net income, as defined in the EIP(1) (0.125% for our CEO, 0.075% for each of the Executive Vice President NEOs, and 0.05% for Mr. Scott, a Senior Vice President). The Compensation Committee’s practice has been to exercise negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company performance goals score as applied to the participant’s target annual cash incentive award opportunity in making its determination of the actual award amount paid. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant to our success during the performance period. Annual cash incentive awards are paid in March of the year following the EIP and GMIP annual performance periods. The Compensation Committee cannot increase the calculated EIP maximum award payable and can only reduce it.

In connection with Dr. Harper’s promotion to Executive Vice President, Research and Development, effective February 2012, the Compensation Committee increased the target annual cash incentive award opportunity for Dr. Harper from 65% to 80% of base salary. In March 2012, in connection with Mr. Bradway’s promotion to CEO effective May 23, 2012, the Compensation Committee increased the target annual cash incentive award opportunity for Mr. Bradway to 130% of base salary for 2012 compensation. This percentage aligns with the Market Median of our peer group and is lower than the target annual cash incentive award opportunity of 150% for Mr. Sharer because the peer group median has decreased since Mr. Sharer’s target annual cash incentive award opportunity was set. In March 2012, the Compensation Committee also increased the target annual cash incentive award opportunity for our Executive Vice Presidents, including Messrs. Peacock and Hooper and Drs. Bonanni and Harper, from 80% to 90% of base salary and for Mr. Scott, a Senior Vice President, from 70% to 80% of base salary for 2012 compensation. This increase was made based on our peer group market data, which suggested that this increase in our target annual cash incentive award opportunity to 90% and 80%, respectively, would align us more competitively with our peer group and fall slightly below the median of our peer group.

2012 GMIP Company Performance Goals

The GMIP Company performance goals approved by the Compensation Committee for 2012 were “Deliver Financially” (60% weighting), “Deliver the Best Pipeline” (20% weighting), and “Reach More Patients Through Growth Opportunities” (20% weighting). These goals were selected to retain the emphasis on financial performance, while focusing the remaining goals on other factors that are embedded in our operating plans, budgets and forecasts that are critical to our near- and longer-term clinical and commercialization success. While all of these goals measure single-year performance, taken as a whole, they are intended to positively position us for both short- and long-term success:

•

The 2012 “Deliver Financially” goals (Revenues and Adjusted Net Income) are equally focused on top- and bottom-line growth and were assigned the largest weighting, consistent with the fundamental importance of financial performance to us and our stockholders over the longer-term. Adjusted net income replaced adjusted EPS as one of the two primary financial goals for our 2012 annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations. In addition, the use of adjusted net income avoids the issue of having to adjust for the potential impact on adjusted EPS of stock repurchases.

(1)

For 2012, adjusted net income for purposes of EIP was defined as net income determined under U.S. generally accepted accounting principles, adjusted for the following: the adverse impact of changes in accounting principles; expenses and related costs incurred in connection with business combinations; non-cash interest expense on our convertible debt; stock option expense; losses and related costs incurred with respect to legal and contractual settlements; losses on disputes with tax authorities; expenses incurred in connection with restructurings and related actions; asset impairment charges, inventory write-offs; adverse impact of changes in tax law and the impact of discontinued operations.

•

“Deliver the Best Pipeline” goals measured progress on both early- and later-stage product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over the near- and longer-term.

•

“Reach More Patients Through Growth Opportunities” was chosen as a 2012 goal category to highlight the importance of accomplishing a series of current-year objectives to expand our business internationally and into emerging markets and to acquire or develop innovative new products, advance device development programs and initiatives and seize biosimilars opportunities.

All of these goal categories are intended to create stockholder value in the near- and longer-term. Threshold performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (less than 1% of annual cash compensation). There are no threshold goals for the financial metrics. Maximum performance under each measure results in earning 225% of target annual cash incentive award opportunity for that measure. The table below illustrates the weighting of each goal, the goals established and our actual performance for 2012:

Deliver Financially (60%)—Achieved 225.0%
	Threshold	Target	Maximum	Achieved
Revenues (30%)	$15,500 million	$16,300 million	$17,100 million	$17,265 million Achieved–225.0%
Adjusted Net Income(1) (30%)	$4,450 million	$4,700 million	$4,950 million	$5,119 million Achieved–225.0%

(1)	Adjusted net income for purposes of the GMIP is adjusted net income we reported in our Form 8-K dated as of January 23, 2013.

Deliver the Best Pipeline (20%)—Achieved 175.8%
		Results	Achieved
Execute Key Clinical Programs Including Filings, Obtain Approvals (15%)	•	Executed key clinical programs, including filings and obtaining approvals.	175.0%
Early Pipeline Advancement (5%)	•	Generated new product strategy teams.	178.1%
	•	Initiated first-in-human studies.
	•	Advanced programs through the early-to-late portal.

Reach More Patients Through Growth Opportunities (20%)—Achieved 175.6%
		Results	Achieved
External Opportunities (10%)	•	Supported product registration in Japan through filing submissions.	175.0%
	•	Developed and executed government affairs, office and hiring plans for China, and submitted clinical trial applications.
	•	Executed against filing and supply chain plans in other emerging markets.
	•	Entered into financially attractive deals for innovative new products and out-licensing.
Devices (5%)	•	Advanced devices to support lifecycle management and product development.	175.0%
Biosimilars (5%)	•	Completed necessary process to launch three target products and expand portfolio.	177.5%
	•	Support biosimilar policies and policy environments focused on sound science and patient safety.

2012 GMIP Company Performance Goals Composite Score	205.3%

Our performance against the 2012 GMIP Company performance goals (as shown in the table above) yielded a composite score of approximately 205.3%. The Compensation Committee awarded annual cash incentive awards to the NEOs based on this composite score.

The following actual annual cash incentive awards were paid to our NEOs under the EIP at approximately 205.3% of target:

Named Executive Officer	Target 2012 Award($)(1)	Actual 2012 Award($)
Robert A. Bradway	1,615,400	3,316,000
Kevin W. Sharer(2)	1,124,395	2,308,000
Anthony C. Hooper	874,263	1,795,000
Jonathan M. Peacock	786,531	1,615,000
Fabrizio Bonanni	775,855	1,593,000
Sean E. Harper	747,685	1,535,000
David J. Scott	673,421	1,383,000

(1)	Calculated in accordance with GMIP.

(2)	Mr. Sharer received a pro-rata portion of his annual cash incentive award for 2012 for the service provided as CEO through May 2012.

In March 2013, the Compensation Committee approved GMIP Company goal categories for 2013 performance that are substantially consistent with the 2012 Company goal categories, except it replaced “Reach More Patients Through Growth Opportunities” with “Deliver Strategic Priorities.”

Base Salaries

Generally, in March of each year, the base salaries for the NEOs are set based upon the Compensation Committee’s review of the peer group base salary data compared with the Market Median as more specifically described under “Peer Group Data” above. Data reviewed typically includes the 25th percentile, median and 75th percentile. In addition, the Compensation Committee considers our performance, market conditions and such other factors deemed relevant. Further, our CEO engages in a discussion with the Compensation Committee concerning his assessment of the performance of each of the other NEOs and his recommendations regarding any base salary adjustments for them. The Compensation Committee uses our CEO’s evaluation of the performance of the NEOs that report to the CEO, each NEO’s performance, information with respect to each NEO’s experience and other qualifications, the Market Median and any base salary adjustments recommended by the CEO in determining each NEO’s base salary.

In connection with Dr. Harper’s promotion to Executive Vice President, Research and Development, effective February 2012, the Compensation Committee increased Dr. Harper’s base salary from $600,000 to $850,000. This amount is lower than the Market Median for this position, because Dr. Harper is new to the position and the Compensation Committee wanted to allow room for future increases as warranted.

In March 2012, each NEO, with the exception of Mr. Sharer who retired from the position of CEO effective May 23, 2012, received a base salary increase. In March 2012, Mr. Bradway received a base salary increase of approximately 36% to $1,400,000 annually, effective May 23, 2012, in connection with his promotion to CEO on May 23, 2012. This increased base salary for our CEO, however, is equal to the 35th percentile of the CEO Market Median due to Mr. Bradway being new to the role of CEO. Mr. Peacock received a base salary increase of 5% to bring him closer to (although still below) the Market Median. Messrs. Hooper, Scott and Drs. Bonanni and Harper each received a base salary increase of approximately 2.8%, which was intended to generally maintain their relative positioning as compared with the Market Median and was consistent with the increases granted to our U.S.-based staff members generally.

The base salary adjustments approved and implemented in March 2012 are shown in the table below:

Named Executive Officer	2011 Base Salary ($)		Increase (%)	2012 Base Salary ($)	Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	1,028,000		36.2	1,400,000	1,500,000	(6.7)
Kevin W. Sharer	1,799,000		0.0	1,799,000	1,500,000	19.9
Anthony C. Hooper	950,000		2.8	976,500	897,213	8.8
Jonathan M. Peacock	840,000		5.0	882,000	884,128	(0.2)
Fabrizio Bonanni(1)	843,000		2.8	866,600	n/a	n/a
Sean E. Harper	850,000	(2)	2.8	873,800	983,413	(11.1)
David J. Scott	823,200		2.8	846,200	847,729	(0.2)

(1)

No data is available for Dr. Bonanni because his then position as our Executive Vice President, Operations had no comparable position included in the 2011 Towers Survey or peer group proxy statement filings.

(2)	The amount shown is Dr. Harper’s base salary after his promotion to Executive Vice President, Research and Development effective February 2012.

Perquisites

Perquisites are intended to be limited in both type and monetary value. We do believe, however, that certain perquisites facilitate the operation of our business, allowing our NEOs to better focus their time, attention and capabilities on our Company, permit them to be accessible to the business as required, alleviate safety and security concerns and assist us in recruiting and retaining these key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning services, including tax preparation services (not to exceed $15,000 annually in aggregate), annual physical examinations, Company-paid moving and relocation expenses when our NEOs are required by us to move to a new location and, in limited instances, personal expenses when on business travel. Certain of our NEOs also have access to the personal use of a Company car and driver and the use of the Company aircraft. Our CEO is encouraged to use our private aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur to make the aircraft available.

No tax gross-up reimbursements for NEOs are provided, except in connection with reimbursement of moving and relocation expenses (excluding tax gross-ups for assistance with loss on sale of a home), consistent with our other staff members and our general relocation policy. We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired executives who agree to relocate on the Company’s behalf and current executives who agree to expatriate to another country to work on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executives under our Company-wide policy and assists in the attraction and retention of the executive talent necessary to compete successfully in the market.

In 2011, the Compensation Committee provided caps on moving and relocation expenses and on home sale loss assistance for Senior Vice Presidents and above. Our Company-wide policy includes a repayment provision which requires a staff member hired from outside the Company to repay us for moving and relocation expenses incurred by us in the event that the staff member does not complete the move, resigns or is discharged for cause from the Company within two years of the employment start date (with a pro-rata refund in the second year). For staff members who accept an expatriate assignment, the repayment provision has been one year from the assignment date and, starting in 2013, will be two years from the assignment date.

Mr. Hooper, our Executive Vice President, Global Commercial Operations, who relocated from New Jersey to California, incurred moving and relocation expenses during 2012 in accordance with our relocation policies. Specifically, the material relocation benefits provided to Mr. Hooper in 2012 included costs to relocate household goods, reimbursement for closing expenses and other costs related to the sale of a prior residence, housing and living expenses, reimbursement of miscellaneous other relocation expenses (including costs for use of our aircraft for relocation-related trips), and tax gross-up payments on the taxable portion of such benefits provided. See “Summary Compensation Table—All Other Compensation—Perquisites and Other Compensation” in our Executive Compensation Tables for more information on these benefits.

COMPENSATION POLICIES AND PRACTICES

Recoupment Provisions

In December 2012, the Compensation Committee approved amendments to our incentive cash compensation plans (EIP, GMIP and VEP) to expressly allow the Compensation Committee, or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award. This provision is in no way intended to limit any other action that the Company could take against an employee, including other disciplinary actions (up to termination), ordinary course performance considerations, disclosure of wrongdoing to the government and pursuit of any other legal claims against such employees.

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers, including our NEOs, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Stock Ownership Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock, promote a long-term perspective in managing the company, further align the interests of our executives and stockholders and mitigate potential compensation-related risk. In March 2012, the stock ownership requirement for our CEO was increased from five times base salary to six times base salary. Executives are generally given five years following their placement into their current job level to comply with these guidelines, with compliance measured based on holdings and stock price as of December 31st. Once these ownership guidelines are met, executives are expected to maintain such ownership until they change job levels or are no longer employed by the Company. As of November 19, 2012, the date of our executive certification, all executive officers, including our NEOs, who were expected to meet such guidelines, did so. Messrs. Bradway, Hooper and Peacock are not required to meet their guidelines until 2017, 2016 and 2015, respectively. Meanwhile, Mr. Bradway meets the stock ownership requirement applicable to his prior position as President and Chief Operating Officer.

The current stock ownership guidelines are as follows, with the ownership requirement for the CEO having increased from five times base salary to six times base salary effective March 15, 2012:

Position	Stock Ownership Requirement
Chief Executive Officer	Six times base salary
President and Chief Operating Officer	Three times base salary
Executive Vice President	Three times base salary
Senior Vice President	13,500 shares
Vice President	4,500 shares

The following holdings count towards satisfying these stock ownership requirements:

•	shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;

•	shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	funds allocated under our Employee Stock Purchase Plan.

Insider Trading Policy and Practices

All staff members and our Board are prohibited from: (i) buying or selling our Common Stock while aware of any material nonpublic information; (ii) engaging in short sales with respect to our Common Stock; (iii) pledging or purchasing our Common Stock on margin (except the use of a margin account to purchase our Common Stock in connection with the exercise of company-granted stock options) or (iv) entering into any derivative or similar transactions with respect to our Common Stock.

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our Equity Awards Policy, our annual grants of LTI equity awards are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive officers, including our NEOs) or the Equity Award Committee (for grants to all other staff members). In unusual circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

The grant date for annual awards of stock options and RSUs is the third business day after the release of our first fiscal quarter earnings. For stock options, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date. For 2013, regular grants of annual LTI equity awards to our executive management (comprised of Senior Vice Presidents and above), including our NEOs, were approved in December 2012 with a grant date that was the third business day after the release of our fourth quarter earnings, in January 2013, to align the grant date with the start of the performance period. Our NEOs may also receive special awards of stock options or RSUs on an ad hoc basis as determined by the Compensation Committee as new hires or for retention, promotional or other purposes, but generally only on the third business day after the release of our quarterly or annual earnings after the date of determination by our Compensation Committee.

Tally Sheets

The Compensation Committee annually reviews a tally sheet for each NEO, setting forth all components of compensation, including compensation payable at termination, retirement or a change of control. These tally sheets also includes a summary of both the number of shares and the value at a given price of the equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand the overall impact of compensation decisions.

Based on its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than the CEO. No material adjustments to total compensation for any of our NEOs were made in 2012 as a result of the review of these tally sheets by the Compensation Committee.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation, which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

NON-DIRECT COMPENSATION AND PAYOUTS IN CERTAIN CIRCUMSTANCES

Retirement Arrangement, Offer Letters, Consulting Arrangement and Change of Control Benefits

Our CEO and other NEOs are generally not covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below. In addition, we typically enter into offer letters with new hires detailing their compensation and requirements to pay back certain elements of compensation.

To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations initiated by the Company and occur for reasons “other than cause” within a limited period of time from the date of hire. Benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change.

Kevin W. Sharer

Mr. Sharer ceased service as our CEO effective May 23, 2012, at which time he continued to serve as Chairman of the Board and an employee of the Company through December 31, 2012, assisting in the transition of our new CEO and providing leadership to the Board. In recognition of his service provided as our CEO and throughout the transition period, for 2012 we (i) continued to pay Mr. Sharer his base salary at his rate in effect as a CEO, (ii) paid him a pro-rata portion (approximately five/twelfths) of his annual CEO cash incentive award earned for 2012 and (iii) provided the benefits and perquisites we have historically provided to Mr. Sharer as our CEO.

In 2012, Mr. Sharer was granted a reduced amount (approximately five/twelfths) of his annual LTI equity awards for service as CEO through May 2012. The provisions of the performance award program and our RSU grant agreement generally require pro-ration of the performance units earned or RSUs vesting, as applicable, upon the occurrence of certain events, including death, disability or retirement. These provisions were modified not to apply to Mr. Sharer’s grant of performance units under the 2012-2014 performance program and his 2012 annual grant of RSUs given the five/twelfths pro-ration had already been applied. Like all of our qualified retirees, following Mr. Sharer’s retirement in December 2012, he continued to vest in his outstanding RSUs and stock options in accordance with their original vesting schedules and he will continue to be entitled to a full payout from his outstanding performance units (for the 2011-2013 and 2012-2014 performance periods).

The Compensation Committee approved providing Mr. Sharer with office space and administrative and technical support until December 31, 2017. Following his retirement as our CEO and departure from the Company, we are currently providing and intend to continue to provide Mr. Sharer with secretarial, information technology and travel support until December 31, 2017.

Anthony C. Hooper

Mr. Hooper, who commenced employment effective October 27, 2011, is currently subject to an offer letter that was negotiated in connection with his hiring and approved by the Compensation Committee. Mr. Hooper’s offer letter included relocation assistance and our standard severance protection for new executives. In addition, we agreed to compensate Mr. Hooper for cancellations or forfeitures of previously earned or vested compensation from his former employer (or the denial of vesting of such compensation) arising out of his employment with us and to indemnify him against claims relating to recoupment of such compensation. We agreed to provide Mr. Hooper with such compensation and benefits because Mr. Hooper’s broad commercial operations experience and his leadership roles in developing the pharmaceutical business in Latin America, the Middle East, Africa, Canada, Japan and several countries in the Pacific Rim are important to implementing our strategic vision for growth and international expansion and to attract him to our Company and California. Mr. Hooper’s compensation and benefits were designed and negotiated to facilitate a prompt, effective and fair process.

Mr. Hooper’s offer letter provides for cash severance protection for three years following his hire date at a multiple of two times annual base salary and a target annual cash incentive award of 80% of his annual base salary plus up to eighteen months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical and dental coverage paid by us. As with Mr. Peacock (described below), benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on October 27, 2014.

To facilitate Mr. Hooper’s relocation from New Jersey to California, he received our relocation package which includes a repayment agreement that says he will repay the moving and relocation expenses incurred by the Company in the event that Mr. Hooper does not complete the move, resigns or is discharged for cause from the Company within two years (with a pro-rata refund in the second year). Reimbursement of relocation expenses is essential to ensure the executive is able to move in a timely manner and able to more quickly take on his responsibilities.

Jonathan M. Peacock

Mr. Peacock, who commenced employment effective September 1, 2010, is currently subject to an offer letter that provides for standard cash severance protection for three years following his hire date at a multiple of two times annual base salary plus the target annual cash incentive award opportunity at the time of termination, and up to eighteen months of COBRA medical coverage paid by us. These severance benefits will expire on September 1, 2013.

Fabrizio Bonanni

In connection with his retirement on January 25, 2013 and in light of his expertise in our global operations, quality and engineering, we entered into a consulting agreement with Dr. Bonanni for the provision of consulting services during 2013, consistent with the material terms established by the Compensation Committee, and under which we compensated Dr. Bonanni with accelerated vesting of his 40,000 RSU retention grant (originally granted in April 2010 with a December 2013 vesting date) that would have been forfeited upon his retirement. The Compensation Committee determined that the accelerated vesting of the RSUs was appropriate because Dr. Bonanni will have fulfilled the purpose of the original retention grant based on his active service through January 2013 taken together with his consulting services through the end of 2013. Payments under the agreement are subject to recapture in the event of any breach of the agreement or the Amgen Proprietary Information and Inventions Agreement by Dr. Bonanni.

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,738 staff members (as of December 31, 2012), including each NEO. There are no tax gross-up payments provided under the plan. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The cash severance multiple for the CEO and all other NEOs is two times annual cash compensation. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

Change of Control Treatment of Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

To ensure that our LTI equity award practices remain aligned with current governance best practices and are competitive with the practices of our peer group, in March 2011, the Compensation Committee eliminated the single trigger full acceleration of vesting upon a change in control for future LTI equity award grants and replaced it with a “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. As a result, annual grants of LTI equity awards made on or after March 2, 2011 provide that, assuming the awards are continued or assumed, all unvested stock options and RSUs vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance up until the time that the change of control occurs. Payment calculation methods differ according to the terms of the award for each performance period and whether a change of control occurs in the first six or 12 months of the period or thereafter. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Our health, retirement and other benefits programs are available to all of our U.S.-based staff members and are typically targeted to align in value with our peer group on a total company basis. The primary survey used to make this total company comparison is the Aon Hewitt Benefit Index®, last updated as of May 2012, using a sample group of fourteen companies, chosen so as to have the greatest representation from our peer group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning and program design of our health, retirement and other benefit programs that pertain to all U.S.-based staff members, including our NEOs.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same level of matching and core contributions from us.

We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. Earnings under the SRP are market-based—there are no “above market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. Unlike a traditional pension plan, which provides a lifetime annuity that replaces a significant portion of a participant’s final pay, retirement benefits from our 401(k) and SRP are based on the investment return on the staff member’s own investment elections, with the participant bearing the investment risk. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP.

The NDCP offers all U.S.-based staff members at director level and above the opportunity to defer eligible base salary and annual cash incentive awards, up to maximum amounts typical at our peer group. We also have the discretion to make contributions to this plan, but we do not make such contributions on a regular basis. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship. In March 2012, we made a one-time contribution to certain SRP accounts in order to correct for erroneous under-contributions made between 2003 and 2007 to these SRP accounts. The accounts of Messrs. Bradway, Sharer and Scott and Drs. Bonanni and Harper, among others, were affected by this error and thus their accounts were credited with the one-time correction contribution, which amounts are reflected as 2012 contributions in the Nonqualified Deferred Compensation table.

Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff members

In 2009, we implemented a Retiree Medical Savings Account Plan and a high deductible health plan, referred to as the Retiree Health Access Plan, available to all U.S.-based staff members. The Retiree Medical Savings Account Plan allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to a match of $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses to staff members who terminate having fulfilled the Company’s retirement criteria. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. The Retiree Health Access Plan is available to U.S.-based staff members who retire after attaining age 55 and ten years of service and who are not eligible for Medicare. Our Retiree Health Access Plan is paid for entirely by a retiree’s contributions, unlike a traditional retiree medical plan that provides a company subsidy based on retirement status or years of service.

TAXES AND ACCOUNTING STANDARDS

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We develop compensation programs that are intended to provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible. Section 162(m) of the Internal Revenue Code places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to the executive who serves as our CEO at year-end, and any of our three other most highly compensated employees who serve as executive officers at year-end, other than our Chief Financial Officer. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary for the CEO position, the base salary provided to Messrs. Bradway and Sharer in 2012 exceeded the tax-deductible limit.

•

As previously referenced, the introduction of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. This compensation, however, is not performance-based compensation under Section 162(m) of the Internal Revenue Code. The fiscal impact for 2012 of the RSUs not being performance-based is approximately $1,100,000, assuming the Company’s U.S. combined effective tax rate for 2012.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Internal Revenue Code Section 162(m), such as retention bonuses, as part of their initial employment offers.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and performance units under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. For example, the Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
				Performance Units and Restricted Stock Units	Stock Options	EIP
Robert A. Bradway	2012	1,262,308	0	8,571,724	0	3,316,000	420,059	13,570,091
Chairman of the Board, President and Chief Executive Officer	2011 2010	1,023,692 971,204	0 0	3,147,900 2,541,180	833,850 2,668,143	1,860,000 1,340,000	259,522 251,216	7,124,964 7,771,743

Kevin W. Sharer(6)	2012	1,805,919	0	3,657,214	0	2,308,000	1,357,579	9,128,712
Former Chairman of the Board and Former Chief Executive Officer	2011 2010	1,791,462 1,748,846	0 0	8,994,000 8,306,025	2,382,429 6,691,367	4,882,000 3,635,000	800,420 756,895	18,850,311 21,138,133

Anthony C. Hooper(7)	2012	976,179	0	5,296,747	0	1,795,000	518,068	8,585,994
Executive Vice President, Global Commercial Operations	2011	171,731	3,050,045	8,464,614	0	196,000	174,822	12,057,212

Jonathan M. Peacock(8)	2012	878,931	0	3,542,911	0	1,615,000	240,588	6,277,430
Executive Vice President and Chief Financial Officer	2011 2010	833,846 270,769	0 1,000,000	2,363,499 5,727,000	625,388 3,314,483	1,211,000 267,000	245,158 371,942	5,278,891 10,951,194

Fabrizio Bonanni(9)	2012	866,302	0	3,542,911	0	1,593,000	346,493	6,348,706
Former Executive Vice President, Operations	2011 2010	839,462 820,000	0 0	2,363,499 4,527,800	625,388 1,764,756	1,220,000 910,000	196,075 206,481	5,244,424 8,229,037

Sean E. Harper(10)	2012	835,038	0	3,542,911	0	1,535,000	176,814	6,089,763
Executive Vice President, Research and Development

David J. Scott(11)	2012	845,916	0	3,911,578	0	1,383,000	225,696	6,366,190
Senior Vice President, General Counsel and Secretary

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2012, reflects the grant date fair values of performance units and restricted stock units, or RSUs, granted during 2012 (see footnotes 5, 6 and 7 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The single measure that determines the number of units to be earned for the performance unit awards granted during 2012 is our total shareholder return, or TSR, compared with the average of the TSRs of our peer group, all computed over the performance period applicable to each award, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above.

(3)	Beginning in 2012, stock options are no longer granted to our NEOs.

(4)

Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for 2012 performance which were determined and paid in March 2013. For a description of our EIP, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

(5)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.

(6)

Mr. Sharer served as our Chief Executive Officer through May 23, 2012, and continued as an employee and Chairman of the Board throughout 2012 until his retirement on December 31, 2012. Compensation reported is for his service as our Chief Executive Officer through May 23, 2012, for his service as an employee and Chairman of the Board through December 31, 2012 and for certain post-retirement benefits.

(7)

Mr. Hooper commenced employment with the Company effective October 27, 2011 as Executive Vice President, Global Commercial Operations, and this table reflects his compensation earned beginning on that date.

(8)

Mr. Peacock commenced employment with the Company effective September 1, 2010 as Executive Vice President and Chief Financial Officer, and this table reflects his compensation earned beginning on that date.

(9)

Dr. Bonanni was not an NEO in 2011. Dr. Bonanni ceased service as an executive officer effective as of August 13, 2012 and retired as an employee as of January 25, 2013. Compensation reported is for service in all capacities during 2012. In connection with his retirement, Dr. Bonanni entered into a consulting arrangement in 2013 that is described below under “Potential Payments Upon Termination or Change in Control.”

(10)

Dr. Harper was not an NEO in 2011 or 2010. Dr. Harper was appointed to serve as Executive Vice President, Research and Development effective February 13, 2012, but this table reflects his compensation earned for all of Fiscal 2012.

(11)	Mr. Scott was not an NEO in 2011 or 2010.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs. The following table sets forth the perquisites provided and any associated tax gross-up reimbursements made to our NEOs in 2012. Tax gross-up reimbursements are provided only with respect to moving and relocation expenses. For a description of our principles regarding moving and relocation benefits, see the discussion in “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Perquisites” in our Compensation Discussion and Analysis.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)		Personal Expenses on Business Travel	Expenses Related to Guests Accompanying Officers on Business Travel	Other(4)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Robert A. Bradway	65,009	4,256	15,000	0	0	17,805	2,564	1,836	106,470
Kevin W. Sharer	261,712	20,346	15,000	0	0	23,346	15,040	270,721	606,165
Anthony C. Hooper	0	1,732	15,000	284,305	97,310	390	686	1,905	401,328
Jonathan M. Peacock	167	1,356	15,000	0	0	13,142	2,431	0	32,096
Fabrizio Bonanni	17,830	71,346	15,000	0	0	0	1,310	2,557	108,043
Sean E. Harper	62	333	15,000	0	0	500	2,842	0	18,737
David J. Scott	12,628	117	15,000	0	0	0	1,234	1,631	30,610

(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2012 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)

Mr. Hooper agreed to relocate from New Jersey to Thousand Oaks, California to serve as our Executive Vice President, Global Commercial Operations in October 2011. Certain relocation benefits were provided to Mr. Hooper in 2012 in connection with this relocation in accordance with our relocation policies, including:

(a)	$79,116 for use of our aircraft for relocation-related trips, calculated based on our variable costs and in the manner specified above in footnote 1 to this table;

(b)	$28,925 for housing and living expenses;

(c)	$56,989 for closing expenses and other costs related to the sale of his prior residence;

(d)	$108,592 for costs to relocate household goods;

(e)	$10,683 for miscellaneous other relocation expenses; and

(f)	$97,310 of tax gross-up payments on moving and relocation benefits provided.

(4)

Other expenses include gifts, the cost of executive physicals and personal transportation related costs. For Mr. Sharer, this also includes the aggregate incremental cost of providing Mr. Sharer with the following benefits following his retirement as our Chief Executive Officer:

(a)

For secretarial, information technology and travel support – approximately (i) $140,000 for the estimated cost of providing Mr. Sharer with a secretary and travel support from January 1, 2013 through December 31, 2017, (ii) $2,000 for the estimated cost of providing Mr. Sharer with information technology support from January 1, 2013 through December 31, 2017, (iii) $23,000 for the cost of providing Mr. Sharer’s secretary with a home office and (iv) $92,927 for the cost of providing secretarial, information technology and travel support during 2012 unrelated to Mr. Sharer’s services as an employee during that period.

Other Compensation. The following table sets forth compensation for our NEOs in 2012 incurred in connection with our 401(k) Retirement and Savings Plan, or 401(k) Plan, and our Supplemental Retirement Plan, or SRP. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) Retirement and Savings Plan($)	Company Credits to Supplemental Retirement Plan($)(1)	Total($)
Robert A. Bradway	25,000	288,589	313,589
Kevin W. Sharer	25,000	726,414	751,414
Anthony C. Hooper	25,000	91,740	116,740
Jonathan M. Peacock	25,000	183,492	208,492
Fabrizio Bonanni	25,000	213,450	238,450
Sean E. Harper	25,000	133,077	158,077
David J. Scott	25,000	170,086	195,086

(1)

Includes a one-time contribution to the accounts of Messrs. Bradway, Sharer and Scott and Drs. Bonanni and Harper to correct for erroneous under-contributions made between 2003 and 2007 to their SRP accounts.

Narrative Description to the Compensation Tables—Performance Units

Long-term performance units are granted to our NEOs annually during the first year of a three-year performance period and are paid out at the end of the performance period based on our level of achievement of the applicable performance goals established by our Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. The number of performance units earned is determined by the Compensation Committee at the end of the performance period based on our performance against the pre-established formula for such performance period, and is paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed under “Potential Payments Upon Termination or Change of Control” below.

Performance Goals and Formulas

For a description of the performance units for the 2010-2012 performance period that began on January 1, 2010 and ended on December 31, 2012 and for the 2012-2014 performance period that began on January 1, 2012 and will end on December 31, 2014, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

Performance goals for the 2011-2013 performance period that began on January 1, 2011 and will end on December 31, 2013 are based upon our TSR for the 2011-2013 performance period (or Amgen TSR) compared with the average of the TSRs of our thirteen-company peer group for such period (Peer Group Average TSR). The maximum number of performance units that may be earned is 150% of the target performance units granted for the 2011-2013 performance period.

The number of performance units earned at the end of the performance period will range from 0% to 150% of the number of performance units granted based on the payout percentage, which is determined in accordance with the following formula:

Payout Percentage:

100%	+	2 X	(Amgen TSR – Peer Group Average TSR)

Performance Units for Mr. Hooper

To compensate Mr. Hooper for equity lost as a result of his leaving his previous employer, to induce him to join us and to provide long-term incentives that are in alignment with stockholder interests, he was granted three performance-based performance unit awards. The performance periods for the performance unit awards each commenced on October 27, 2011 and ended or will end on December 31, 2012, December 31, 2013 and December 31, 2014, respectively. The goal design for these performance unit awards is identical to the 2011-2013 performance period awards, except that Allergan, Inc. and Celgene Corporation were added to the peer group used to calculate the payout, resulting in a fifteen-company peer group for each of his awards.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2012. None of the NEOs were granted stock options during 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(# of units)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Approval Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
				EIP		Performance Units			RSUs
Robert A. Bradway	3/14/12	3/14/12	(2)	(2)	6,398,750
	4/27/12	3/14/12				(3)	83,752	125,628		7,071,726(5)
	4/27/12	3/14/12							20,938	1,499,998(6)

Kevin W. Sharer	3/14/12	3/14/12	(2)	(2)	6,398,750
	4/27/12	3/14/12				(3)	35,734	53,601		3,017,254(5)
	4/27/12	3/14/12							8,933	639,960(6)

Anthony C. Hooper	3/14/12	3/14/12	(2)	(2)	3,839,250
	4/27/12	3/14/12				(3)	34,617	51,925		2,922,938(5)
	4/27/12	3/14/12							8,654	619,973(6)
	1/31/12	12/15/11							26,497	1,753,836(7)

Jonathan M. Peacock	3/14/12	3/14/12	(2)	(2)	3,839,250
	4/27/12	3/14/12				(3)	34,617	51,925		2,922,938(5)
	4/27/12	3/14/12							8,654	619,973(6)

Fabrizio Bonanni	3/14/12	3/14/12	(2)	(2)	3,839,250
	4/27/12	3/14/12				(3)	34,617	51,925		2,922,938(5)
	4/27/12	3/14/12							8,654	619,973(6)

Sean E. Harper	3/14/12	3/14/12	(2)	(2)	3,839,250
	4/27/12	3/14/12				(3)	34,617	51,925		2,922,938(5)
	4/27/12	3/14/12							8,654	619,973(6)

David J. Scott	3/14/12	3/14/12	(2)	(2)	2,559,500
	4/27/12	3/14/12				(3)	24,567	36,850		2,074,351(5)
	4/27/12	3/14/12							6,141	439,941(6)
	1/31/12	12/15/11							22,081	1,397,286(7)

(1)

Reflects the date on which the grants were approved by the Compensation Committee. See “COMPENSATION POLICIES AND PRACTICES—Policies for Grants of Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis for a description of the timing of our annual equity award grants.

(2)

Represents awards to our NEOs made under our EIP. The “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2012 performance period, based on our adjusted net income, as defined for the EIP. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders in 2002, the Compensation Committee employed the goals established under our Global Management Incentive Plan, or GMIP, as illustrated in the table below, as well as each NEO’s contributions in determining the actual amounts awarded under the EIP in 2012. Our GMIP for 2012 was based on our performance against three primary Company performance goals, weighted as follows: (1) Deliver Financially (60%); (2) Deliver the Best Pipeline (20%) and (3) Reach More Patients Through Growth Opportunities (20%). Threshold goals of 50% of target performance have been established only for non-financial metrics. There are no threshold goals for the financial metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual cash incentive award) and thus no threshold amount is shown in the table below. The GMIP-derived target and maximum payout levels for the 2012 performance period are shown in the table below. The actual amounts awarded under our EIP are reported as “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table” and are shown in the table below. For a description of our Company performance goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

	GMIP
	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold	Target	Maximum	Actual
Robert A. Bradway	—	1,615,400	3,634,650	3,316,000
Kevin W. Sharer	—	1,124,375	2,529,844	2,308,000
Anthony C. Hooper	—	874,263	1,967,092	1,795,000
Jonathan M. Peacock	—	786,531	1,769,695	1,615,000
Fabrizio Bonanni	—	775,855	1,745,674	1,593,000
Sean E. Harper	—	747,685	1,682,291	1,535,000
David J. Scott	—	673,421	1,515,197	1,383,000

(3)

Reflects information regarding performance units granted during 2012 for the 2012-2014 performance period for NEOs. The number of units granted (which equals the target number of units of the award) is multiplied by a payout percentage, which can range from 0% to 150%, to determine the number of units earned by the participant at the end of the performance period. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. The payout percentage for the 2012-2014 performance units is calculated as 100% plus two times the TSR percentage difference. The TSR percentage difference equals the TSR of our Common Stock less the average of the TSRs of the peer group, each over the three-year performance period, and may result in a negative amount. The performance units granted in 2012 accrue dividend equivalents deemed reinvested in shares and that are payable in shares only to the extent and when the underlying performance units are earned. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(4)

Reflects RSUs granted during 2012, including the annual grant of RSUs to our NEOs. Commencing with the grants made in April 2012, RSUs accrue dividend equivalents that are deemed reinvested in shares and payable only to the extent and when the underlying RSUs vest and are issued to the participant.

(5)

Reflects the grant date fair values of the performance units granted during 2012 for the 2012-2014 performance period determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of approximately $84.44. The grant date fair value per unit was determined using a payout simulation model with the following key assumptions: risk-free interest rate of 0.4%; volatility of the price of our Common Stock of 21.5%; dividend yield on our Common Stock of 2.1%; the closing price of our Common Stock on the grant date of $71.64 per share; volatilities of the prices of the stocks of the peer group and the correlations of returns of our Common Stock and the stocks of the peer group to simulate TSRs and their resulting impact on the payout percentage based on the contractual terms of the performance units.

(6)

Reflects the grant date fair values of RSUs granted on April 27, 2012 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair value per unit of $71.64. Because these RSUs accrue dividend equivalents during the vesting period, the grant date fair value per unit equals the closing price of our Common Stock on the grant date.

(7)

Reflects the grant date fair values of RSUs granted on January 31, 2012 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair value per unit of $66.19 and $63.28 for Messrs. Hooper and Scott, respectively. Because these RSUs do not accrue dividend equivalents during the vesting period, the grant date fair values per unit were based on the closing price of our Common Stock on that date of $67.93 reduced by an expected dividend yield of 2.4% over the respective weighted average vesting periods of the awards which were discounted at risk-free interest rates of 0.2% and 0.3% for the awards for Messrs. Hooper and Scott, respectively.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2012 granted to each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/ Option)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
	Stock Options					Restricted Stock Units and Dividend Equivalents		Performance Units and Dividend Equivalents
Robert A. Bradway	0	73,500	54.69	4/25/21	(2)	54,223	4,674,023	127,340(6)	10,976,708
	63,500	63,500	58.43	4/26/20	(3)			55,062(7)	4,746,344
	63,000	21,000	50.44	4/28/16	(3)			34,584(8)	2,981,141
	84,000	0	42.13	4/29/15
	65,000	0	62.55	4/26/14

Kevin W. Sharer	0	210,000	54.69	12/31/17	(2)	101,054	8,710,855	54,331(6)	4,683,332
	0	159,250	58.43	12/31/17	(3)			157,320(7)	13,560,984
	0	64,000	50.44	4/28/16	(3)			131,131(8)	11,303,492

Anthony C. Hooper	0	0	n/a	n/a		49,143	4,236,127	52,633(6)	4,536,965
								52,777(9)	4,549,377
								52,777(10)	4,549,377
								52,777(10)	4,549,377

Jonathan M. Peacock	0	55,125	54.69	4/25/21	(2)	74,571	6,428,020	52,633(6)	4,536,965
	87,500	87,500	57.27	10/28/20	(3)			41,296(7)	3,559,715

Fabrizio Bonanni	0	55,125	54.69	4/25/21	(2)	73,571	6,341,820	52,633(6)	4,536,965
	0	42,000	58.43	4/26/20	(3)			41,296(7)	3,559,715
	0	21,000	50.44	4/28/16	(3)			34,584(8)	2,981,141

Sean E. Harper	0	21,000	54.69	4/25/21	(2)	43,196	3,723,495	52,633(6)	4,536,965
	0	16,000	58.43	4/26/20	(3)			15,732(7)	1,356,098
	0	8,000	50.44	4/28/16	(3)			13,257(8)	1,142,753

David J. Scott	0	38,875	54.69	4/25/21	(2)	43,830	3,778,146	37,352(6)	3,219,742
	0	20,000	58.43	4/26/20	(3)			29,235(7)	2,520,057
	0	10,000	50.44	4/28/16	(3)			16,571(8)	1,428,420

(1)

Stock options granted prior to April 26, 2010 expire on the seventh anniversary of their grant date. Stock options granted on or after April 26, 2010 expire on the tenth anniversary of their grant date, except for Mr. Sharer’s stock options which expire on the fifth anniversary of his retirement date. In addition, as a result of Dr. Bonanni’s retirement on January 25, 2013, his stock options now expire on January 25, 2018 or, if earlier, the original expiration date noted in the table above.

(2)	Stock options vest at a rate of 33%, 33% and 34% on the second, third and fourth anniversaries of the April 25, 2011 grant date, respectively.

(3)

Stock options vest in equal installments of 25% on the first, second, third and fourth anniversaries of the grant date. Thus, the remaining unvested stock options with an expiration date: (i) in 2020 vest 50% per year in 2013 and 2014 and (ii) in 2016 vest in full in 2013. In addition, stock options granted to Mr. Sharer in 2010 which expire on December 31, 2017 vest 50% per year in 2013 and 2014.

(4)

The following table shows RSUs and any related accrued dividend equivalents (rounded down to the nearest whole number of units) outstanding as of December 31, 2012. Commencing with grants made after March 2012, RSUs accrue dividends that are deemed reinvested in shares and payable only when and to the extent the underlying RSUs vest and are issued to the participant.

Name	Units Granted on April 27, 2012(a)	Units Granted on January 31, 2012(b)	Units Granted on October 27, 2011(c)	Units Granted on April 25, 2011(a)	Units Granted on October 28, 2010(d)	Units Granted on April 26, 2010(d)	Units Granted on April 28, 2009(e)
Robert A. Bradway	21,223	0	0	21,000	0	9,000	3,000
Kevin W. Sharer	9,054	0	0	60,000	0	22,750	9,250
Anthony C. Hooper	8,771	17,753	22,619	0	0	0	0
Jonathan M. Peacock	8,771	0	0	15,800	50,000	0	0
Fabrizio Bonanni	8,771	0	0	15,800	0	46,000	3,000
Sean E. Harper	8,771	0	0	6,000	0	27,300	1,125
David J. Scott	6,224	22,081	0	11,200	0	2,900	1,425

(a)

Reflects total RSUs granted and related dividend equivalents accrued through December 31, 2012, which are scheduled to vest at a rate of approximately 33%, 33% and 34% of the amounts shown on the second, third and fourth anniversaries of the grant date, respectively.

(b)

Reflects RSUs granted to Mr. Hooper, of which 8,744 units vested on March 2, 2013 and 9,009 units are scheduled to vest on March 2, 2014. Also reflects RSUs granted to Mr. Scott which are all scheduled to vest on December 31, 2014.

(c)	Reflects RSUs granted to Mr. Hooper, of which 7,690 units vested on March 2, 2013, and the remainder are scheduled to vest as follows: 7,690 units on March 2, 2014 and 7,239 units on March 2, 2015.

(d)

Reflects remaining unvested RSUs, which are scheduled to vest in equal installments of one-half of the amounts shown on the third and fourth anniversaries of the grant date, except with respect to units outstanding for Drs. Bonanni and Harper. Dr. Bonanni’s RSUs include 40,000 units for which vesting occurred on his retirement date of January 25, 2013 in connection with entering into a consulting agreement as described below under “Potential Payments Upon Termination or Change in Control.” The remainder of Dr. Bonanni’s RSUs are scheduled to vest as follows: 3,000 units on April 26, 2013 and 3,000 units on April 26, 2014. Dr. Harper’s RSUs are scheduled to vest as follows: 1,150 units on April 26, 2013; 1,150 units on April 26, 2014 and 25,000 units on December 31, 2014.

(e)	Reflects remaining unvested RSUs, which are scheduled to vest on April 28, 2013.

(5)

The market values of RSUs and performance units (and related dividend equivalents) were calculated by multiplying the number of RSUs outstanding or the number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 6 through 10 below), as applicable, by the closing price of our Common Stock on December 31, 2012 ($86.20).

(6)

Reflects the sum of the number of performance units granted for the 2012–2014 performance period and the related dividend equivalents accrued through December 31, 2012 multiplied by the maximum payout percentage of 150%. Because a payout percentage equal to 100% plus two times the TSR percentage difference for the one-year period ended December 31, 2012, exceeded the maximum payout percentage for the award, the maximum payout percentage was used for purposes of this table. (The determination of the TSR percentage difference is discussed below.) The number of dividend equivalents multiplied by the 150% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 1,712 units for Mr. Bradway; 730 units for Mr. Sharer; 707 units for Messrs. Hooper and Peacock and Drs. Bonanni and Harper and 502 units for Mr. Scott.

(7)

Reflects the number of performance units granted for the 2011-2013 performance period multiplied by the estimated payout percentage of 131.1%, which equals 100% plus two times the TSR percentage difference for the two-year period ended December 31, 2012.

(8)

Reflects the actual number of performance units earned for the 2010-2012 performance period which equals the number of performance units granted multiplied by the actual payout percentage of 144.1%, which is the product of: (i) 107.8% which is the sum of the revenues and adjusted earnings per share, or

EPS, performance percentages based on actual results achieved with regard to the 2010 revenues and adjusted EPS performance measures, multiplied by (ii) a relative TSR multiplier of 133.7% for the three-year period that ended on December 31, 2012.

(9)

Reflects the actual number of performance units earned by Mr. Hooper for the performance period that began on October 27, 2011 and ended on December 31, 2012, based on the number of units granted multiplied by the maximum payout percentage of 150%. Had the payout percentage not exceeded the maximum percentage that may be earned for this award, the payout would have equaled 100% plus two times the TSR percentage difference for the performance period.

(10)

Reflects the number of performance units for the remaining two performance unit awards granted to Mr. Hooper with performance periods beginning on the October 27, 2011 grant date and ending on December 31, 2013 and December 31, 2014, respectively, multiplied by the maximum payout percentage of 150%. Because a payout percentage equal to 100% plus two times the TSR percentage difference for the period from the grant date through December 31, 2012 exceeded the maximum payout percentage for the award, the maximum payout percentage was used for purposes of this table.

The TSR percentage difference referenced in footnotes 6, 7, 9 and 10 equals our TSR less the average of TSRs of the peer group for the applicable performance period. See “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis and “Summary Compensation Table—Narrative Description to the Compensation Tables – Performance Units” for more information regarding our performance units.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2012. For a description of the performance units and associated payout values of performance periods that ended on December 31, 2012 and that were earned as of that date, see the “Outstanding Equity Awards at Fiscal Year End” table and footnotes 8 and 9 to the table.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Robert A. Bradway	40,000	957,200	10,500	745,695
Kevin W. Sharer	1,222,250	24,669,088	29,875	2,123,751
Anthony C. Hooper	0	0	31,363	2,119,825
Jonathan M. Peacock	0	0	25,000	2,190,750
Fabrizio Bonanni	356,000	8,910,753	9,000	640,410
Sean E. Harper	117,900	1,565,489	7,725	551,752
David J. Scott	227,000	4,188,842	5,725	408,037

(1)

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring shares.

(2)	The value realized on vesting of RSUs was calculated as the product of the closing price of a share of our Common Stock on the day prior to the vesting date, multiplied by the number of units vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP and Nonqualified Deferred Compensation Plan, or NDCP for and as of the year ended December 31, 2012. There were no withdrawals by any of the NEOs in 2012.

Name	Executive Contributions in 2012($)(1)	Company Contributions in 2012($)(2)	Aggregate Earnings in 2012($)(3)	Aggregate Balance at December 31, 2012($)(4)
Robert A. Bradway	930,000	288,589	285,919	3,107,554
Kevin W. Sharer	0	726,414	3,312,436	26,490,246
Anthony C. Hooper	0	91,740	4,187	95,927
Jonathan M. Peacock	0	183,492	21,096	289,548
Fabrizio Bonanni	0	213,450	538,753	4,159,582
Sean E. Harper	0	133,077	159,378	1,439,590
David J. Scott	0	170,086	171,662	1,462,873

(1)

Reflects an amount that was included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” as an annual cash incentive award earned in 2011 and contributed to the NDCP in 2012.

(2)

Reflects credits to the SRP which are included in the “All Other Compensation” column of the “Summary Compensation Table.” In March 2012, we made a one-time contribution to certain SRP accounts in order to correct for erroneous under-contributions made between 2003 and 2007 to these SRP accounts. The accounts for Messrs. Bradway, Sharer and Scott and Drs. Bonanni and Harper, among others, were affected by this error and thus their accounts were credited with a one-time contribution.

(3)	Reflects earnings in the NDCP and SRP for 2012.

(4)

Reflects balances in the NDCP and SRP on December 31, 2012. Messrs. Hooper’s and Peacock’s balances are composed of their SRP accounts which are unvested and are scheduled to vest on October 27, 2014 and September 1, 2013, the third anniversaries of Messrs. Hooper’s and Peacock’s hire dates, respectively. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2012, 2011 and 2010: $1,608,222 for Mr. Bradway; $1,772,910 for Mr. Sharer; $91,740 for Mr. Hooper; $268,923 for Mr. Peacock; $516,423 for Dr. Bonanni; $133,077 for Dr. Harper and $170,086 for Mr. Scott.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2012 are described in the subsection “Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan” below. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Amended and Restated Change of Control Severance Plan.”

2012 Correction Contribution. In March 2012, we made a one-time contribution to certain SRP accounts in order to correct for erroneous under-contributions made between 2003 and 2007 to these SRP accounts. The accounts of Messrs. Bradway, Sharer and Scott and Drs. Bonanni and Harper, among others, were affected by this error and thus their accounts were credited with the one-time contribution.

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, which include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual cash incentive award and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts.

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2012 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s investment options (provided below) and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2012	Name of Investment Option	Rate of Return for 2012
Amgen Target Retirement Portfolio Income	12.41%	Capital Preservation	2.36%
Amgen Target Retirement Portfolio 2010	12.77%	Fixed Income	5.23%
Amgen Target Retirement Portfolio 2020	14.59%	Large Cap Value	20.02%
Amgen Target Retirement Portfolio 2030	17.01%	Large Cap Index	16.02%
Amgen Target Retirement Portfolio 2040	18.31%	Large Cap Growth	16.80%
Amgen Target Retirement Portfolio 2050	18.56%	Small-Mid Cap Value	21.12%
		Small-Mid Cap Index	18.35%
		Small-Mid Cap Growth	17.60%
		International Value	21.05%
		International Growth	21.36%
		High Yield	16.07%
		Inflation-Protection	6.89%
		Emerging Markets	17.51%
		REIT Index	16.65%

Potential Payments Upon Termination or Change of Control

Amended and Restated Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Our

Compensation Committee periodically reviews the terms of the Change of Control Severance Plan, which was originally adopted in 1998, to ensure it is aligned with current governance best practices.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability or by the participant for good reason within two years after the change of control, a participant under the Change of Control Severance Plan would be entitled to:

•	a lump sum cash payment in an amount equal to:

•	the product of:

•	a benefits multiple of one or two based on the participant’s position (each of our NEOs have a benefits multiple of two); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the eighteen-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•

either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual cash incentive award percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which would result in no additional cost to us).

No tax gross-up payments are provided under the Change of Control Severance Plan. If all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, is greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). However, other than with respect to Messrs. Hooper and Peacock, we currently have no standing severance arrangement that provides severance benefits to any of our NEOs. For a description of Messrs. Hooper’s and Peacock’s severance benefits, see the subsection “Messrs. Hooper’s and Peacock’s Offer Letters” below. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan expires on December 31, 2014 and is subject to automatic one-year extensions unless we notify participants no later than November 30 of the year prior to the expiration date that the term will not be extended.

If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least twenty-four months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

“Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to, our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options and RSUs in the circumstances described below.

Change of Control/Qualifying Termination in Connection with a Change of Control. With respect to stock options and RSUs made prior to March 2, 2011, all such unvested awards will vest in full upon a Change of Control (as defined in the stock plans or the related grant agreements approved for use under such stock plans), irrespective of the scheduled vesting dates for these awards. With respect to stock options and RSUs made on or after March 2, 2011, all such awards will vest in full only if, within twenty-four months following the change of control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” and, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements). With respect to stock options and RSUs made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the related grant agreements), in its sole discretion, determines is a change of control.

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule following the retirement of the holder if the holder has been continuously employed for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. Mr. Sharer received these benefits in connection with his retirement on December 31, 2012, and Dr. Bonanni received these benefits in connection with his retirement on January 25, 2013. No other NEOs meet the retirement eligibility requirements.

Performance Units

Our performance award program provides for a potential payout of outstanding performance units upon a Change of Control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement. With respect to grants of performance units made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the performance award program), in its sole discretion, determines is a change of control.

Change of Control. With respect to grants of outstanding performance units, in the event of a change of control that occurs after the sixth month of the performance period and before the end of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control (or, with respect to the 2013-2015 performance period only, the last business day before the change of control) and the participant is entitled to a payment equal to the amount the participant would have received for the performance period based on (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last sixty (60) trading days (or, with respect to the 2013-2015 performance period only, the last twenty (20) trading days) of such shortened period or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the TSR performance of the companies in our comparator group based on such companies’ average daily closing stock price for the last sixty (60) trading days (or, with respect to the 2013-2015 performance period only, the last twenty (20) trading days) of such shortened performance period. In the event of a change of control that occurs during the first six months of the performance period, the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete months elapsed during the shortened performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year in which death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such retirement occurs. Mr. Sharer received these benefits in connection with his retirement on December 31, 2012, and Dr. Bonanni received these benefits in connection with his retirement on January 25, 2013. None of the other NEOs meet the retirement eligibility requirements.

Messrs. Hooper’s and Peacock’s Offer Letters

We entered into offer letters with Messrs. Hooper and Peacock in connection with their initial hiring in October 2011 and September 2010, respectively, which provide limited severance benefits in the event of terminations of employment by us, other than for cause. Each offer letter provides for severance protection for three years following the hire date at a benefit multiple of two times salary and target bonus, as defined, plus up to eighteen months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on October 27, 2014 for Mr. Hooper and on September 1, 2013 for Mr. Peacock, the third anniversaries of the commencement of their employment with the Company.

For purposes of the offer letters, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; (vi) breach of our Proprietary Information and Inventions Agreement or (vii) any other reason set forth in California Labor Code Section 2924, in all cases, as determined by us.

Dr. Bonanni’s Consulting Agreement

On January 25, 2013, Dr. Bonanni retired from employment with Amgen. Dr. Bonanni is entitled to the standard retirement benefits provided to our retirement-eligible employees under our long-term incentive equity award agreements. As a result, except with respect to the certain RSUs for which vesting was accelerated in connection with his consulting agreement discussed below, Dr. Bonanni will continue to vest in all of his outstanding RSUs and stock options in accordance with their original vesting schedules. In addition, he will continue to be entitled to a full payout from his outstanding performance units at the end of the performance period based on actual performance (for the 2011-2013 and 2012-2014 performance periods).

In connection with his retirement and in light of Dr. Bonanni’s expertise in our global operations, quality and engineering, we entered into a consulting agreement with Dr. Bonanni. Under the consulting agreement, Dr. Bonanni has agreed to be available at least twelve days through the year to advise on issues related to his areas of expertise and to assist in the transition of the position of Executive Vice President, Operations. In consideration for his services under the consulting agreement, 40,000 RSUs granted to Dr. Bonanni on April 26, 2010 that were originally to vest on December 31, 2013, and would have been forfeited in connection with his retirement, became vested in full on the date of his retirement (the Vested Shares). The Compensation Committee determined that the accelerated vesting of the RSUs was appropriate because, with Dr. Bonanni consulting through 2013, he will have fulfilled the purpose of the original retention grant. The value of 40,000 shares of our Common Stock on January 25, 2013 was $3,336,800. We have also agreed to reimburse Dr. Bonanni for all reasonable and normal travel-related expenses incurred in connection with the performance of the consulting services and to allow him to retain his iPad and computer through the term of the consulting agreement. In the event that Dr. Bonanni fails to make himself available for the minimum days of consulting service under the consulting agreement or breaches any terms of the consulting agreement or any terms of the Amgen Proprietary Information and Inventions Agreement, we are authorized to recapture, and Dr. Bonanni will be required to deliver and pay to us, all Vested Shares or, if such shares have been sold, transferred or otherwise disposed of, the fair market value of such shares on the date of such transaction (the FMV of sold shares). Pursuant to the consulting agreement, if Dr. Bonanni accepts employment or an engagement during the term of the consulting agreement, which we determine, in our sole discretion, is not appropriate, such acceptance shall constitute a material breach of the consulting agreement authorizing our recapture of the Vested Shares or the FMV of sold shares.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of our NEOs (other than Mr. Sharer and Dr. Bonanni) upon a change of control, a qualifying termination within two years following a change of control, the death or disability of our NEOs, and with respect to Messrs. Hooper and Peacock, upon termination without cause. None of these officers are retirement eligible. The amounts shown assume that the triggering events occurred on December 31, 2012 and do not include: (i) the 2010-2012 performance unit awards and the EIP payouts, which were earned as of December 31, 2012; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued and vested under the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company. The tables below for Mr. Sharer and Dr. Bonanni set forth the estimated value of payments and benefits resulting from such person’s retirement on December 31, 2012 and January 25, 2013, respectively.

In accordance with SEC rules, the value of accelerated equity awards (and the value of equity awards that would continue to vest after retirement) shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2012 ($86.20), except with respect to Dr. Bonanni’s awards, which reflect the closing price of our Common Stock ($83.42) as of his actual retirement date of January 25, 2013. The value of stock options is the aggregate spread between the applicable closing price and the exercise prices of the stock options, if less than such closing price, while the value per unit of RSUs and performance units, including the related accrued dividend equivalents (rounded down to the nearest whole number of units), equals the applicable closing price.

Estimated Payments to Mr. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)		Change of Control and Termination($)		Retirement($)	Death or Disability($)
Lump sum cash severance payment	0		6,440,000		0	0
Intrinsic value of accelerated unvested stock options	2,514,355		4,830,340		0	4,830,340
Intrinsic value of accelerated unvested RSUs	1,034,400		4,674,023		0	4,674,023
Value of 2012-2014 performance units	10,684,059	(1)	10,684,059	(1)	0	10,976,708	(2)
Value of 2011-2013 performance units	4,387,925	(1)	4,387,925	(1)	0	4,746,344	(2)
Continuing health benefits for 18 months(3)	0		37,624		0	0
Retirement plan contributions for two years(4)	0		649,000		0	0

Total	18,620,739		31,702,971		0	25,227,415

Estimated Payments to Mr. Sharer(6)

Estimated Potential Payment or Benefit	Retirement($)
Intrinsic value of unvested stock options	13,328,113
Intrinsic value of unvested RSUs	8,710,855
Value of 2012-2014 performance units	4,683,332
Value of 2011-2013 performance units	13,560,984
Secretarial, information technology and travel support(7)	165,000

Total	40,448,284

Estimated Payments to Mr. Hooper

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)		Change of Control and Termination($)		Termination Without Cause($)(8)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0		3,710,700		3,515,400	0	0
Intrinsic value of accelerated unvested stock options	0		0		0	0	0
Intrinsic value of accelerated unvested RSUs	0		4,236,127		0	0	4,236,127
Value of 2012-2014 performance units	4,415,940	(1)	4,415,940	(1)	0	0	4,536,965	(2)
Value of 2011-2014 performance units	4,528,172	(1)	4,528,172	(1)	0	0	4,549,377	(2)
Value of 2011-2013 performance units	4,528,172	(1)	4,528,172	(1)	0	0	4,549,377	(2)
Continuing health benefits for 18 months(3)	0		25,504		25,504	0	0
Retirement plan contributions for two years(4)	0		376,070		0	0	0
Acceleration of unvested balance of SRP	0		95,927		0	0	95,927

Total	13,472,284		21,916,612		3,540,904	0	17,967,773

Estimated Payments to Mr. Peacock

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)		Change of Control and Termination($)		Termination Without Cause($)(8)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0		3,351,600		3,351,600	0	0
Intrinsic value of accelerated unvested stock options	2,531,375		4,268,364		0	0	4,268,364
Intrinsic value of accelerated unvested RSUs	4,310,000		6,428,020		0	0	6,428,020
Value of 2012-2014 performance units	4,415,940	(1)	4,415,940	(1)	0	0	4,536,965	(2)
Value of 2011-2013 performance units	3,290,944	(1)	3,290,944	(1)	0	0	3,559,715	(2)
Continuing health benefits for 18 months(3)	0		37,624		37,624	0	0
Retirement plan contributions for two years(4)	0		340,160		0	0	0
Acceleration of unvested balance of SRP	0		289,548		0	0	289,548

Total	14,548,259		22,422,200		3,389,224	0	19,082,612

Estimated Payments to Dr. Bonanni(6)

Estimated Potential Payment or Benefit	Retirement($)
Intrinsic value of unvested stock options	3,325,901
Intrinsic value of unvested RSUs	6,137,293	(9)
Value of 2012-2014 performance units	4,390,645
Value of 2011-2013 performance units	3,444,912

Total	17,298,751

Estimated Payments to Dr. Harper

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)		Change of Control and Termination($)		Retirement($)	Death or Disability($)
Lump sum cash severance payment	0		3,320,440		0	0
Intrinsic value of accelerated unvested stock options	730,400		1,392,110		0	1,392,110
Intrinsic value of accelerated unvested RSUs	2,450,235		3,723,495		0	3,723,495
Value of 2012-2014 performance units	4,415,940	(1)	4,415,940	(1)	0	4,536,965	(2)
Value of 2011-2013 performance units	1,253,693	(1)	1,253,693	(1)	0	1,356,098	(2)
Continuing health benefits for 18 months(3)	0		37,624		0	0
Retirement plan contributions for two years(4)	0		337,044		0	0

Total	8,850,268		14,480,346		0	11,008,668

Estimated Payments to Mr. Scott

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)		Change of Control and Termination($)		Retirement($)	Death or Disability($)
Lump sum cash severance payment	0		1,992,554	(5)	0	0
Intrinsic value of accelerated unvested stock options	913,000		2,137,951		0	2,137,951
Intrinsic value of accelerated unvested RSUs	372,815		3,778,146		0	3,778,146
Value of 2012-2014 performance units	3,133,887	(1)	3,133,887	(1)	0	3,219,742	(2)
Value of 2011-2013 performance units	2,329,727	(1)	2,329,727	(1)	0	2,520,057	(2)
Continuing health benefits for 18 months(3)	0		25,504		0	0
Retirement plan contributions for two years(4)	0		309,632		0	0

Total	6,749,429		13,707,401		0	11,655,896

(1)

In the event of a change of control occurring after the first six months of the 2012-2014 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2012 multiplied by a payout percentage of 146%, which equals 100% plus two times the TSR percentage difference for the period from January 1, 2012 through September 30, 2012.

In the event of a change of control during the second year of the 2011-2013 performance period, the number of performance units that would have been earned is the number of performance units granted multiplied by a payout percentage of 121.2%, which equals 100% plus two times the TSR percentage difference for the period from January 1, 2011 through September 30, 2012.

In the event of a change of control with respect to performance unit awards granted to Mr. Hooper with performance periods beginning on the October 27, 2011 grant date, the number of performance units that would have been earned is the number of performance units granted multiplied by a payout percentage of 149.3%, which equals 100% plus two times the TSR percentage difference for the period from October 27, 2011 through September 30, 2012.

In accordance with the terms of these performance unit awards, the TSR percentage differences equals our TSR over the shortened performance periods ended September 30, 2012 less the average of the TSRs of the peer group for the same periods. Our TSRs for purposes of determining the TSR percentage differences would be based on the higher of the average closing price of our Common Stock for a 60 day averaging period that ended on September 30, 2012 or the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the tables, the TSR for our Common Stock was based on the 60 day averaging period. The resulting number of units that would have been earned was multiplied by $86.20, the closing price of our Common Stock on December 31, 2012.

For information on the actual number of units to be earned for these performance unit grants, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

(2)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of performance units estimated to be earned and the resulting payouts are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 5, 6, 7 and 10 to that table). In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2012-2014 and 2011-2013 performance periods and the grants of performance units to Mr. Hooper would not occur until after the end of the performance periods. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

(3)

Reflects the estimated cost of medical and dental insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first eighteen months following termination, adjusted for the last six months of this period by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage.

(4)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2012 and the NEO’s targeted annual cash incentive award for 2012 (which equals the NEO’s annual base salary as of December 31, 2012 multiplied by the NEO’s target annual cash incentive award percentage).

(5)

Reflects the cash severance payment pursuant to our Change of Control Severance Plan described above. Mr. Scott’s cash severance payment was reduced by an estimated $1,053,766 from the amount otherwise due to him to avoid excise tax he would be liable for if all benefits pursuant to the Change of Control Severance Plan were paid to Mr. Scott. For purposes of determining whether this cash severance payment reduction should be made, we applied the highest applicable federal and state income tax rates to the benefits subject to income taxes that would be payable to Mr. Scott pursuant to the Change of Control Severance Plan in the table above.

(6)

Mr. Sharer retired from the Company on December 31, 2012. Dr. Bonanni retired from the Company on January 25, 2013 when the closing price of our stock was $83.42. Since Mr. Sharer and Dr. Bonanni became retirement-eligible prior to their retirement, their unvested stock options, RSUs and performance units will continue to vest on their original schedules subsequent to their termination. For presentation purposes in the tables above, these awards are valued as if they were fully vested on December 31, 2012 for Mr. Sharer and January 25, 2013 for Dr. Bonanni. For Dr. Bonanni, estimated payments also include the value of 40,000 RSUs accelerated on the date of his retirement in connection with his consulting arrangement (see footnote 9). The payout of shares in satisfaction of amounts earned for grants for the 2012-2014 and 2011-2013 performance periods will not occur until after the end of the performance periods. For information on the actual number of performance units to be earned for these performance periods, see above under “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units.”

(7)	Amounts include the estimated costs of providing Mr. Sharer with secretarial, information technology and travel support through December 31, 2017.

(8)

Reflects amounts that would be paid to Messrs. Hooper and Peacock pursuant to their respective offer letters in the event Messrs. Hooper or Peacock was terminated without “cause,” including two years of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for eighteen months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Messrs. Hooper’s and Peacock’s offer letters relating to these benefits expire at the end of the third year of their employment.

(9)

Includes the value of 40,000 RSUs totaling $3,336,800 which were granted to Dr. Bonanni on April 26, 2010 for retention purposes which would not have continued to vest upon Dr. Bonanni’s retirement absent the change in terms of the award in connection with his post-employment consulting agreement with the Company discussed above.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Directors who are our employees are not paid any fees for serving on our Board or for attending Board meetings.

Director Compensation

2012 Director Compensation

Cash Compensation.    For 2012, each non-employee director received an annual retainer of $55,000. In addition, committee chairs receive additional annual retainers, as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000 and (iv) Governance and Nominating Committee, or Governance Committee, $6,000. Directors were compensated $3,000 for each Board meeting they attended ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attended ($750 for telephonic attendance). Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to do so by the Chairman of the Board or the committee chair. Directors are entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We also make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provided.

Equity Incentives.    For 2012, under the provisions of our Director Equity Incentive Program, on the third business day after the release of our first fiscal quarter earnings, each continuing non-employee director received an automatic annual grant of restricted stock units, or RSUs, with a grant date fair market value of $100,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number) and an automatic annual grant of stock options to purchase 5,000 shares of our Common Stock. The exercise price of the stock options is 100% of the closing price of our Common Stock on the grant date, and the stock options expire ten years after the grant date for those issued prior to March 15, 2004 and those issued on and after May 6, 2009. Stock options issued from March 15, 2004 through April 29, 2009 expire seven years after the grant date. On July 31, 2012, Tyler Jacks received an inaugural grant of stock options to purchase 20,000 shares of our Common Stock in connection with his appointment to the Board on May 23, 2012. On January 28, 2013, Robert A. Eckert received an inaugural grant of stock options to purchase 20,000 shares of our Common Stock in connection with his appointment to the Board on December 13, 2012.

The stock options and RSUs vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director of the Company or (ii) on the first anniversary of the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director of the Company. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested stock options is accelerated by one year for each full year of service as a non-employee director and the vesting of RSUs is accelerated by one month for each full month of service as a non-employee director. In March 2012, our Board approved an amendment to the Director Equity Incentive Program to grant dividend equivalents on grants of RSUs to non-employee directors which accrue and become payable, typically, in shares only to the extent and when such RSUs vest and are issued after any applicable deferral period commencing with the 2012 annual grant of RSUs.

Deferred Compensation and Other Benefits.    Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains a charitable contributions matching gift program for all eligible staff members and non-employee directors. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines.    We have maintained Non-Employee Director Stock Ownership Guidelines since 2002. Under the non-employee director stock ownership guidelines in effect during 2012 all non-employee directors were expected to hold 8,000 shares of our Common Stock while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines. All directors with compliance dates that were prior to December 31, 2012 met the stock ownership guidelines as of December 31, 2012. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
François de Carbonnel	December 31, 2014
Vance D. Coffman	December 31, 2013
Robert A. Eckert	December 31, 2018
Rebecca M. Henderson	December 31, 2015
Tyler Jacks	December 31, 2017
Ronald D. Sugar	December 31, 2016

2013 Director Compensation

In December 2012, the Governance Committee reviewed our director compensation. Director compensation had last been reviewed in July 2010, but no changes were recommended to the Board at that time. To advise in the process, the Governance Committee hired Frederic W. Cook & Co., Inc., or Cook & Co., as an independent consultant to the Governance Committee to advise on director compensation. Cook & Co. found that the Company’s director compensation design lagged the prevailing market trend in U.S. director compensation because no changes to director compensation had been made since 2003 and there was a competitive shortfall in the Company’s Board and committee retainers. Based on market practices, Cook & Co. recommended that the Board:

•	Eliminate Board meeting fees and increase the Board retainer and committee meeting fees.

•	Increase retainers for certain committee chairs.

•	Implement a lead director retainer given the election of a new lead independent director.

•	Eliminate the inaugural grant of equity awards for new directors.

•	Eliminate stock options in the annual equity grant and replace with RSUs.

•	Change the stock ownership guidelines from a fixed share amount to a multiplier of the cash retainer.

Based on Cook & Co.’s recommendation and because director compensation had not been changed since 2003, the Governance Committee recommended to the Board and the Board determined to make the following changes to director compensation effective January 1, 2013:

Cash Compensation.    Each non-employee director will receive an annual retainer of $100,000. In addition, chairs receive additional annual retainers, as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $20,000; (iii) Corporate Responsibility and Compliance Committee, $20,000 and (iv) Governance Committee, $20,000. The lead independent director will receive a $35,000 annual retainer. Directors will not be compensated for Board meeting attendance. Directors will be compensated $2,000 for each committee meeting they attend ($1,000 for telephonic attendance). Directors continue to also be compensated for attending meetings of committees of which they are not members or special meetings if they are invited to attend by the Chairman of the Board or the committee chair. Directors continue to be entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We continue to make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provide.

Equity Incentives.    Under the provisions of our revised Director Equity Incentive Program, each non-employee director receives an automatic annual grant of RSUs on the third business day after the release of our first fiscal quarter earnings, with a grant date fair market value of $200,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). The RSUs vest immediately and earn dividend equivalents if the director chooses to defer receipt of the award. Stock options have been eliminated.

Deferred Compensation and Other Benefits.    Non-employee directors continue to be eligible to participate in the NDCP and charitable contributions matching program on the same terms as described above. Guests of our Board members continue to be occasionally invited to Board events, and we pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines.    The Non-Employee Director Stock Ownership Guidelines were amended, effective January 1, 2013, and all non-employee directors are expected to hold the equivalent of five times the Board cash retainer (currently $500,000) in our Common Stock while serving as a non-employee director. No additional time has been provided to the directors to comply with these guidelines. Certain other provisions of the Non-Employee Director Stock Ownership Guidelines were clarified, including reiterating the Company’s policy that subsequent to joining the Board, Board members are prohibited from engaging in short sales with respect to the Company’s securities, purchasing or pledging the Company’s stock on margin (with the exception of the use of a margin account to purchase the Company’s Common Stock in connection with the exercise of Company granted stock options) or entering into any derivative or similar transactions with respect to the Company’s securities.

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2012. Robert A. Bradway, our Chairman of the Board, President and Chief Executive Officer is not included in the table as he is an employee and thus receives no compensation for his service as a director. Kevin W. Sharer served as our Chief Executive Officer through May 23, 2012 and as a director and our Chairman of the Board through December 31, 2012. Mr. Sharer continued to receive his salary and other benefits provided as our Chief Executive Officer throughout 2012 and his compensation is reported above in the “Summary Compensation Table.” Dr. Jacks commenced service on our Board on May 23, 2012 and Mr. Eckert commenced service on our Board on December 13, 2012 and both received pro-rated fees for Board service for the remainder of 2012.

Director	Fees Earned or Paid in Cash($)(1)		Stock Awards($)(3)(5)	Option Awards($)(4)(5)	All Other Compensation($)(6)	Total($)
David Baltimore	82,750		99,938	72,506	45,830	301,024
Frank J. Biondi, Jr.	110,250		99,938	72,506	33,106	315,800
François de Carbonnel	93,250		99,938	72,506	13,277	278,971
Vance D. Coffman	99,250		99,938	72,506	28,890	300,584
Robert A. Eckert	7,583		0	0	0	7,583
Rebecca M. Henderson	85,000		99,938	72,506	16,857	274,301
Frank C. Herringer	103,250	(2)	99,938	72,506	59,047	334,741
Tyler Jacks	45,500		0	301,210	1,000	347,710
Gilbert S. Omenn	91,750		99,938	72,506	45,810	310,004
Judith C. Pelham	88,750		99,938	72,506	20,698	281,892
J. Paul Reason	90,250		99,938	72,506	10,991	273,685
Leonard D. Schaeffer	94,750		99,938	72,506	24,364	291,558
Ronald D. Sugar	88,750		99,938	72,506	20,000	281,194

(1)

Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of the Board and its committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings, as applicable.

(2)	All of these fees were deferred by Mr. Herringer under our NDCP.

(3)

Reflects the grant date fair value of 1,395 RSUs granted on April 27, 2012 to each director named above, except for Dr. Jacks and Mr. Eckert who were not yet members of our Board, determined in accordance with ASC 718. Because these RSUs accrue dividend equivalents during the vesting period, as applicable, the grant date fair value of all these awards is based on the closing price of our Common Stock on the grant date of $71.64 multiplied by the number of units granted.

(4)

Reflects the grant date fair value of stock options granted during 2012 determined in accordance with ASC 718. On April 27, 2012, each director named above, except Dr. Jacks and Mr. Eckert, was granted stock options to purchase 5,000 shares of our Common Stock with a grant date fair value of approximately $14.50 per stock option. Dr. Jacks received an inaugural stock option grant on July 31, 2012 to purchase 20,000 shares of our Common Stock with a grant date fair value of approximately $15.06 per stock option. The grant date fair values per stock option were determined using a stock option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility(%)	Dividend Yield(%)	Exercise Price($)
April 27, 2012	1.7	8.1 years	22.5	2.1	71.64
July 31, 2012	1.2	8.1 years	21.2	2.0	82.60

Mr. Eckert received an inaugural stock option grant to purchase 20,000 shares of our Common Stock on January 28, 2013.

(5)

All of the RSUs and stock options granted to directors in 2012 were fully vested upon grant, except the RSUs and stock options granted to Drs. Henderson and Sugar and stock options to Dr. Jacks which are scheduled to vest on the first anniversary of their respective grant dates, subject to continued service on the Board through those dates.

The table below shows the aggregate numbers of stock awards and stock option awards outstanding for each non-employee director as of December 31, 2012. Stock awards consist of unvested RSUs, vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends paid on vested/deferred RSUs reinvested to acquire additional vested/deferred RSUs (rounded down to the nearest whole number of units). Upon vesting and the passage of any applicable deferral period, the RSUs are paid in shares of our Common Stock on a one-for-one basis. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2012(#)	Aggregate Option Awards Outstanding as of December 31, 2012(#)
	Restricted Stock Units and Dividend Equivalents	Stock Options
David Baltimore	0	35,000
Frank J. Biondi. Jr.	11,182	25,000
François de Carbonnel	2,039	40,000
Vance D. Coffman	6,242	45,000
Robert A. Eckert	0	0
Rebecca M. Henderson	5,027	35,000
Frank C. Herringer	12,556	35,000
Tyler Jacks	0	20,000
Gilbert S. Omenn	4,481	25,000
Judith C. Pelham	0	30,000
J. Paul Reason	6,242	0
Leonard D. Schaeffer	3,064	15,000
Ronald D. Sugar	3,266	30,000

(6)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

	Matching of Charitable Contributions ($)(a)	Personal Use of Company Aircraft(b)		Personal Expenses While on Business Travel and Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Dividends Accrued on Vested/ Deferred RSUs($)(d)	Total($)
Director		Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts ($)	Tax Gross- Up($)
David Baltimore	20,000	723	183	17,034	7,890	0	45,830
Frank J. Biondi, Jr.	20,000	0	1,875	0	0	11,231	33,106
François de Carbonnel	10,000	0	0	260	112	2,905	13,277
Vance D. Coffman	20,000	0	0	0	0	8,890	28,890
Robert A. Eckert	0	0	0	0	0	0	0
Rebecca M. Henderson	14,350	0	0	0	0	2,507	16,857
Frank C. Herringer	20,000	0	0	17,663	8,196	13,188	59,047
Tyler Jacks	1,000	0	0	0	0	0	1,000
Gilbert S. Omenn	20,000	2,344	1,586	10,965	4,533	6,382	45,810
Judith C. Pelham	20,000	0	698	0	0	0	20,698
J. Paul Reason	0	0	1,727	256	118	8,890	10,991
Leonard D. Schaeffer	20,000	0	0	0	0	4,364	24,364
Ronald D. Sugar	20,000	0	0	0	0	0	20,000

(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2012.

(b)

Where we have invited guests to accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)

These amounts reflect the incremental costs of personal expenses incurred while on business travel and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. Where we have invited guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)

Amounts reflect dividends accrued on vested/deferred RSUs granted prior to 2011 as the impact of dividends was not considered in determining the grant date fair values of these awards for purposes of reporting compensation in the “Stock Awards” column in the “Director Compensation Table” in the Company’s proxy statements in prior years.

AUDIT MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission, or SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Robert A. Eckert

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2012 and December 31, 2011, and fees for other services rendered by Ernst & Young during these periods.

	2012	2011
Audit	$5,926,000	$5,931,000
Audit-Related	342,000	529,000
Tax	205,000	133,000
All Other Fees	0	0

Total Fees	$6,473,000	$6,593,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies and our retirement plans. Tax fees are primarily attributable to various U.S. and International tax compliance and planning services. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

ANNUAL REPORT AND FORM 10-K

The Company’s Annual Report for fiscal 2012, which contains the consolidated financial statements of the Company for fiscal 2012, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2012, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.amgen.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

All potential related party transactions are presented to the Audit Committee for its consideration and, if the Audit Committee deems it appropriate, approval. The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. A “Related Party Transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the persons listed in the first paragraph of this section. A related party transaction also includes any material amendment or modification to an existing related party transaction.

The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	any matters related to compensation or benefits to the extent such compensation or benefits would not be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933; or

2.

transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the Securities and Exchange Commission, including Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

Keith Jones, who is the brother-in-law of Brian M. McNamee, our Senior Vice President, Human Resources and an executive officer of the Company, is employed by the Company as a Corporate Account Manager. Mr. Jones’ compensation earned in 2012 consisted of $96,883 in base salary, $37,649 in annual cash incentive awards and bonuses and a grant of 120 restricted stock units valued at $8,597 on the date of grant. This transaction did not require the review or approval of the Audit Committee pursuant to the Company’s Approval of Related Party Transactions policy.

In connection with their promotions to the roles of Executive Vice President, Research and Development and Executive Vice President, Operations, on February 13, 2012 and August 13, 2012, respectively, Sean Harper and Madhavan Balachandran each repaid mortgage loans they had outstanding with Amgen pursuant to a company-wide program Amgen offered to non-executive employees. Dr. Harper paid in full his loan balance and all interest of $166,360 as of August 21, 2012, and Mr. Balachandran paid in full his loan balance of $200,000 as of August 31, 2012. The interest rate on Dr. Harper’s loan was 2.76% and on Mr. Balachandran’s loan was 3.0%.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com.

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2012, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2014 annual meeting of stockholders. To be eligible for inclusion in our 2014 proxy statement, your proposal must be received by us no later than December 9, 2013, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under the Amended and Restated Bylaws of Amgen Inc., or Bylaws, to nominate a director or bring any other business before the stockholders at the 2014 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures set forth in our Bylaws, including those summarized below. In addition, assuming the date of the 2014 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the 2013 Annual Meeting of Stockholders, or Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 22, 2014 and no later than February 21, 2014. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented not later than ten days after such record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following as to each person whom the stockholder proposes to nominate for election as a director: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the SEC (or the corresponding provisions of any rule or regulation subsequently adopted by the SEC applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof and (4) whether any nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or any corresponding provisions subsequently adopted by the SEC and applicable to the Company). Our Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons why the stockholder favors the proposal and

(4) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal (and the details thereof) and any material interest in such business of the stockholder, such beneficial owner or any Stockholder Associated Person.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the Company or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the Company), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the Company’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of such record date.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and in our most recent periodic reports on Form 10-Q and Form 8-K filed with the SEC, and actual results may vary materially.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott Secretary

April 8, 2013

Appendix A

RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE

Amgen Inc.

Reconciliation of GAAP Earnings Per Share to “Adjusted” Earnings Per Share (Unaudited)

Results for the years ended December 31,	2012	2011
GAAP earnings per share (diluted)	$5.52	$4.04

Adjustments to GAAP earnings per share (a):
Restructuring/cost-savings initiatives	0.31	0.12
Non-cash amortization of product technology rights acquired in a prior year business combination	0.24	0.20
Acquisition-related expenses	0.18	0.04
Non-cash interest expense associated with our convertible notes	0.11	0.10
Expenses related to various legal proceedings	0.07	0.78
Stock option expense	0.05	0.06
Tax net expense/(benefit) (b)	0.03	(0.01)

“Adjusted” earnings per share (diluted)	$6.51	$5.33

(a)	The above adjustments are presented net of their related per-share tax impact of $0.42 and $0.38 for 2012 and 2011, respectively.

(b)	Includes tax expense/(benefit) related to certain prior-period items excluded from “Adjusted” earnings.

A-1

Appendix B

AMGEN INC. BOARD OF DIRECTORS

GUIDELINES FOR DIRECTOR QUALIFICATIONS AND EVALUATIONS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

B-1

Appendix C

AMGEN INC.

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of Amgen Inc. by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Amgen Inc. 2009 Equity Incentive Plan (the “2009 Plan”) was amended and restated on [            ], 2013, and this Amended and Restated 2009 Equity Incentive Plan is referred to herein as the “Plan”.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1        “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2        “Affiliate” shall mean (a) any Parent or Subsidiary, and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Parent or Subsidiary.

2.3        “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4        “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the term of an Option or Stock Appreciation Right that was initially established by the Administrator for such Option or Stock Appreciation Right.

2.5        “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6        “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan and any applicable Program.

2.7        “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8        “Board” shall mean the Board of Directors of the Company.

2.9        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10        “Committee” shall mean the Compensation and Management Development Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.11        “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.12        “Company” shall mean Amgen Inc., a Delaware corporation.

2.13        “Company Stock Administrator” shall mean the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable, whether or not employed by the Company.

2.14        “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15        “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16        “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.17        “Director” shall mean a member of the Board, as constituted from time to time.

2.18        “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.19        “Effective Date” shall mean the date that this Plan, as the amendment and restatement of and successor to the 2009 Plan, is approved by the stockholders of the Company.

2.20        “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.21        “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.22        “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24        “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)        If the Common Stock is listed on any Securities Exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)        If the Common Stock is not listed on any Securities Exchange, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)        If the Common Stock is neither listed on any Securities Exchange nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25        “Full Value Award” shall mean any Award settled in Shares other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26        “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27        “Holder” shall mean a person who has been granted an Award.

2.28        “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29        “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30        “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.31        “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32        “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33        “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.34        “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35        “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)        The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenues; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) adjusted operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs or expenses; (xiv) working capital; (xv) earnings per share; (xvi) adjusted earnings per share; (xvii) price per Share; (xviii) implementation or completion of critical projects; (xix) segment or product market share; (xx) economic value; (xxi) product development; (xxii) manufacturing; (xxiii) manufacturing capacity; (xxiv) mergers; or (xxv) acquisitions or sales of assets or subsidiaries, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)        The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.36        “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, either independently or as compared to a comparator group of companies, performance of internal Company units, either independently or as compared to a comparator group of companies’ internal units, or otherwise as determined by the Administrator. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, as appropriate.

2.37        “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.38        “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act.

2.39        “Plan” shall mean this Amgen Inc. Amended and Restated 2009 Equity Incentive Plan (as the successor to the Amgen Inc. 2009 Equity Incentive Plan), as it may be amended or restated from time to time.

2.40        “Prior Plans” shall mean, collectively, the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan, the Amgen Inc. Amended and Restated 1999 Incentive Stock Plan, the Amgen Limited Sharesave Plan, the Amgen Limited 2000 U.K. Company Employee Share Option Plan, and the Amgen Technology Ireland Irish Tax Approved Share Plan.

2.41        “Program” shall mean any program adopted by the Committee pursuant to the Plan containing terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42        “QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.43        “Restricted Stock” shall mean Shares awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.44        “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.5.

2.45        “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46        “Securities Exchange” shall mean the NASDAQ Global Select Market or any other securities exchange or any other national market system or automated quotation system on which the Shares are listed, quoted, or traded.

2.47        “Shares” shall mean shares of Common Stock.

2.48        “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.49        “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.50        “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51        “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52        “Termination of Service” shall mean,

(a)        As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)        As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)        As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1        Number of Shares.

(a)        Subject to adjustment as provided in Section 3.1(b) and Section 13.2, a total of One Hundred Four Million Two Hundred Eighty Thousand One Hundred Seven (104,280,107)1 Shares shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided in Section 13.2, the number of Shares authorized for grant as Incentive Stock Options shall be no more than the total number of Shares authorized for grant under the Plan, above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Full Value Awards shall be counted against this limit as 1.9 Shares for every one (1) Share granted. After May 6, 2009, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of May 6, 2009 shall continue to be subject to the terms and conditions of such Prior Plan.

(b)        If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) any Shares subject to an award granted under any Prior Plan after December 31, 2008 are forfeited or expire or an award under any Prior Plan is settled for cash (in whole

[1]

This number reflects (i) 100,000,000 shares, less 12,819,893 shares subject to awards granted under Prior Plans after December 31, 2008 and before stockholders approved the 2009 Plan on May 6, 2009, plus (ii) 17,100,000 shares approved by stockholders on May 22, 2013.

or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Notwithstanding the foregoing, Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award, and any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company, in each case shall again be available for Awards in accordance with Section 3.1(d) below. Dividend Equivalents paid in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(c)        Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d)        Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) Share if such Shares were subject to an Option or a Stock Appreciation Right, and (ii) as 1.9 Shares if such Shares were subject to Full Value Awards.

3.2        Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3        Limitation on Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be Four Million (4,000,000) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more Performance Awards payable in cash shall be Fifteen Million Dollars ($15,000,000). To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1        Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each

Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2        Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3        Programs.  The Board or the Committee may from time to time establish Programs pursuant to the Plan. An Award Agreement evidencing an Award granted pursuant to any Program shall comply with the terms and conditions of such Program. Any Program containing terms and conditions governing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to allow such Awards to meet the applicable provisions of Section 162(m) of the Code. Any Program containing terms and conditions governing Incentive Stock Options shall contain such terms and conditions as may be necessary to allow such Incentive Stock Options to meet the applicable provisions of Section 422 of the Code.

4.4        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, and any applicable Program, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, any applicable Program and Awards granted or awarded thereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.5        At-Will Employment.  Nothing in the Plan, any Program or any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.6        Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, or the rules of any Securities Exchange or any other applicable law.

4.7        Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.8        Automatic Exercise of In-The-Money Options and Stock Appreciation Rights.  The Administrator, in its sole discretion, may provide in an Award Agreement or otherwise that any Option or Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Holder (or, in the event of Holder’s death, Holder’s personal representative or estate) or the Company be exercised on the Automatic Exercise Date if the Administrator, in its sole discretion, determines that such exercise would provide economic benefit to the Holder after payment of the exercise price, applicable taxes and any expenses to effect the exercise. In the sole discretion of the Administrator, payment of the exercise price of any such Option or Stock Appreciation Right may be made pursuant to Section 11.1(b) or 11.1(c), and the Company may deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 4.8 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1        Purpose.  The Committee, in its sole discretion, may determine at the time an Award is granted or thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is not intended to qualify as Performance-Based Compensation.

5.2        Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3        Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4        Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m)

of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, to the extent provided under any applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5        Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6        Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, any applicable Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1        Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2        Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the date the Plan is approved by the Board.

6.3        Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4        Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5        Option Vesting.

(a)        The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)        No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6        Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7        Substitution of Stock Appreciation Rights.  The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1        Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2        Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator:

(a)        A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)        Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any Securities Exchange or any other applicable law. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)        In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Company Stock Administrator; and

(d)        Full payment of the exercise price and applicable withholding taxes to the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3        Notification Regarding Disposition.  The Holder shall give the Company Stock Administrator prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1        Award of Restricted Stock.

(a)        The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)        The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is changed, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2        Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares of Restricted Stock shall be subject to the restrictions set forth in Section 8.3. In addition, dividends payable in connection with Restricted Stock with performance-based vesting shall only be paid out to the Holder to the extent and at the time that the performance-based vesting conditions are satisfied and the share of Restricted Stock vests.

8.3        Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4        Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder in cash or property for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder in cash or property for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5        Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Company Stock Administrator shall determine. Certificates, book entries or electronic registration evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6        Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1        Performance Awards.

(a)        The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b)        Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2        Dividend Equivalents.

(a)        Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are satisfied and the Award vests.

(b)        Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3        Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4        Deferred Stock.  The Administrator is authorized to grant Deferred Stock, which shall consist of the right to receive Shares at some future date, to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Holder.

9.5        Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Company Stock Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6        Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7        Exercise or Purchase Price.  Subject to the Administrator’s discretion, as provided for in this Section 9.7, the Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.8        Exercise upon Termination of Service.  A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1        Grant of Stock Appreciation Rights.

(a)        The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)        A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the

Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)        Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2        Stock Appreciation Right Term.  The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.

10.3        Stock Appreciation Right Vesting.

(a)        The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)        No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.4        Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)        A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)        Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)        In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.4 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.5        Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1        Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2        Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Company Stock Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3        Transferability of Awards.

(a)        Except as otherwise provided in Section 11.3(b):

  (i)        No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a QDRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

  (ii)        No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

  (iii)        During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)        Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards, and subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c)        Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4        Conditions to Issuance of Shares.

(a)        Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Administrator has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)        All Shares certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator or the

Company Stock Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Company Stock Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)        The Company Stock Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Company Stock Administrator, or other requirement arising from compliance with any applicable securities laws, as determined by the Company Stock Administrator, in its sole discretion.

(d)        No fractional Shares shall be issued and the Company Stock Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Company Stock Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5        Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Programs or Awards made under the Plan or in any policy with respect to the recovery or recoupment of compensation or benefits in the event of financial restatements, the occurrence of other events that are inconsistent with the payment of compensation, or to comply with the requirements of Applicable Law, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, in each case as determined by the Administrator, or to require a Holder to agree by separate written or electronic instrument, that, to the extent permitted by applicable law: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder), (iv) the Company’s financial results are materially restated and such proceeds, gains or other economic benefit actually or constructively received by the Holder would have been lower had they been calculated based on such restated results or (v) any other reason required under Applicable Law.

11.6        Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, except with respect to any Substitute Award, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, except with respect to any Substitute Award. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1        Administrator.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any Securities Exchange; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2        Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions, subject to the Committee’s power to delegate duties under Section 12.6. The Committee shall have the power to interpret the Plan, the Program and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided, that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any Securities Exchange are required to be determined in the sole discretion of the Committee.

12.3        Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4        Authority of Administrator.  Subject to any specific designation in the Plan or any applicable Program, the Administrator has the exclusive power, authority and sole discretion to:

(a)        Designate Eligible Individuals to receive Awards;

(b)        Determine the type or types of Awards to be granted to each Eligible Individual;

(c)        Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)        Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)        Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)        Decide all other matters that must be determined in connection with an Award;

(h)        Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)        Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)        Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5        Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6        Delegation of Authority.  To the extent permitted by applicable law or the rules of any Securities Exchange, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act; (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any Securities Exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1        Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in

Section 3.1 on the maximum number of shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, except with respect to any Substitute Award, or (iv) increase the limits on Awards imposed in Section 3.3. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

13.2        Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)        In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i)        To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

    (ii)        To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

    (iii)        To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

    (iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and/or

    (v)        To provide that the Award cannot vest, be exercised or become payable after such event.

(c)        In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

    (i)        The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

    (ii)        The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)        The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, Program, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan or any other applicable Program.

(e)        With respect to any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)        The existence of the Plan, any Program, any Award Agreement and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)        No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(h)        In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3        Approval of Plan by Stockholders.  This Plan, which serves as the amendment and restatement of and successor to the 2009 Plan (as approved by the stockholders of the Company on May 9, 2009), will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date that this Plan is approved by the Board. Until such time as the Company’s stockholders approve this Plan, the terms of the 2009 Plan (without regard to the amendment and restatement) shall continue to govern and the Company shall continue to grant Awards under the terms of the 2009 Plan, including without limitation the share limits set forth in Section 3.1 of the Plan (without regard to the amendment and restatement). If this Plan is not approved by the Company’s stockholders, the 2009 Plan (without regard to the amendment and restatement) will continue in full force and effect in accordance with its terms. If the Plan is approved by the Company’s stockholders, the Company shall grant awards under the Plan (as the amendment and restatement of and successor to the 2009 Plan), including without limitation the increase in the share limit under Section 3.1 of the Plan, as of the Effective Date.

13.4        No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5        Paperless Administration.  In the event that the Company Stock Administrator establishes, for the Company or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6        Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7        Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any Securities Exchange, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, any Program and any Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8        Titles and Headings, References to Sections of the Code, the Securities Act or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

13.9        Governing Law.  The Plan, any Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10        Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Program or Award Agreement to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11        No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12        Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13        Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14        Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15        Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Amgen Inc. Amended and Restated 2009 Equity Incentive Plan was duly adopted by the Board of Directors of Amgen Inc. on March 6, 2013.

* * * * *

I hereby certify that the foregoing Amgen Inc. Amended and Restated 2009 Equity Incentive Plan was approved by the stockholders of Amgen Inc. on May 22, 2013.

Executed this              day of                     , 2013.

Corporate Secretary

Printed on recycled paper	©2013 Amgen Inc. All Rights Reserved

SAMPLE		NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 67 THOUSAND OAKS CA
POSTAGE WILL BE PAID BY ADDRESSEE

ANNUAL MEETING AMGEN
PO BOX 2605
SEAL BEACH CA 90740-9906

SAMPLE

Only Amgen Inc. stockholders with admittance tickets will be admitted to the 2013 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership as of March 25, 2013.

☐	Please send me an admittance ticket for the Amgen Inc. 2013 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2013 in Westlake Village, California.

Name			(Please print)

Address
( )

City	State	Zip	Email	Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE 2013 ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 22, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013: The Notice of 2013 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2012 Annual Report are available at http://www.amstock.com/ProxyServices/Amgen.

If you wish to attend the Annual Meeting, please visit http://www.seeuthere.com/AnnualMeeting2013 to register.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

The Board of Directors recommends a vote “FOR” each listed nominee in item #1.

1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2014 annual meeting of stockholders. The nominees for election to the Board are:

FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. Robert A. Bradway

Mr. François de Carbonnel

Dr. Vance D. Coffman

Mr. Robert A. Eckert

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

FOR AGAINST ABSTAIN

Dr. Tyler Jacks

Dr. Gilbert S. Omenn

Ms. Judith C. Pelham

Mr. Leonard D. Schaeffer

Dr. Ronald D. Sugar

The Board of Directors recommends a vote “FOR” each of items #2, #3 and #4.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2013.

3. Advisory vote to approve our executive compensation.

4. Approval of our proposed Amended and Restated 2009 Equity Incentive Plan.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and FOR the approval of our proposed Amended and Restated 2009 Equity Incentive Plan.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2013 Proxy Statement and accompanying Notice of 2013 Annual Meeting of Stockholders to be held on May 22, 2013, Form Proxy Card and the 2012 Annual Report.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2013 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2013 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013

Robert A. Bradway, Jonathan M. Peacock and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2013 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 22, 2013, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 22, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

If you wish to attend the Annual Meeting, please visit http://www.seeuthere.com/AnnualMeeting2013 to register.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013:

The Notice of 2013 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2012 Annual Report are available at http://www.amstock.com/ProxyServices/Amgen.

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The Board of Directors recommends a vote “FOR” each listed nominee in item #1.

1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2014 annual meeting of stockholders. The nominees for election to the Board are:

FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. Robert A. Bradway

Mr. François de Carbonnel

Dr. Vance D. Coffman

Mr. Robert A. Eckert

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

FOR AGAINST ABSTAIN

Dr. Tyler Jacks

Dr. Gilbert S. Omenn

Ms. Judith C. Pelham

Mr. Leonard D. Schaeffer

Dr. Ronald D. Sugar

The Board of Directors recommends a vote “FOR” each of items #2, #3 and #4.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2013.

3. Advisory vote to approve our executive compensation.

4. Approval of our proposed Amended and Restated 2009 Equity Incentive Plan.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and FOR the approval of our proposed Amended and Restated 2009 Equity Incentive Plan.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2013 Proxy Statement and accompanying Notice of 2013 Annual Meeting of Stockholders to be held on May 22, 2013, Form Proxy Card and the 2012 Annual Report.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2013 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2013 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2013

Robert A. Bradway, Jonathan M. Peacock and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2013 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 22, 2013, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

14475